Exhibit 4.1

FAT BRANDS TWIN PEAKS I, LLC,
as Issuer

and

UMB BANK, N.A.,
as Trustee and Securities Intermediary

BASE INDENTURE

Dated as of October 1, 2021

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ANNEXES

Annex A	Base Indenture Definitions List

EXHIBITS

Exhibit A	Form of Monthly Manager’s Certificate
Exhibit B	Form of Investor Request Certification
Exhibit C	Form of CCR Election Notice
Exhibit D	Form of CCR Nomination
Exhibit E	Form of CCR Ballot
Exhibit F	Form of CCR Acceptance Letter
Exhibit G	Form of Noteholder Certification
Exhibit H	Form of Transferee Certification
Exhibit I-1	Form of Notice of Grant of Security Interest in Trademarks
Exhibit I-2	Form of Notice of Grant of Security Interest in Patents
Exhibit I-3	Form of Notice of Grant of Security Interest in Copyrights
Exhibit J-1	Form of Supplemental Notice of Grant of Security Interest in Trademarks
Exhibit J-2	Form of Supplemental Notice of Grant of Security Interest in Patents
Exhibit J-3	Form of Supplemental Notice of Grant of Security Interest in Copyrights

SCHEDULES

Schedule 7.3	- Consents
Schedule 7.7	- Proposed Tax Assessments
Schedule 7.13(a)	- Non-Perfected Liens
Schedule 7.21	- Pending Actions or Proceedings Relating to the Securitization IP
Schedule 8.11	- Liens

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BASE INDENTURE, dated as of October 1, 2021, by and among FAT BRANDS TWIN PEAKS I, LLC, a Delaware limited liability company, (the “Issuer”), and UMB Bank, N.A., as trustee (in such capacity, the “Trustee”), and as securities intermediary.

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the execution and delivery of this Base Indenture (as may be amended, modified or supplemented from time to time, the “Base Indenture”) and the issuance from time to time of one or more series of asset-backed notes (the “Notes”) under this Base Indenture, as provided in this Base Indenture and in Supplements hereto; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of the Issuer, in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders (in accordance with the priorities set forth herein and in any Series Supplement), as follows:

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

Capitalized terms used herein (including the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Base Indenture Definitions List attached hereto as Annex A (the “Base Indenture Definitions List”), as such Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

Section 1.2 Cross-References.

Unless otherwise specified, references in the Indenture and in each other Transaction Document to any Article or Section are references to such Article or Section of the Indenture or such other Transaction Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3 Accounting and Financial Determinations; No Duplication.

(a) All accounting terms not specifically or completely defined in the Indenture or the Transaction Documents shall be construed in conformity with GAAP.

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(b) Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Transaction Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Transaction Document, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication. Notwithstanding any provision contained in this Base Indenture or any other Transaction Document to the contrary, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any FAT Brands TP Entities at “fair value,” as defined therein, (ii) without giving effect to any change to, or modification of, GAAP (including any future phase-in of changes to GAAP that have been approved as of December 1, 2018) which would require the capitalization of leases characterized as “operating leases” as of December 1, 2018 (it being understood and agreed, for the avoidance of doubt, financial statements delivered pursuant hereto shall be prepared without giving effect to this clause) and (iii) without giving effect to the one-time adjustment to implement Accounting Standards Update 2016-13, Measurement of Credit Losses on Financial Instruments.

Section 1.4 Rules of Construction.

In the Indenture and the other Transaction Documents, unless the context otherwise requires:

(a) the singular includes the plural and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture and the other applicable Transaction Documents, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c) reference to any gender includes the other gender;

(d) reference to any Requirements of Law means such Requirements of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(f) the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in an “either . . . or” construction;

(g) reference to any Transaction Document or other contract or agreement means such Transaction Document, contract or agreement as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, except (i) with respect to defined terms that define such Transaction Document or other contract or agreement as of certain amendments or other modifications thereto and (ii) as the context requires otherwise;

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(h) with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”;

(i) the use of Subclass designations, Tranche designations or other designations to differentiate Note characteristics within a Class will not alter priority of the requirement to pay among the Class pro rata unless expressly provided for in the applicable Series Supplement for such Subclass or Tranche;

(j) if (i) any funds deposited to an Account are to be paid or allocated, or any action described in a Monthly Manager’s Certificate is to be taken, on (or prior to) the “following Monthly Allocation Date”, the “Monthly Allocation Date immediately following” or the “immediately following Monthly Allocation Date”, such payment, allocation or action shall occur on (or prior to, if applicable) the Monthly Allocation Date related to the Monthly Collection Period in which such deposit occurs or the Monthly Allocation Date to which the Monthly Manager’s Certificate relates, as applicable, and (ii) an action or event is to occur with respect to a Monthly Fiscal Period immediately preceding a Monthly Allocation Date, such action or event shall occur with respect to the most recent Monthly Fiscal Period ending prior to such Monthly Allocation Date;

(k) if any payment is due, or any action described in a Quarterly Noteholders’ Report is to be taken, on (or prior to) the “related Quarterly Payment Date”, the “following Quarterly Payment Date”, the “immediately succeeding Quarterly Payment Date”, the “next succeeding Quarterly Payment Date” or the “immediately following Quarterly Payment Date”, such payment shall be due, or such action shall occur, as applicable, either (i) on (or prior to, if applicable) the Quarterly Payment Date related to the Quarterly Collection Period in which such payment accrues or the Quarterly Payment Date to which such Quarterly Noteholders’ Report relates or (ii) on (or prior to, if applicable) the Quarterly Payment Date related to the applicable Quarterly Calculation Date on which such payment is calculated; and

(l) references to (i) the “preceding Monthly Collection Period” means the most recent Monthly Collection Period ending prior to the indicated date, (ii) the “immediately preceding Quarterly Collection Period” means the most recent Quarterly Collection Period ending prior to the indicated date and (iii) “immediately preceding Quarterly Calculation Date” means the most recent Quarterly Calculation Date.

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Article II

THE NOTES

Section 2.1 Designation and Terms of Notes.

Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Issuer, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officers of the Issuer executing such Notes, as evidenced by execution of such Notes by such Authorized Officers. All Notes of any Series shall, except as specified in the applicable Series Supplement and in this Base Indenture, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement; provided, however, in no event shall Notes of any Series have a minimum denomination of less than $1,000,000.

Section 2.2 Notes Issuable in Series.

(a) The Notes shall be issued in one or more Series of Notes, including as Additional Notes of an existing Series, Class, Subclass or Tranche of Notes. Each Series of Notes shall be issued pursuant to a Series Supplement. Additional Notes of an existing Series, Class, Subclass or Tranche of Notes shall be issued pursuant to a Supplement to the related Series Supplement.

(b) So long as each of the certifications described in clause (iv) below (if applicable) are true and correct as of the applicable Series Closing Date, Notes may from time to time be executed by the Issuer and delivered to the Trustee for authentication and thereupon, subject to Section 2.2(c), the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least five (5) Business Days (except in the case of the Series of Notes being issued on the Closing Date or in connection with a Series Refinancing Event) in advance of the related Series Closing Date (which Company Request will be revocable by the Issuer upon notice to the Trustee no later than 5:00 p.m. (New York City time) five (5) Business Days prior to the related Series Closing Date) and upon performance or delivery by the Issuer to the Trustee and the Control Party, and receipt by the Trustee and the Control Party, of the following:

(i) a Company Order authorizing and directing the authentication and delivery of such Notes by the Trustee and specifying the designation of such Notes, the Initial Principal Amount of such Notes to be authenticated and the Note Rate with respect to such Notes;

(ii) a Series Supplement for a new Series of Notes or a Supplement to the related Series Supplement for Additional Notes issued under an existing Series, Class, Subclass or Tranche of Notes, as applicable, satisfying the criteria set forth in Section 2.3 executed by the Issuer and the Trustee and specifying the Principal Terms of such Notes;

(iii) in the case of any Series of Notes that is rated by a Rating Agency, if any existing Notes shall remain Outstanding following such issuance of such Notes (other than in connection with a Series Refinancing Event or such existing Notes that will be repaid in full from the proceeds of the issuance of such Notes or that will otherwise be repaid in full on the applicable Series Closing Date), written confirmation from either the Manager or the Issuer that the Rating Agency Condition with respect to the issuance of such Notes has been satisfied;

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(iv) in the case of Additional Notes, if any existing Notes shall remain Outstanding following such issuance of such Additional Notes (other than in connection with a Series Refinancing Event or such existing Notes that will be repaid in full from the proceeds of the issuance of such Additional Notes or that will otherwise be repaid in full on the applicable Series Closing Date), one or more Officer’s Certificates, each executed by an Authorized Officer of the Issuer, dated as of the applicable Series Closing Date to the effect that:

(A) no Cash Flow Sweeping Period is in effect;

(B) no Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of such issuance of such Additional Notes;

(C) no Manager Termination Event has occurred and is continuing or will occur as a result of such issuance;

(D) the FAT Brands TP Leverage Ratio is less than or equal to 7.00x after giving pro forma effect to the issuance of such Additional Notes and any repayment of existing Indebtedness from such Additional Notes;

(E) the Senior Leverage Ratio is less than or equal to 5.50x after giving pro forma effect to the issuance of such Additional Notes and any repayment of existing Indebtedness from such Additional Notes;

(F) the New Series Pro Forma DSCR is greater than 2.00x;

(G) in the case of any Series of Notes that is rated by a Rating Agency, if there is one or more Series of Notes Outstanding (other than a Series of Notes Outstanding that will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date), the Rating Agency Condition with respect to the issuance of such Additional Notes is satisfied;

(H) (1) all representations and warranties of the Issuer in the Base Indenture and the other Transaction Documents are true and correct, and will continue to be true and correct after giving effect to such issuance on the Series Closing Date, in all material respects (other than any representation or warranty that, by its terms, is made only as of an earlier date), and (2) (x) neither the execution and delivery by the Issuer of such Notes and the Supplement nor the performance by the Issuer of its obligations under each of the Notes and the Supplement: (A) conflicts with the Charter Documents of the Issuer; (B) constitutes a violation of, or a default under, any material agreement to which the Issuer is a party; or (C) contravenes any order or decree that is applicable to the Issuer; and (y) there is no action, proceeding, or investigation pending or threatened in writing against FAT Brands or any of its Subsidiaries before any court or administrative agency that may reasonably be expected to have a Material Adverse Effect on the business or assets of the Securitization Entities;

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(I) the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto, except for (i) increases in the aggregate Outstanding Principal Amount of any existing Series, Class, Subclass or Tranche of Notes and (ii) such changes that are permitted in accordance with the terms hereunder and the applicable Series Supplement, in each case, if such Additional Notes are issued thereunder, and all consents required under this Base Indenture and the applicable Series Supplement in connection with such proposed issuance have been granted;

(J) all costs, fees and expenses with respect to the issuance of such Additional Notes or relating to the actions taken in connection with such issuance that are required to be paid on the applicable Series Closing Date (or issuance date with respect to Additional Notes of an existing Series, Class, Subclass or Tranche) have been paid or will be paid from the proceeds of issuance of such Additional Notes or other available amounts;

(K) all conditions precedent with respect to the authentication and delivery of such Additional Notes provided in this Base Indenture, the related Series Supplement and related note purchase agreement executed in connection with the issuance of such Additional Notes have been satisfied or waived;

(L) the Guarantee and Collateral Agreement is in full force and effect as to such Additional Notes;

(M) if such Additional Notes include subordinated debt, the terms of any such Additional Notes set forth in the applicable Supplement include the subordinated debt provisions to the extent applicable;

(N) the Series Legal Final Maturity Date for any Additional Notes will not be prior to the Series Legal Final Maturity Date of any Class of Senior Notes then Outstanding;

(O) each of the parties to the Transaction Documents with respect to such Additional Notes has covenanted and agreed in the Transaction Documents that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law;

provided, that none of the foregoing conditions shall apply and no Officer’s Certificates shall be required under this clause (iv) if there are no Series of Notes Outstanding (apart from the new Series of Notes) on the applicable Series Closing Date, or if all Series of Notes Outstanding (apart from the new Series of Notes) will be repaid in full from the proceeds of the issuance of the new Series of Notes or otherwise on the applicable Series Closing Date;

(v) a Tax Opinion dated the applicable Series Closing Date for the Senior Notes and the Senior Subordinated Notes; provided, however, that a Tax Opinion will be provided for the Subordinated Notes upon request from the majority of Subordinated Noteholders, provided further, however, that, if there are no Notes Outstanding or if all Series of Notes Outstanding (apart from the new Series of Notes) will be repaid in full from the proceeds of issuance of such Notes or otherwise on the applicable Series Closing Date, only the opinions set forth in clauses (b) and (c) of the definition of Tax Opinion are required to be given in connection with the issuance of such new Series of Notes;

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(vi) one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, dated the applicable Series Closing Date, substantially to the effect that:

(A) all of the instruments described in this Section 2.2(b) furnished to the Trustee and the Control Party conform to the requirements of this Base Indenture and the related Series Supplement and the Notes are permitted to be authenticated by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement (except that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of Notes on the Closing Date);

(B) the related Supplement has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms;

(C) such Notes have been duly authorized by the Issuer, and, when such Notes have been duly authenticated and delivered by the Trustee, such Notes will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

(D) none of the Securitization Entities is required to be registered as an “investment company” under the 1940 Act;

(E) the Lien and the security interests created by this Base Indenture and the Guarantee and Collateral Agreement on the Collateral remain perfected as required by this Base Indenture and the Guarantee and Collateral Agreement and such Lien and security interests extend to any assets transferred to the Securitization Entities in connection with the issuance of such Notes;

(F) based on a reasoned analysis, the assets of a Securitization Entity as a debtor in bankruptcy would not be substantively consolidated with the assets and liabilities of FAT Brands or the Manager in a manner prejudicial to Noteholders;

(G) neither the execution and delivery by the Issuer of such Notes and the Supplement nor the performance by the Issuer of its obligations under each of the Notes and the Supplement, conflicts with the Charter Documents of the Issuer;

(H) neither the execution and delivery by the Issuer of such Notes and the Supplement nor the performance by the Issuer of their payment obligations under each of such Notes and the Series Supplement: (i) violates any law, rule or regulation of any relevant jurisdiction, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;

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(I) unless such Notes are being offered pursuant to a registration statement that has been declared effective under the 1933 Act, it is not necessary in connection with the offer and sale of such Notes by the Issuer to the initial purchaser(s) thereof or by the initial purchaser(s) to the initial investors in such Notes to register such Notes under the 1933 Act; and

(J) all conditions precedent to such issuance have been satisfied and that the related Supplement is authorized or permitted pursuant to the terms and conditions of the Indenture; and

(vii) such other documents, instruments, certifications, agreements or other items as the Trustee or the Control Party may reasonably require.

(c) Upon receipt of written notice from the Control Party (as directed by the Controlling Class Representative in writing, if a Controlling Class Representative has been appointed) confirming satisfaction, or written waiver by the Control Party (as directed by the Controlling Class Representative in writing, if a Controlling Class Representative has been appointed), of the conditions set forth in Section 2.2(b), the Trustee shall authenticate and deliver, as provided above, such Notes upon execution thereof by the Issuer and the Trustee’s receipt of a Company Request in accordance with, and subject to, Section 2.2(b); provided that, with respect to the Notes issued on the Closing Date, written notice from the Control Party shall not be necessary and the Issuer’s delivery of the executed Notes shall be deemed to be confirmation of the satisfaction of the conditions set forth in Section 2.2(b). Notwithstanding anything contained herein or in any Supplement to the contrary, the Trustee shall be entitled to conclusively rely on, and shall be fully protected in so relying on, such written notice from the Control Party (or in the case of the Notes issued on the Closing Date, the Issuer’s delivery of the executed Notes) and shall in no event be required to make inquiry or investigation as to whether the conditions set forth in Section 2.2(b) have been satisfied or waived. The closing of any issuance of Notes may (but shall not be required to) be effected through an escrow arrangement on terms acceptable to the Trustee, the Control Party and Issuer.

(d) With regard to any Notes issued pursuant to this Section 2.2, the Issuer may only use the proceeds from such issuance to repay (i) Senior Subordinated Notes and Subordinated Notes if all Senior Notes have been repaid and (ii) Subordinated Notes if all Senior Notes and Senior Subordinated Notes have been repaid; provided, that at any time on or after the Series Anticipated Repayment Date for any Series of Notes, the Issuer may only use the proceeds from the issuance of Subordinated Notes to repay Senior Notes, Senior Subordinated Notes or all Outstanding Classes of Senior Notes and Senior Subordinated Notes.

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Section 2.3 Series Supplement for Each Series.

In conjunction with the issuance of a new Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, subject to the applicable terms and provisions of Article XIII, the parties hereto shall execute a Series Supplement for such new Series of Notes or a Supplement to the Series Supplement for such existing Series, Class, Subclass or Tranche of Notes, as applicable, which shall specify the relevant terms with respect to such Notes, which may include, without limitation:

(a) its name or designation;

(b) the Initial Principal Amount with respect to such Notes;

(c) the Note Rate with respect to such Notes;

(d) the Series Closing Date;

(e) the Series Anticipated Repayment Date, if any;

(f) the Series Legal Final Maturity Date;

(g) the principal amortization schedule with respect to such Notes, if any;

(h) each Rating Agency rating such Notes (if applicable);

(i) the names of the Series Distribution Accounts and any other Series Accounts to be used with respect to such Notes and the terms governing the operation of any such account and the use of moneys therein;

(j) the method of allocating amounts deposited into any Series Distribution Account with respect to such Notes and/or the method of remitting payments from the applicable Indenture Trust Accounts to the Holders of such Series;

(k) whether such Notes will be issued in multiple Classes, Subclasses or Tranches and the rights and priorities of each such Class, Subclass or Tranche;

(l) any deposit of funds to be made in any Indenture Trust Account or any Series Account on the Series Closing Date;

(m) whether such Notes may be issued as either Definitive Notes or Book-Entry Notes and any limitations imposed thereon;

(n) whether such Notes include Senior Notes, Senior Subordinated Notes and/or Subordinated Notes;

(o) the terms of any related Enhancement and the Enhancement Provider thereof, if any;

(p) any other relevant terms of such Notes (all such terms, the “Principal Terms” of such Series).

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Section 2.4 Execution and Authentication.

(a) Each Note shall, upon issuance pursuant to Section 2.2, be executed on behalf of the Issuer by an Authorized Officer of the Issuer and delivered by the Issuer to the Trustee for authentication and redelivery as provided herein. The signature of each such Authorized Officer on the Notes may be manual or facsimile. If an Authorized Officer of the Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Base Indenture, the Issuer may deliver Notes of any particular Series (issued pursuant to Section 2.2) executed by the Issuer to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes.

(c) No Note shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual signature of a Trust Officer. Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture. The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent. The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Notes of a Series issued under the within mentioned Indenture.

UMB Bank, N.A., as Trustee

By:
Authorized Signatory”

(d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.

Section 2.5 Note Registrar and Paying Agent.

(a) The Issuer shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Note Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes may be presented for payment. The Note Registrar shall keep a register of the Notes (including the name and address of each such Noteholder) and of their transfer and exchange. The Trustee shall indicate in its books and records the principal amount owing to each Noteholder from time to time. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” shall include any additional paying agent and the term “Note Registrar” shall include any co-registrars. The Issuer may change the Paying Agent or the Note Registrar without prior notice to any Noteholder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Note Registrar and the Paying Agent. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor Note Registrar or, in the absence of such appointment, the Issuer shall assume the duties of the Note Registrar.

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(b) The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee hereby agrees to act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Issuer shall appoint a replacement Note Registrar or Paying Agent, as applicable.

Section 2.6 Paying Agent to Hold Money in Trust.

(a) The Issuer will cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Trustee written notice of any default by the Issuer of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent;

(iv) immediately resign as the Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v) comply with all requirements of the Code and other applicable tax law (including for the avoidance of doubt FATCA) with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent. Upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

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(c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon delivery of a Company Request. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or the Paying Agent with respect to such trust money paid to the Issuer shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London, if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other commercially reasonable means of notification of such repayment.

Section 2.7 Noteholder List.

(a) The Trustee will furnish, or the Issuer will cause to be furnished by the Note Registrar, to the Issuer, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative or the Paying Agent, within five (5) Business Days after receipt by the Trustee or the Issuer, as the case may be, of a request therefor from the Issuer, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative or the Paying Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Every Noteholder, by receiving and holding a Note, agrees with the Trustee that neither the Trustee, the Note Registrar, the Issuer, the Control Party, the Back-Up Manager, the Controlling Class Representative nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

(b) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Note Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each Quarterly Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

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Section 2.8 Transfer and Exchange.

(a) Upon surrender for registration of transfer of any Note at the office or agency of the Note Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met (as determined by the Issuer), the Issuer shall execute and, after the Issuer has executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class (and, if applicable, Subclass or Tranche) and a like original aggregate principal amount of the Notes so transferred. At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class (and, if applicable, Subclass or Tranche) in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender of the Notes to be exchanged at any office or agency of the Note Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 2.8(f) and (g) and Section 8-401(a) of the New York UCC are met (as determined by the Issuer), the Issuer shall execute, and after the Issuer has executed, the Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(b) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Issuer and the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee or the Note Registrar may require, including evidence reasonably satisfactory to it to document the identities and/or signatures of the transferor, and the transferee (including but not limited to the applicable Internal Revenue Service Form W-8 or W-9). The Issuer shall execute and deliver to the Trustee or the Note Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c) All Notes issued and authenticated upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Issuer, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d) The preceding provisions of this Section 2.8 notwithstanding, (i) the Trustee, the Issuer or the Note Registrar, as the case may be, shall not be required (A) to issue, register the transfer of or exchange of any Note of any Series for a period beginning at the opening of business fifteen (15) days preceding the selection of any Series of Notes for redemption and ending at the close of business on the day of the mailing of the relevant notice of redemption or (B) to register the transfer of or exchange any Note so selected for redemption, and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5(a).

(e) Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange of Notes, but the Issuer, the Note Registrar or the Trustee, as the case may be, may require payment by the Noteholder of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

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(f) Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied. Notwithstanding anything contained herein or in a Series Supplement to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer or exchange of a Note or any insertion or removal of a legend on a Note complies with the terms of this Base Indenture or a Series Supplement or any applicable laws; provided that if a transfer certificate or opinion is specifically required by the express terms of this Base Indenture or a Series Supplement to be delivered to the Trustee or the Note Registrar in connection with a transfer, the Trustee or the Note Registrar, as the case may be, shall be under a duty to receive the same but shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such transfer certificate or opinion; and provided further that the Issuer shall confirm to the Trustee in writing its approval of any proposed transfer of Notes, upon which approval the Trustee may conclusively rely as to compliance of such transfer with the terms of this Base Indenture, the applicable Series Supplement, and all applicable laws.

(g) Each transferee of a Note shall provide to the Issuer and the Trustee a transferee certificate substantially in the form of Exhibit H (a “Transferee Certificate”) in connection with such transfer. If the transferee is unable to provide a Transferee Certificate, or would otherwise cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulation Section 1.7704-1(h), such transfer will be void and of no force or effect and shall not bind or be recognized by the Issuer or any other Person; provided, however, that a Transferee Certificate that omits one or more of paragraphs (1)-(3) of Exhibit H shall be acceptable if the Issuer receives written advice of Katten Muchin Rosenman LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, to the effect that the acquisition or transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Section 2.9 Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note, the Trustee, the Control Party, the Controlling Class Representative, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, the Control Party, the Controlling Class Representative, any Agent nor the Issuer shall be affected by notice to the contrary.

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Section 2.10 Replacement Notes.

(a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to hold the Issuer and the Trustee harmless then, provided that the requirements of Section 2.8(f) and Section 8-405 of the New York UCC are met (as determined by the Issuer), the Issuer shall execute and upon their request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

(b) Upon the issuance of any replacement Note under this Section 2.10, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Note Registrar) connected therewith.

(c) Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture (in accordance with the priorities and other terms set forth herein and in each applicable Series Supplement).

(d) The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11 Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Principal Amount of Notes or the required Outstanding Principal Amount of any Series or any Class, Subclass or Tranche of any Series of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by the Issuer or any Affiliate of the Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded.

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Section 2.12 Book-Entry Notes.

(a) Unless otherwise provided in any applicable Series Supplement, the Notes of each Class, Subclass or Tranche of each Series, upon original issuance, shall be issued in the form of typewritten Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series or such Class, Subclass or Tranche. The Notes of each Class, Subclass or Tranche of each Series shall, unless otherwise provided in the applicable Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series or any Class, Subclass or Tranche of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13:

(i) the provisions of this Section 2.12 shall be in full force and effect with respect to each of such Notes;

(ii) the Issuer, the Paying Agent, the Note Registrar, the Trustee, the Control Party and the Controlling Class Representative may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii) to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Class, Subclass, Tranche or Series of the Notes;

(iv) subject to the rights of the Manager and the Controlling Class Representative under the Indenture, the rights of Note Owners of each such Class or Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency; and

(v) subject to the rights of the Manager and the Controlling Class Representative under the Indenture, whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount of Notes or the Outstanding Principal Amount of a Series or Class, Subclass or Tranche of a Series of Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes or such Series or such Class, Subclass or Tranche of such Series of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

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(b) Unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c) Whenever notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and the Issuer shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency.

Section 2.13 Definitive Notes.

(a) The Notes of any Series or Class, Subclass or Tranche of any Series, to the extent provided in the applicable Series Supplement, upon original issuance, may be issued in the form of Definitive Notes. The applicable Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes and such other restrictions as may be applicable.

(b) With respect to the Notes of any Series, Class, Subclass or Tranche of any Series issued in the form of typewritten Notes representing Book-Entry Notes, if (i) (A) the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to any such Series of Notes and (B) the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Series, Class, Subclass or Tranche of any Series of Notes Outstanding issued in the form of Book-Entry Notes or (iii) after the occurrence of a Rapid Amortization Event, with respect to any Series of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Outstanding Principal Amount of such Series, Class, Subclass or Tranche of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series. Upon surrender to the Trustee of the Notes of such Series, Class, Subclass or Tranche by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Issuer shall execute and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series, Class, Subclass or Tranche of Notes all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series, Class, Subclass or Tranche of such Series as Noteholders of such Series, Class, Subclass or Tranche of such Series hereunder and under the applicable Series Supplement.

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Section 2.14 Cancellation.

The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer or an Affiliate thereof may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Note Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Issuer may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless the Issuer shall direct that cancelled Notes be returned to them for destruction pursuant to a Company Order. No cancelled Notes may be reissued. No provision of this Base Indenture or any Supplement that relates to prepayment procedures, penalties, fees, make-whole payments or any other related matters shall be applicable to any Notes cancelled pursuant to and in accordance with this Section 2.14.

Section 2.15 Principal and Interest.

(a) The principal of and premium, if any, on each Series, Class, Subclass or Tranche of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement and in accordance with the Priority of Payments.

(b) Each Series, Class, Subclass or Tranche of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be due and payable for such Series on each Quarterly Payment Date in accordance with the Priority of Payments.

(c) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Quarterly Payment Date for such Note shall be entitled to receive the principal, premium, if any, and interest payable on such Quarterly Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d) Pursuant to the authority of the Paying Agent under Section 2.6(a)(v), the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding taxes.

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Section 2.16 Tax Treatment.

(a) The Issuer has structured this Base Indenture and the Notes have been (or will be) issued with the intention that the Notes (other than any Notes that are owned for United States federal income tax purposes by the Manager or an affiliate of the Manager) be treated for United States federal income tax purposes (and, to the extent permitted by Requirements of Law, for state and local income and franchise tax purposes) as indebtedness of the Issuer or, if the Issuer is treated as a division of another entity for United States federal income tax purposes, such other entity. Any Person acquiring any direct or indirect interest in any Note by acceptance of its Notes agrees to treat the Notes for purposes of all Taxes in a manner consistent with the foregoing characterization, unless otherwise required by Requirements of Law.

(b) Each Noteholder, by its acceptance of a Note, agrees to provide and shall provide to the Trustee, the Paying Agent and/or the Issuer (or other Person responsible for withholding of taxes) with its Tax Information, and will update or replace such Tax Information as necessary at any time required by law or promptly upon request. Further, each Noteholder is deemed to understand, acknowledge and agree that the Paying Agent and the Issuer (or other Person responsible for withholding of taxes) have the right to withhold on payments with respect to a Note (without any corresponding gross-up) where an applicable party fails to comply with the requirements set forth in the preceding sentence or the Trustee, the Paying Agent or the Issuer (or other Person responsible for withholding of taxes) is otherwise required to so withhold under applicable law.

Section 2.17 Securities Law Restrictions.

(a) The Notes have not been registered under the 1933 Act or registered or qualified under any state securities laws or the securities laws of any other jurisdiction. Neither the Issuer nor any other person is required to so register or qualify the Notes or to provide registration rights to any investor therein.

(b) Subject to any additional restrictions or deemed representations set forth in the applicable Series Supplement, each Note Owner and purchaser of Notes will be deemed to have represented to the Issuer and agreed that it is (i) a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act or a non-”U.S. person” within the meaning of Regulation S under the 1933 Act, (ii) not purchasing the Notes with a view to the distribution thereof in violation of applicable securities laws and (iii) aware that the sale of the Notes to it is being made in reliance on Regulation D, Rule 144A and/or Regulation S. After the initial placement of the Notes to the Depository or to investors, as applicable, pursuant to an offering made under the Issuer’s applicable offering memorandum, no interest or participation in the Notes may be reoffered, resold, pledged or otherwise transferred without the Issuer’s consent and unless the Notes are registered pursuant to the 1933 Act and registered or qualified pursuant to any applicable securities laws or subject to an exemption therefrom.

(c) Any investor desiring to effect a transfer of any Note or interest therein without registration under the 1933 Act and registration or qualification under applicable securities laws will be required, and by acceptance of its Note or interests therein will be deemed to have agreed, to indemnify the Issuer, the Trustee and the Paying Agent and the Note Registrar against any liability that may result if the transfer is not exempt from such registration and/or qualification or is not made in accordance with such federal and State laws.

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Article III

SECURITY

Section 3.1 Grant of Security Interest.

(a) To secure the Obligations, the Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in the Issuer’s right, title and interest in, to and under all of the following property to the extent now owned or at any time hereafter acquired by the Issuer (collectively, the “Indenture Collateral”):

(i) the Equity Interests of any Person owned by the Issuer and all rights as a member or shareholder of each such Person under the Charter Documents of each such Person;

(ii) each Account and all amounts or other property on deposit in or otherwise credited to such Accounts;

(iii) the books and records (whether in physical, electronic or other form) of the Issuer;

(iv) the rights, powers, remedies and authorities of the Issuer under each of the Transaction Documents (other than the Indenture and the Notes) to which they are a party;

(v) any and all other property of the Issuer now or hereafter acquired, including, without limitation, all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, fixtures, general intangibles, instruments, inventory, securities, securities accounts and other investment property and letter-of-credit rights (in each case, as defined in the New York UCC); and

(vi) all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing;

provided, that (A) the Issuer shall not be required to pledge, and the Collateral shall not include, more than 65% of the Equity Interests (and any rights associated with such Equity Interests) of any foreign Subsidiary of the Issuer that is a corporation for United States federal income tax purposes and in no circumstance will any such foreign Subsidiary be required to pledge any assets, become a Guarantor or otherwise guarantee the Notes and (B) the security interest in (1) each Series Distribution Account and the funds or securities deposited therein or credited thereto will only secure the related Class of Notes as set forth herein and (2) the Reserve Account and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Senior Noteholders, the Senior Subordinated Noteholders and the Trustee, in its capacity as trustee for the Senior Noteholders and the Senior Subordinated Noteholders.

The Trustee shall have no security interest in any Collateral Exclusions.

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(b) The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Base Indenture and any Series Supplements, all as provided in this Base Indenture. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Base Indenture in accordance with the provisions of this Base Indenture and agrees, subject to the other terms and provisions of the Indenture, to perform its duties required in this Base Indenture. The Indenture Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of this Base Indenture).

(c) In addition, pursuant to and within the time periods specified in Section 8.38, the Guarantors shall execute and deliver to the Control Party (with a copy to the Trustee), for the benefit of the Secured Parties, a Mortgage with respect to each Owned Real Property and New Owned Real Property owned by such Guarantor, which shall be delivered to the Control Party (with a copy to the Trustee) or its agent to be held in escrow; provided that upon the occurrence of a Mortgage Preparation Event, the Control Party or its agent shall, within five (5) Business Days of receiving direction of the Controlling Class Representative, be required to deliver the Mortgages to the applicable recording office for recordation in the event that any Rapid Amortization Event occurs (or is continuing) on or following the 120th day following the occurrence of a Mortgage Preparation Event (unless such recordation requirement is waived by the Control Party, acting at the direction of the Controlling Class Representative) in accordance with Section 8.38.

(d) The parties hereto agree and acknowledge that each certificated Equity Interest and each Mortgage constituting Indenture Collateral may be held by a custodian on behalf of the Trustee or the Control Party, as applicable.

Section 3.2 Certain Rights and Obligations of the Issuer Unaffected.

(a) Notwithstanding the grant of the security interest in the Indenture Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Issuer acknowledges that the Manager, on behalf of the Guarantors, shall, subject to the terms and conditions of the Management Agreement, nevertheless have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Managing Standard, all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given by the Issuer under the Collateral Documents, and to enforce all rights, remedies, powers, privileges and claims of the Issuer under the Collateral Documents, (ii) to give, in accordance with the Managing Standard, all consents, requests, notices, directions and approvals, if any, which are required or permitted to be given by the Issuer under any IP License Agreement to which the Issuer is a party and (iii) to take any other actions required or permitted under the terms of the Management Agreement.

(b) The grant of the security interest by the Issuer in the Indenture Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve the Issuer from the performance of any term, covenant, condition or agreement on the Issuer’s part to be performed or observed under or in connection with any of the Collateral Documents or otherwise with respect to the Indenture Collateral or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on the Issuer’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of the Issuer or from any breach of any representation or warranty on the part of the Issuer.

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(c) The Issuer hereby agrees to indemnify and hold harmless the Trustee and each Secured Party (including their respective directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable and documented out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether or not arising by virtue of any act or omission on the part of the Issuer, including, without limitation, the reasonable and documented out-of-pocket costs, expenses and disbursements (including reasonable and documented attorneys’ fees and expenses) incurred by the Trustee or any Secured Party in enforcing the Indenture or any other Transaction Document or preserving any of its rights to, or realizing upon, any of the Collateral; provided, however, that the foregoing indemnification shall not extend to any action by the Trustee or any Secured Party which constitutes gross negligence, bad faith or willful misconduct by the Trustee or any Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.

Section 3.3 Performance of Collateral Documents.

Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to a (i) Collateral Transaction Document or (ii) Collateral Franchise Business Document (only if a Manager Termination Event or an Event of Default has occurred and is continuing), promptly following a request from the Trustee to do so and at the Issuer’s expense, the Issuer agrees to take all such lawful action as permitted under this Base Indenture as the Trustee (acting at the direction of the Control Party (acting at the direction of the Controlling Class Representative)) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Issuer, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer to the extent and in the manner directed by the Trustee (acting at the direction of the Control Party (acting at the direction of the Controlling Class Representative)), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) the Issuer shall have failed, within fifteen (15) Business Days of receiving such direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, (ii) the Issuer refuses to take any such action, as reasonably determined by the Control Party in good faith, or (iii) the Control Party (acting at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, in any such case the Control Party (acting at the direction of the Controlling Class Representative) may, but shall not be obligated to, take, and the Trustee, subject to the other terms and provisions of the Indenture, shall take (if so directed by the Control Party (acting at the direction of the Controlling Class Representative)), at the expense of the Issuer, such previously directed action and any related action permitted under this Base Indenture which the Control Party (acting at the direction of the Controlling Class Representative) thereafter determines is appropriate (without the need under this provision or any other provision under this Base Indenture to direct the Issuer to take such action), on behalf of the Issuer and the Secured Parties.

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Section 3.4 Stamp, Other Similar Taxes and Filing Fees.

The Issuer shall indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Transaction Document or any Indenture Collateral. The Issuer shall pay, and indemnify and hold harmless each Secured Party against, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Transaction Document.

Section 3.5 Authorization to File Financing Statements.

(a) The Issuer hereby irrevocably authorizes the Control Party on behalf of the Secured Parties (acting at the direction of the Controlling Class Representative) at any time and from time to time to file or record in any filing office in any applicable jurisdiction financing statements and other filing or recording documents or instruments (or, with respect to the Mortgages, upon the occurrence of a Mortgage Recordation Event, unless such Mortgage Recordation Event is waived by the Control Party (at the direction of the Controlling Class Representative)) with respect to the Indenture Collateral, including, without limitation, any and all Securitization IP (to the extent set forth in Section 8.25(c) and Section 8.25(e)), to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture. The Issuer authorizes the filing of any such financing statement naming the Trustee as secured party and indicating that the Indenture Collateral (a) includes “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Indenture Collateral fall within the scope of Article 9 of the UCC including, without limitation, any and all Securitization IP, or (b) as being of an equal or lesser scope or with greater detail. The Issuer agrees to furnish any information necessary to accomplish the foregoing promptly upon the Control Party’s request. The Issuer also hereby ratifies and authorizes the filing on behalf of the Trustee for the benefit of the Secured Parties, of any financing statement with respect to the Indenture Collateral made prior to the date hereof.

(b) The Issuer acknowledges that the Indenture Collateral may include certain rights of the Issuer as secured party under the Transaction Documents. To the extent the Issuer is a secured party under the Transaction Documents, the Issuer hereby irrevocably appoints the Trustee as its representative with respect to all financing statements filed to perfect such security interests and authorizes the Control Party on behalf of the Secured Parties (acting at the direction of the Controlling Class Representative) to make such filings it deems necessary to reflect the Trustee as secured party of record with respect to such financing statements.

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Article IV

REPORTS

Section 4.1 Reports and Instructions to Trustee.

(a) Monthly Manager’s Certificates. By 10:00 a.m. (New York City time) on the fifth Business Day prior to each Monthly Allocation Date commencing with the Monthly Allocation Date immediately following the Monthly Collection Period ending in October 2021, the Issuer shall furnish, or cause the Manager to furnish, to the Trustee, the Back-Up Manager and the Control Party a certificate substantially in the form of Exhibit A specifying the allocation of Collections on the following Monthly Allocation Date (each a “Monthly Manager’s Certificate”), including the Manager’s statement specified in such form. The initial Monthly Manager’s Certificate delivered after the Closing Date may include allocations of amounts received prior to the Closing Date.

(b) [Reserved].

(c) Quarterly Noteholders’ Reports. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Issuer shall furnish, or cause the Manager to furnish, a statement substantially in the form of the applicable exhibit to the Series Supplement with respect to each Series of Notes (each, a “Quarterly Noteholders’ Report”), including the Manager’s statement specified in such form, to the Trustee, the Control Party, each Rating Agency (if applicable) and each Paying Agent, with a copy to the Back-Up Manager.

(d) Quarterly Compliance Certificates. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Manager shall deliver to the Trustee and each Rating Agency (if applicable) (with a copy to each of the Control Party and the Back-Up Manager) an Officer’s Certificate (each, a “Quarterly Compliance Certificate”) to the effect that, except as provided in a notice delivered pursuant to Section 8.8, no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred or is continuing.

(e) Scheduled Principal Payments Deficiency Notices. On the Quarterly Calculation Date with respect to any Quarterly Collection Period, the Issuer shall furnish, or cause the Manager to furnish, to the Trustee and each Rating Agency (if applicable) (with a copy to each of the Control Party and the Back-Up Manager) written notice of any Scheduled Principal Payments Deficiency Event with respect to any Class or Series of Notes that occurred with respect to such Quarterly Collection Period (any such notice, a “Scheduled Principal Payments Deficiency Notice”).

(f) Annual Accountants’ Reports. Within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending in December 2021, the Issuer shall furnish, or cause the Manager to furnish, to the Trustee, the Back-Up Manager, each Rating Agency (if applicable) and the Control Party the reports of the Independent Auditors or the Back-Up Manager required to be delivered to the Issuer by the Manager pursuant to Section 3.3 of the Management Agreement.

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(g) Securitization Entity Financial Statements. The Manager on behalf of the Securitization Entities shall provide to the Trustee, the Control Party, each Rating Agency (if applicable) and the Back-Up Manager with respect to each Series of Notes Outstanding the following financial statements:

(i) within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending in September 2021, an unaudited condensed combined consolidated balance sheet of the Securitization Entities as of the end of such fiscal quarter and unaudited condensed combined consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows of the Securitization Entities for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year), which financial statements may be accompanied by supplemental schedules combining and consolidating each of the Securitization Entities; and

(ii) within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending in December 2021, an audited combined consolidated balance sheet of the Securitization Entities as of the end of such fiscal year and audited combined consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows of the Securitization Entities for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, which financial statements may be accompanied by supplemental schedules combining and consolidating each of the Securitization Entities, prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited financial statements present fairly, in all material respects, the financial position of the Securitization Entities and the results of their operations and cash flows in accordance with GAAP.

(h) FAT Brands Financial Statements. So long as FAT Brands is the Manager, the Manager on behalf of the Issuer shall provide to the Trustee, the Control Party, each Rating Agency (if applicable) and the Back-Up Manager with respect to each Series of Notes Outstanding the following financial statements:

(i) within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending in September 2021, an unaudited condensed consolidated balance sheet of FAT Brands and its Subsidiaries as of the end of such fiscal quarter and unaudited condensed consolidated statements of operations and comprehensive income and cash flows of FAT Brands and its Subsidiaries for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year); and

(ii) within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending in December 2021, an audited consolidated balance sheet of FAT Brands and its Subsidiaries as of the end of each fiscal year and audited consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows of FAT Brands and its Subsidiaries for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited consolidated financial statements present fairly, in all material respects, the financial position of FAT Brands and its Subsidiaries and the results of its operations and cash flows in accordance with GAAP.

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(i) Additional Information. Subject to the Disclosure Exception, the Issuer will furnish, or cause to be furnished, from time to time such additional information regarding the financial position, results of operations or business of FAT Brands and its Subsidiaries or any Securitization Entity as the Trustee, the Control Party, the Manager or the Back-Up Manager may reasonably request and the Trustee may furnish any such information received by it to a Holder requesting the same that has delivered an Investor Request Certification in the form of Exhibit B.

(j) Instructions as to Withdrawals and Payments. The Issuer will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable (with a copy to each of the Control Party, the Manager and the Back-Up Manager), written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Account or Series Account and to make drawings under any Enhancement, as contemplated herein and in any Series Supplement. The Trustee and the Paying Agent shall, subject to the terms hereof, promptly follow any such written instructions.

(k) Copies to Rating Agencies. With respect to any Series that is rated, the Issuer shall deliver, or shall cause the Manager to deliver, a copy of each report, certificate or instruction, as applicable, described in this Section 4.1 to each Rating Agency at its address provided in the applicable Series Supplement.

Section 4.2 [Reserved].

Section 4.3 Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Issuer agrees to provide to any Noteholder or Note Owner and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder, owner or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the 1933 Act.

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Section 4.4 Reports, Financial Statements and Other Information to Noteholders.

Subject to the other terms of this Section 4.4, the Trustee will make available this Base Indenture, the Guarantee and Collateral Agreement, each Series Supplement, each offering memorandum in respect of the offer and sale of Notes, the Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(g) and Section 4.1(h) and, to the extent authorized by the Independent Auditors, the reports referenced in Section 4.1(f), to (a) Noteholders (and to any prospective investor that provides the Trustee with an Investor Request Certification in the form of Exhibit B) and (b) the Control Party, the Manager, each Rating Agency (if applicable) and the Back-Up Manager in a password-protected area of the Trustee’s internet website at www.debtx.com (or such other address as the Trustee may specify from time to time). The Trustee shall require each party (other than the Control Party, the Manager, each Rating Agency (if applicable) and the Back-Up Manager) accessing such password-protected area to register as a Noteholder, Note Owner or a prospective investor and to make, for the benefit of the Issuer, the applicable representations and warranties described below in a written confirmation in the form of Exhibit B hereto (an “Investor Request Certification”). The Trustee may disclaim responsibility for any information distributed by it for which the Trustee was not the original source. Each Person to whom a report or other information is required to be made available pursuant to this Section 4.4 will be required to comply with the applicable internal procedures and requirements of the Trustee in effect from time to time (which, as of the date hereof, include such Person contacting the Trustee in order to request access) and shall be subject to the terms and other restrictions contained on the Trustee’s website. Each time a Noteholder or other Person who has provided an Investor Request Certification as contemplated herein accesses such internet website, it will be deemed to have confirmed such representations and warranties as of the date thereof. The Trustee shall provide the Control Party and the Manager with copies of such Investor Request Certifications, including the identity, contact information, e-mail address and telephone number of such Noteholders, Note Owners or prospective purchasers upon request, but shall have no responsibility for any of the information contained therein or liability in connection with disclosure of such information. The Trustee shall have the right to change the way any such information is made available in order to make such distribution more convenient and/or more accessible to the Noteholders and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The Trustee will (or will request that the Manager) make available, upon reasonable advance notice and at the expense of the requesting party, copies of the Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(g) and Section 4.1(h) and the reports referenced in Section 4.1(f) to any Noteholder (or Note Owner) and to any prospective investor that provides the Trustee with an Investor Request Certification in the form of Exhibit B to the effect that such party (i) is a Noteholder (or Note Owner) or prospective investor, as applicable, (ii) understands that the materials contain confidential information, (iii) is requesting the information solely for use in evaluating such party’s investment or potential investment, as applicable, in the Notes and will keep such information strictly confidential (provided that such party may disclose such information only (A) to (1) those personnel employed by it who need to know such information, (2) its attorneys and outside auditors that have agreed to keep such information confidential and to treat the information as confidential information, or (3) a regulatory or self-regulatory authority pursuant to applicable Requirements of Law or (B) by judicial process), and (iv) is not a Competitor. Notwithstanding the foregoing, a recipient of such materials may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011-4(b)(3).

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Section 4.5 Manager.

Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Issuer. The Noteholders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Issuer. The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the Management Agreement. All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Supplement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the Manager.

Section 4.6 No Constructive Notice.

Notwithstanding anything herein to the contrary, delivery of reports, information, Officer’s Certificates and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information, Officer’s Certificates or documents shall not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein or otherwise create any obligation on the part of the Trustee to review any such reports, information, Officer’s Certificates or documents, including any Issuer’s, the Manager’s or any other Person’s compliance with any of its covenants under the Indenture, the Notes or any other Transaction Document (as to which the Trustee is entitled to rely exclusively on the most recent Quarterly Compliance Certificate described above).

Article V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1 Management Accounts and Additional Accounts.

(a) Establishment of the Management Accounts. The Concentration Account is owned by the Issuer and, as of the date hereof, has been established as an Eligible Account that has not been established with the Trustee. Such account, as of the Closing Date and at all times thereafter, shall be (A) pledged to the Trustee for the benefit of the Secured Parties pursuant to this Indenture and Section 3.1 of the Guarantee and Collateral Agreement, as applicable, and (B) subject to an Account Control Agreement. Each Management Account shall be an Eligible Account and, in addition, from time to time, the Issuer may establish additional accounts for the purpose of depositing Collections or funds necessary to meet large-franchisor exemptions or similar exemptions under applicable franchise laws therein (each such account and any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b), an “Additional Management Account”); provided that each such Additional Management Account is (A) an Eligible Account that has not been established with the Trustee, and (B) any such account owned by the Issuer is (x) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to this Indenture and Section 3.1 of the Guarantee and Collateral Agreement, as applicable, and (y) subject to an Account Control Agreement. Notwithstanding anything to the contrary in this paragraph (a), in the case of any Management Account which is owned by the Issuer and established after the Closing Date, the Issuer shall be permitted a period of five (5) Business Days after the establishment of such deposit account to cause such deposit account to be subject to an Account Control Agreement. The Issuer shall inform Trustee in writing of the details of the Concentration Account or any Additional Management Account, including the name of the financial institution at which such account is established and the account number.

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(b) Administration of the Management Accounts. The Issuer (or the Manager on its behalf) may invest any amounts held in the Management Accounts in Eligible Investments and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account that is not established with the Trustee, and (B) if owned by Issuer is (x) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to this Indenture and Section 3.1 of the Guarantee and Collateral Agreement, as applicable, and (y) subject to an Account Control Agreement; provided, however, that any such investment in any Management Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Monthly Allocation Date. Notwithstanding anything herein or in any other Transaction Document, the Issuer and Manager shall not transfer any funds into any such investment account until such time as an Account Control Agreement is entered into with respect thereto (if such account is not established with the Trustee), it being agreed that the execution and delivery of such Account Control Agreements shall not be required as a condition precedent to the issuance of Notes on the Closing Date. All income or other gain from such Eligible Investments shall be credited to the related Management Account, and any loss resulting from such investments shall be charged to the related Management Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Management Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Management Accounts owned by the Issuer shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.9.

(d) No Duty to Monitor. The Trustee shall have no duty or responsibility to monitor the amounts of deposits into or withdrawals from any Management Account.

Section 5.2 Reserve Account.

(a) Establishment of the Reserve Account. The Issuer hereby instructs the Trustee to establish a Reserve Account, which account the Trustee has established as of the Closing Date, and the Issuer hereby agrees that it shall maintain such account with the Trustee for the benefit of the Senior Noteholders, the Senior Subordinated Noteholders and the Trustee. The Reserve Account shall be an Eligible Account. Amounts to be deposited by the Issuer in the Reserve Account shall be as set forth in the Supplement for each Series and Class of Senior Notes and Senior Subordinated Notes.

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(b) Administration of the Reserve Account. All amounts held in the Reserve Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Issuer (or the Manager on its behalf); provided, however, that any such investment in the Reserve Account shall mature not later than the Business Day prior to the next succeeding Quarterly Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Reserve Account shall remain uninvested with no liability to the Trustee or the Securities Intermediary. All income or other gain from such Eligible Investments shall be credited to the Reserve Account, and any loss resulting from such investments shall be charged to the Reserve Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.9.

(d) On each Monthly Allocation Date, the Trustee shall (based on the information contained in the Monthly Manager’s Certificate delivered on the related Monthly Allocation Date) withdraw the Reserve Account Withdrawal Amount from the Reserve Account and deposit such amounts in the Collection Account for further distribution pursuant to the Priority of Payments for such Monthly Allocation Date.

Section 5.3 [Reserved].

Section 5.4 Collection Account.

(a) Establishment of Collection Account. The Issuer hereby instructs the Trustee to establish the Collection Account, which account the Trustee has established as of the Closing Date, and the Issuer hereby agrees that it shall maintain such account with the Trustee for the benefit of the Secured Parties.

(b) Administration of the Collection Account. All amounts held in the Collection Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Issuer (or the Manager on its behalf); provided, however, that any such investment in the Collection Account shall mature not later than the Business Day prior to the next succeeding Monthly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall remain uninvested with no liability to the Trustee or the Securities Intermediary. All income or other gain from such Eligible Investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.9.

Section 5.5 Collection Account Administrative Accounts.

(a) Establishment of Collection Account Administrative Accounts. The Issuer hereby instructs the Trustee to establish the following accounts (collectively, the “Collection Account Administrative Accounts”), each of which accounts the Trustee has established as of the Closing Date, and the Issuer hereby agrees that it shall maintain such accounts with the Trustee for the benefit of the Secured Parties:

(i) the Senior Notes Interest Payment Account, for the deposit of the Senior Notes Quarterly Interest Amount;

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(ii) the Senior Subordinated Notes Interest Payment Account for the deposit of the Senior Subordinated Notes Quarterly Interest Amount;

(iii) the Subordinated Notes Interest Payment Account for the deposit of the Subordinated Notes Quarterly Interest Amount;

(iv) the Senior Notes Principal Payment Account for the deposit of the amounts allocable to the payment of principal of the Senior Notes;

(v) the Senior Subordinated Notes Principal Payment Account for the deposit of the amounts allocable to the payment of principal of the Senior Subordinated Notes;

(vi) the Subordinated Notes Principal Payment Account for the deposit of the amounts allocable to the payment of principal of the Subordinated Notes;

(vii) the Senior Notes Post-Anticipated Call Date Additional Interest Account for the deposit of the Senior Notes Quarterly Post-Anticipated Call Date Additional Interest amount;

(viii) the Senior Notes Post-Anticipated Repayment Date Additional Interest Account for the deposit of the Senior Notes Quarterly Post-Anticipated Repayment Date Additional Interest amount;

(ix) the Senior Subordinated Notes Post-Anticipated Call Date Additional Interest Account for the deposit of the Senior Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest Amount;

(x) the Subordinated Notes Post-Anticipated Call Date Additional Interest Account for the deposit of the Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest Amount;

(xi) the Securitization Operating Expense Account for the deposit of Securitization Operating Expenses; and

(xii) the Tax Lien Reserve Account for the deposit of any Tax Lien Reserve Amounts.

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(b) Administration of the Collection Account Administrative Accounts. All amounts held in each Collection Account Administrative Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Issuer (or the Manager on its behalf); provided, however, that any such investment in the Collection Account Administrative Accounts shall mature not later than the Business Day prior to the next succeeding Quarterly Payment Date (or, in the case of the Securitization Operating Expense Account, the next succeeding Monthly Allocation Date). In the absence of written investment instructions hereunder, funds on deposit in each Collection Account Administrative Account shall remain uninvested with no liability to the Trustee or the Securities Intermediary. All income or other gain from such Eligible Investments shall be credited to the relevant Collection Account Administrative Account, and any loss resulting from such investments shall be charged to the relevant Collection Account Administrative Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Collection Account Administrative Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in each of the Collection Account Administrative Accounts shall be deposited in such account and shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.9.

(d) Establishment of the Distribution Account. The Issuer hereby instructs the Trustee to establish the Distribution Account, which account the Trustee has established as of the Closing Date, and the Issuer hereby agrees that it shall maintain such account with the Trustee for the benefit of the Secured Parties. All amounts held in the Distribution Account shall remain uninvested with no liability to the Trustee or the Securities Intermediary. The Distribution Account shall be established for the purpose of receiving funds pursuant to Section 5.11(a). Upon the transfer of any amounts to the Distribution Account in accordance with Section 5.11(a), the Trustee shall distribute such amounts on each Quarterly Payment Date to the parties and in the amounts specified in the Quarterly Noteholders’ Report in accordance with Section 5.11(a).

Section 5.6 Eligible Investments.

In connection with investments and reinvestments of funds by the Trustee or the Securities Intermediary at the direction of the Issuer (or the Manager on its behalf) holding each Indenture Trust Account (as the case may be):

(a) Neither the Trustee nor the Securities Intermediary shall be liable for any loss, including without limitation any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any investment made in accordance with the written instructions of the Issuer (or the Manager on its behalf). The Trustee or the Securities Intermediary, as applicable, shall make such investments and reinvestments in accordance with, and the written instructions of the Issuer (or the Manager on its behalf) to the Trustee or the Securities Intermediary shall, as applicable, be in accordance with, the terms of the following provisions:

(i) If any funds to be invested are not received in an Indenture Trust Account by 2:00 p.m. (New York time) on any Business Day, such funds shall be invested in accordance herewith, subject to the terms and provisions hereof, on the next succeeding Business Day; provided that neither the Trustee nor the Securities Intermediary shall be liable for any losses incurred in respect of the failure to invest funds not thereby received;

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(ii) If the Eligible Investments in which the Issuer (or the Manager on its behalf) has directed the Trustee or the Securities Intermediary to invest any funds in any Indenture Trust Account ceases to be an Eligible Investment pursuant to the definition thereof, the Issuer (or the Manager) on its behalf shall provide the Trustee or the Securities Intermediary with new specific written investment directions pursuant to the applicable provisions of this Section 5.6. Neither the Trustee nor the Securities Intermediary shall have any duty or obligation to monitor whether an investment meets the requirements of an Eligible Investment nor have any liability with respect to any investment which ceases to be an Eligible Investment.

(b) The Trustee and the Securities Intermediary and their affiliates are permitted to receive additional compensation that could be deemed to be in its respective economic self-interests for (i) serving as an investment advisor, administrator, shareholder, servicing agent, custodian or sub custodian with respect to certain Eligible Investments, (ii) using affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Neither the Trustee nor the Securities Intermediary guarantees the performance of any Eligible Investments.

Section 5.7 Trustee as Securities Intermediary.

(a) The Trustee or other Person holding any Base Indenture Account held for the benefit of the Secured Parties (collectively the “Trustee Accounts”) shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Trustee Account is not the Trustee, the Issuer shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.7.

(b) The Securities Intermediary agrees, in respect of assets held by it, that:

(i) the Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

(ii) the Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii) all securities or other property (other than cash) underlying any Financial Assets credited to any Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trustee Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer;

(iv) subject to the other terms and provisions hereof, all property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Trustee Account;

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(v) each item of property (whether investment property, security, instrument or cash) credited to a Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi) if at any time the Securities Intermediary shall receive any entitlement order from the Trustee or the Control Party (including those directing transfer or redemption of any Financial Asset) relating to the Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or any other Person;

(vii) the Trustee Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii) the Securities Intermediary has not entered into, and until termination of this Base Indenture, will not enter into, any agreement with any other Person relating to the Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with the Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.7(b)(vi); and

(ix) except for the claims and interest of the Trustee, the Secured Parties and the Issuer in the Trustee Accounts, neither the Securities Intermediary nor, in the case of the Trustee, any Trust Officer has Actual Knowledge of any claim to, or interest, in the Trustee Accounts or in any Financial Asset credited thereto. If the Securities Intermediary or, in the case of the Trustee, a Trust Officer has Actual Knowledge of the assertion by any other person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trustee Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Control Party, the Manager, the Back-Up Manager and the Issuer thereof.

(c) At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trustee Accounts and in all Proceeds thereof, and (acting at the direction of the Control Party) shall be the only Person authorized to originate entitlement orders in respect of the Trustee Accounts; provided, however, that at all other times the Issuer shall, subject to the terms of the Indenture and the other Transaction Documents, be authorized to originate entitlement orders in respect of the Trustee Accounts.

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Section 5.8 Establishment of Series Accounts; Legacy Accounts.

(a) Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts in accordance with the terms of such Series Supplement.

(b) Legacy Accounts. In the case of any mandatory or optional redemption in full of any Class or Series of Notes issued pursuant to this Base Indenture, on the Notes Discharge Date with respect to such Class or Series of Notes, the Issuer may (but are not required to) elect to have all or any portion of the funds held in any Legacy Account with respect to such Class, Subclass, Tranche or Series of Notes transferred to the applicable distribution account for such Class, Subclass, Tranche or Series of Notes, for application toward the prepayment of such Class or Series of Notes; provided that the foregoing shall not limit any provisions set forth in the applicable Series Supplement. If the Issuer does not elect to have such funds so transferred, or if the Issuer elect to have only a portion of such funds so transferred, any funds remaining in the applicable Legacy Account after the applicable Notes Discharge Date shall be deposited into the Collection Account for application in accordance with the Priority of Payments. When the balance of any Legacy Account has been reduced to zero, the Trustee may close such account. The Trustee shall make the distributions and transfers and shall close any accounts as contemplated by this Section 5.8 pursuant to instructions delivered by the Issuer to the Trustee.

Section 5.9 Collections and Investment Income.

(a) Deposits to the Concentration Account. Until the Indenture is terminated pursuant to Section 12.1, the Issuer shall deposit (or cause to be deposited) the following amounts to the Concentration Account to the extent owed to it or its direct or indirect Subsidiaries and upon receipt (unless otherwise specified below):

(i) all Guarantor Collections shall be deposited in the Concentration Account in accordance with Section 8.35 (or, in the case of any misdirected payments, will deposit such amounts to a Concentration Account within three (3) Business Days following the earlier of (x) Actual Knowledge by the Manager or any Securitization Entity of such misdirected payments and (y) the end of the week in which such misdirected payments are received);

(ii) within five (5) Business Days of receipt, amounts repaid to the related Guarantor from any tax escrow account held by a landlord under a lease with such Guarantor;

(iii) within three (3) Business Days of receipt, all amounts, including Company Restaurant License fees, received under the IP License Agreements and all other license fees and other amounts received in respect of the Securitization IP, including recoveries from the enforcement of the Securitization IP;

(iv) within three (3) Business Days of receipt, equity contributions, if any, made by any Non-Securitization Entity to the Issuer to the extent such equity contributions are directed to be made to the Concentration Account; and

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(v) within five (5) Business Days of receipt, all other amounts constituting Collections not referred to in the preceding clauses other than Indemnification Amounts, Insurance/Condemnation Proceeds, Asset Disposition Proceeds and any amounts required to be deposited directly to other Management Accounts or to the Collection Account.

(b) Withdrawals from the Concentration Account. The Manager may (and in the case of sub-clause (iv) below, shall) withdraw available amounts on deposit in the Concentration Account to make the following payments and deposits:

(i) on a monthly basis (and on any day of such week as the Manager so determines for any given week), as necessary, to the extent of amounts deposited to the Concentration Account that the Manager determines were required to be deposited to another account or were deposited to the Concentration Account in error;

(ii) on a daily basis, as necessary, to pay or distribute, as applicable, any Excluded Amounts and any Excess Amounts;

(iii) on a daily basis, as necessary, to make payments of any refunds, credits or other amounts owing to Franchisees; and

(iv) on a monthly basis at or prior to 10:00 a.m. (New York City time) on the last Business Day of the calendar month immediately preceding each Monthly Allocation Date, all Retained Collections with respect to the preceding Monthly Collection Period then on deposit in the Concentration Account to the Collection Account (which, for the avoidance of doubt, will include any Investment Income with respect thereto) for application to make payments and deposits in the order of priority set forth in the Priority of Payments.

(c) Deposits to the Collection Account. The Manager (and/or with respect to (iv) and (v) below, the Trustee upon written instruction from the Control Party) will deposit or cause to be deposited to the Collection Account the following amounts, in each case promptly after receipt (unless otherwise specified below):

(i) the amounts required to be withdrawn from the Concentration Account and deposited to the Collection Account pursuant to and in accordance with Section 5.9(b)(iv);

(ii) Indemnification Amounts¸ Insurance/Condemnation Proceeds and Asset Disposition Proceeds within two (2) Business Days following either (i) the receipt by the Manager of such amounts if FAT Brands is not the Manager or (ii) if FAT Brands is the Manager, the date such amounts become payable by the Manager under the Management Agreement or any other Transaction Document;

(iii) amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any of their rights under the Indenture, including without limitation, under Article IX hereof; and

(iv) any other amounts required to be deposited to the Collection Account hereunder or under any other Transaction Documents.

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(d) Investment Income. The Issuer (or the Manager on its behalf) shall, as set forth in the Monthly Manager’s Certificate relating to each Monthly Allocation Date, instruct the Trustee in writing to transfer any Investment Income on deposit in the Indenture Trust Accounts (other than the Collection Account) to the Collection Account for application as Collections on that Monthly Allocation Date.

(e) Payment Instructions. In accordance with and subject to the terms of the Management Agreement, the Issuer shall cause the Manager to instruct (i) each Guarantor to distribute to Issuer all Guarantor Collections by depositing such Guarantor Collections in the Concentration Account, (ii) each Distributor obligated at any time to make any Product Sourcing Payments to make such payment to the Concentration Account and (iii) any other Person (not an Affiliate of the Issuer) obligated at any time to make any payments with respect to the Collateral, including, without limitation, the Securitization IP, to make such payment to the Concentration Account or the Collection Account, as determined by the Issuer or the Manager.

(f) Misdirected Collections. The Issuer agrees that if any Collections shall be received by the Issuer or any other Securitization Entity in an account other than an Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by the Issuer or such other Securitization Entity with any of their other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by the Issuer or such other Securitization Entity for, and, within one (1) Business Day of the identification of such payment, paid over to, the Trustee, with any necessary endorsement. The Trustee shall withdraw from the Collection Account any monies on deposit therein that the Manager certifies to it and the Control Party are not Retained Collections and pay such amounts to or at the direction of the Manager.

Section 5.10 Application of Retained Collections and any Reserve Account Withdrawal Amount on Monthly Allocation Dates.

On each Monthly Allocation Date (unless the Manager shall have failed to deliver by 10:00 a.m. (New York City time) on the Business Day prior to such Monthly Allocation Date the Monthly Manager’s Certificate relating to such Monthly Allocation Date, in which case the application of Retained Collections plus any Reserve Account Withdrawal Amount plus any Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds relating to such Monthly Allocation Date shall occur on the Business Day immediately following the day on which such Monthly Manager’s Certificate is delivered), the Trustee shall, based solely on the information contained in such Monthly Manager’s Certificate, withdraw Retained Collections plus any Reserve Account Withdrawal Amount plus any Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds relating to such Monthly Allocation Date on deposit in the Collection Account as of 10:00 a.m. (New York City time) on such Monthly Allocation Date in respect of the preceding Monthly Collection Period for deposit or payment in the following order of priority; provided, any Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds shall be applied solely as provided in priorities (vii)(B), (ix)(B) and (xv)(B):

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(i) first, to reimburse (A)(i) the Trustee, for any fees, expenses, Mortgage Recordation Fees and indemnities due and owing to it; and (ii) the Control Party, for any fees, expenses and indemnities due and owing to it, pro rata based on the amount due; provided that, prior to the occurrence of an Event of Default, the expenses and indemnities payable to the Trustee and the Control Party pursuant to this priority (A)(i) (other than any Mortgage Recordation Fees) shall not exceed $250,000 in the aggregate per calendar year; and then (B) expenses or indemnities due and owing to the Control Party if it is required to take any material discretionary action without direction from the Controlling Class Representative or the Noteholders, provided further that the expenses and indemnities payable to the Control Party pursuant to this priority (B) shall not exceed $200,000 in the aggregate per calendar year;

(ii) second, to reimburse the Manager for any unreimbursed Manager Advances;

(iii) third, to pay Successor Manager Transition Expenses, if any;

(iv) fourth, to pay the Monthly Management Fee to the Manager;

(v) fifth, pro rata, (A) to deposit to the Securitization Operating Expense Account, any previously accrued and unpaid Securitization Operating Expenses together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Monthly Allocation Date, in an aggregate amount not to exceed the Capped Securitization Operating Expense Amount with respect to the annual period in which such Monthly Allocation Date occurs after giving effect to all deposits previously made to the Securitization Operating Expense Account in such annual period, to be distributed pro rata based on the amount of each type of Securitization Operating Expense payable on such Monthly Allocation Date pursuant to this priority (v) and (B) after a Mortgage Recordation Event, to the Control Party all Mortgage Recordation Fees due and owing to it;

(vi) sixth, to deposit to the Senior Notes Interest Payment Account, the Senior Notes Accrued Quarterly Interest Amount;

(vii) seventh, to deposit to the Senior Notes Principal Payment Account, for allocation (A) pro rata to (1) any Senior Notes Accrued Scheduled Principal Payment Amount, and (2) any Senior Notes Scheduled Principal Payment Deficiency Amount of each Class of Senior Notes, an amount equal to the sum of (x) any Senior Notes Accrued Scheduled Principal Payment Amount, and (y) any Senior Notes Scheduled Principal Payment Deficiency Amount and (B) in the case of any Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds, up to the amount necessary to reduce the Outstanding Principal Amount of each Class of Senior Notes to zero;

(viii) eighth, to deposit to the Senior Subordinated Notes Interest Payment Account the Senior Subordinated Notes Accrued Quarterly Interest Amount;

(ix) ninth, to deposit to the Senior Subordinated Notes Principal Payment Account, for allocation (A) pro rata to (1) any Senior Subordinated Notes Accrued Scheduled Principal Payment Amount, and (2) any Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount of each Class of Senior Subordinated Notes, an amount equal to the sum of (x) the Senior Subordinated Notes Accrued Scheduled Principal Payment Amount, and (y) the Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount and (B) in the case of any Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds up to the amount necessary to reduce the Outstanding Principal Amount of each Class of Senior Subordinated Notes to zero;

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(x) tenth, to deposit in the Reserve Account, any Reserve Account Deficit Amount; provided, however, that no amounts, with respect to a Series of Notes, will be deposited into the Reserve Account pursuant to this priority (x) on any Monthly Allocation Date that occurs during the Quarterly Collection Period immediately preceding the Series Legal Final Maturity Date relating to such Series of Notes;

(xi) eleventh, if such Monthly Allocation Date occurs during a Cash Flow Sweeping Period, to deposit to the Senior Notes Principal Payment Account for allocation pro rata to (1) any Senior Notes Accrued Scheduled Principal Payment Amount, and (2) any Senior Notes Scheduled Principal Payment Deficiency Amount after giving effect to priorities (i) through (x) above, of each Class of Senior Notes, an amount equal to the lesser of (a) the product of the Cash Flow Sweeping Percentage and the amount of funds available in the Collection Account after the application of priorities (i) through (x) above and (b) the aggregate Outstanding Principal Amount of each Class of Senior Notes;

(xii) twelfth, if such Monthly Allocation Date occurs during a Cash Flow Sweeping Period, to deposit to the Senior Subordinated Notes Principal Payment Account for allocation pro rata to (1) any Senior Subordinated Notes Accrued Scheduled Principal Payment Amount, and (2) any Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount after giving effect to priorities (i) through (x) above, of each Class of Senior Subordinated Notes an amount equal to the lesser of (a) the product of the Cash Flow Sweeping Percentage and the amount of funds available in the Collection Account after the application of priorities (i) through (x) above, subtracted by the amount paid in priority (xi), if any, and (b) the aggregate Outstanding Principal Amount of each Class of Senior Subordinated Notes;

(xiii) thirteenth, if a Rapid Amortization Event has occurred and is continuing, to deposit 100% of the amounts remaining on deposit in the Collection Account first, to the Senior Notes Principal Payment Account, to each Class of Senior Notes pro rata to (1) any Senior Notes Accrued Scheduled Principal Payment Amount, and (2) any Senior Notes Scheduled Principal Payment Deficiency Amount after giving effect to priorities (i) through (xii) above, of each Class of Senior Notes, in each case until the Outstanding Principal Amount of each such Class of Senior Notes will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Notes Principal Payment Account, and then second, to the Senior Subordinated Notes Principal Payment Account to each Class of Senior Subordinated Notes pro rata to (1) any Senior Subordinated Notes Accrued Scheduled Principal Payment Amount, and (2) any Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount, after giving effect to priorities (i) through (xii) above, of each Class of Senior Subordinated Notes, in each case until the Outstanding Principal Amount of each such Class will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Subordinated Notes Principal Payment Account;

(xiv) fourteenth, to deposit to the Subordinated Notes Interest Payment Account an amount equal to the Subordinated Notes Accrued Quarterly Interest Amount;

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(xv) fifteenth, to deposit for allocation (A) pro rata to (1) any Subordinated Notes Accrued Scheduled Principal Payment Amount, and (2) any Subordinated Notes Scheduled Principal Payment Deficiency Amount of each Class of Subordinated Notes, to the Subordinated Notes Principal Payment Account an amount equal to the sum of (x) the Subordinated Notes Accrued Scheduled Principal Payment Amount, if any, and (y) the Subordinated Notes Scheduled Principal Payment Deficiency Amount, if any and (B) in the case of any Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds up to the amount necessary to reduce the Outstanding Principal Amount of each Class of Subordinated Notes to zero;

(xvi) sixteenth, to pay the Supplemental Management Fee to the Manager;

(xvii) seventeenth, if a Rapid Amortization Event has occurred and is continuing, to deposit for allocation pro rata to (1) any Subordinated Notes Accrued Scheduled Principal Payment Amount, and (2) any Subordinated Notes Scheduled Principal Payment Deficiency Amount of each Class of Subordinated Notes, 100% of the amounts remaining on deposit in the Collection Account to the Subordinated Notes Principal Payment Account (sequentially, in alphanumerical order of the Subordinated Notes) until the Outstanding Principal Amount of each such Class will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Subordinated Notes Principal Payment Account;

(xviii) eighteenth, pro rata, to (A) pay to the Trustee and the Control Party any expenses and indemnities due and owing to it in excess of the expenses and indemnities paid pursuant to priority (i) above, and (B) deposit to the Securitization Operating Expense Account, an amount equal to any accrued and unpaid Securitization Operating Expenses (together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Monthly Allocation Date) in excess of the Capped Securitization Operating Expense Amount after giving effect to priority (v) above;

(xix) nineteenth, to allocate (A) to the Senior Notes Post-Anticipated Call Date Additional Interest Account in respect of any Senior Notes Accrued Quarterly Post-Anticipated Call Date Additional Interest Amount for the Senior Notes for such Monthly Allocation Date and (B) to the Senior Notes Post-Anticipated Repayment Date Additional Interest Account any Senior Notes Accrued Quarterly Post-Anticipated Repayment Date Additional Interest Amount for the Senior Notes for such Monthly Allocation Date;

(xx) twentieth, to allocate to the Senior Subordinated Notes Post-Anticipated Call Date Additional Interest Account any Senior Subordinated Notes Accrued Quarterly Post-Anticipated Call Date Additional Interest Amount for the Senior Subordinated Notes for such Monthly Allocation Date;

(xxi) twenty-first, to allocate to the Subordinated Notes Post-Anticipated Call Date Additional Interest Account any Subordinated Notes Accrued Quarterly Post-Anticipated Call Date Additional Interest Amount for the Subordinated Notes for such Monthly Allocation Date; and

(xxii) twenty-second, to pay the Residual Amount at the direction of the Issuer.

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(b) Securitization Operating Expenses. On each Monthly Allocation Date, as set forth in each Monthly Manager’s Certificate, or on any Business Day in accordance with specific written instructions of the Manager, the Trustee shall withdraw an amount equal to the lesser of (i) the sum of all Securitization Operating Expenses then due and payable and (ii) the amount on deposit in the Securitization Operating Expense Account after giving effect to any deposits thereto pursuant to the Priority of Payments on such date and apply such funds to pay any Securitization Operating Expenses then due and payable.

Section 5.11 Quarterly Payment Date Applications.

(a) Based solely on the information contained in the applicable Quarterly Noteholders’ Report, (i) on the Business Day prior to each Quarterly Payment Date (unless the Manager shall have failed to deliver by 10:00 a.m. (New York City time) on the third Business Day prior to such Quarterly Payment Date the Quarterly Noteholders’ Report relating to such Quarterly Payment Date, in which case the transfers to the Distribution Account set forth below relating to such Quarterly Payment Date shall occur on the second Business Day immediately following the day on which such Quarterly Noteholders’ Report is delivered), the Trustee shall make the transfers to the Distribution Account in the amounts and from the accounts set forth below and (ii) on each Quarterly Payment Date (unless the Manager shall have failed to deliver by 10:00 a.m. (New York City time) on the third Business Day prior to such Quarterly Payment Date the Quarterly Noteholders’ Report relating to such Quarterly Payment Date, in which case the payments set forth below relating to such Quarterly Payment Date shall occur on the third Business Day immediately following the day on which such Quarterly Noteholders’ Report is delivered), the Trustee shall make such further distributions from the Distribution Account in the amounts and to the Persons set forth below, in the case of each of clauses (i) through (ii), based upon such information as further specified in the Quarterly Noteholders’ Report:

(i) transfer from the Senior Notes Interest Payment Account to the Distribution Account for further distribution to the Senior Noteholders the accrued and unpaid Senior Notes Quarterly Interest Amount;

(ii) transfer from the Senior Subordinated Notes Interest Payment Account to the Distribution Account for further distribution to the Senior Subordinated Noteholders the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount;

(iii) transfer from the Senior Notes Principal Payment Account to the Distribution Account for further distribution to the Noteholders of each applicable Class of Senior Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (vii), (xi) and (xiii);

(iv) transfer from the Senior Subordinated Notes Principal Payment Account to the Distribution Account for further distribution to the Holders of each applicable Class of Senior Subordinated Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (ix), (xii) and (xiii) ;

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(v) transfer from the Subordinated Notes Interest Payment Account to the Distribution Account for further distribution to the Holders of the Subordinated Notes the accrued and unpaid Subordinated Notes Quarterly Interest Amount;

(vi) transfer from the Subordinated Notes Principal Payment Account to the Distribution Account for further distribution to the Holders of each applicable Class of Subordinated Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (xv) and (xvii);

(vii) (A) transfer from the Senior Notes Post-Anticipated Call Date Additional Interest Account to the Distribution Account for further distribution to the Noteholders of each applicable Class of Senior Notes the accrued and unpaid Senior Notes Quarterly Post-Anticipated Call Date Additional Interest due on such Quarterly Payment Date and (B) transfer from the Senior Notes Post-Anticipated Repayment Date Additional Interest Account to the Distribution Account for further distribution to the Noteholders of each applicable Class of Senior Notes the accrued and unpaid Senior Notes Quarterly Post-Anticipated Repayment Date Additional Interest due on such Quarterly Payment Date;

(viii) transfer from the Senior Subordinated Notes Post-Anticipated Call Date Additional Interest Account to the Distribution Account for further distribution to the Noteholders of each applicable Class of Senior Subordinated Notes the accrued and unpaid Senior Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest due on such Quarterly Payment Date; and

(ix) transfer from the Subordinated Notes Post-Anticipated Call Date Additional Interest Account to the Distribution Account for further distribution to the Noteholders of each applicable Class of Subordinated Notes the accrued and unpaid Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest due on such Quarterly Payment Date.

(b) In connection with its preparation and delivery of the Quarterly Noteholders’ Report with respect to each Quarterly Payment Date, the Manager shall make all calculations and determinations required in order to give effect to the terms of Section 5.11(a), including without limitation the following calculations and determinations in accordance with the provisions set forth below:

(i) Senior Notes Interest Payment Account. As set forth in each Quarterly Noteholders’ Report, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds deposited in the Senior Notes Interest Payment Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of the Senior Noteholders, up to the accrued and unpaid Senior Notes Quarterly Interest Amount due on such Quarterly Payment Date, pro rata among each Class of Senior Notes based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class, and, in accordance with Section 6.1, remit such funds to the Senior Noteholders, pro rata in accordance with Senior Notes Quarterly Interest Amount due to each Senior Noteholder on such Quarterly Payment Date.

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(ii) Senior Subordinated Notes Interest Payment Account.

(A) To the extent any Series of Senior Subordinated Notes has been issued, as set forth in each Quarterly Noteholders’ Report, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds deposited in the Senior Subordinated Notes Interest Payment Account, on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period, and, if applicable, funds deposited in the Senior Subordinated Notes Interest Payment Account pursuant to subclause (ii) below, to be paid for the benefit of the Senior Subordinated Noteholders, up to the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date, pro rata among each Class of Senior Subordinated Notes based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and, in accordance with Section 6.1, remit such funds to the Senior Subordinated Noteholders, pro rata in accordance with Senior Subordinated Notes Quarterly Interest Amount due to each Senior Subordinated Noteholder on such Quarterly Payment Date.

(B) If, as determined on any Quarterly Calculation Date, the result of (A) the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date over (B) the amount that shall be available to make payments of interest on the Senior Subordinated Notes on such Quarterly Payment Date in accordance with subclause (i) above, is greater than zero (a “Senior Subordinated Notes Interest Shortfall Amount”), then such amount available to be distributed on such Quarterly Payment Date to the Senior Subordinated Notes shall be paid to the Senior Subordinated Notes, pro rata among each Class of Senior Subordinated Notes based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Subordinated Notes Interest Shortfall Amount.

(iii) Senior Notes Principal Payment Account.

(A) As set forth in each Quarterly Noteholders’ Report, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds deposited in the Senior Notes Principal Payment Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of, in the case of funds deposited pursuant to priorities (vii), (xi) and (xiii) of the Priority of Payments, the Noteholders of each applicable Class of Senior Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (vii), (xi) and (xiii), in each case and pro rata among each such applicable Class of Senior Notes based upon the Outstanding Principal Amount of the Senior Notes of such Class, and, in accordance with Section 6.1, remit such funds to the Senior Noteholders, pro rata in accordance with the Outstanding Principal Amount of Senior Notes due to each Senior Noteholder on such Quarterly Payment Date.

(B) Payment of principal of any Series of Notes shall be distributed in accordance with the applicable Series Supplement to the holders of the applicable Series of Notes.

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(iv) Senior Subordinated Notes Principal Payment Account.

(A) To the extent any Series of Senior Subordinated Notes has been issued, as set forth in each Quarterly Noteholders’ Report, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date the funds deposited in the Senior Subordinated Notes Principal Payment Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of, in the case of funds deposited pursuant to priorities (ix), (xii) and (xiii) of the Priority of Payments, the Holders of each applicable Class of Senior Subordinated Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (ix), (xii) and (xiii), in each case sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of such Class, and, in accordance with Section 6.1, remit such funds to the Senior Subordinated Noteholders, pro rata in accordance with the Outstanding Principal Amount of Senior Subordinated Notes due to each Senior Subordinated Noteholder on such Quarterly Payment Date.

(B) Payment of principal of any Series of Notes shall be distributed in accordance with the applicable Series Supplement to the holders of the applicable Series of Notes.

(v) Subordinated Notes Interest Payment Account.

(A) To the extent any Series of Subordinated Notes has been issued, as set forth in each Quarterly Noteholders’ Report, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds deposited in the Subordinated Notes Interest Payment Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of the Holders of the Subordinated Notes, up to the accrued and unpaid Subordinated Notes Quarterly Interest Amount, pro rata among each Class of Subordinated Notes based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and, in accordance with Section 6.1, remit such funds to the Subordinated Noteholders, pro rata in accordance with Subordinated Notes Quarterly Interest Amount due to each Subordinated Noteholder on such Quarterly Payment Date.

(B) If, as determined on any Quarterly Calculation Date, the result of (A) the accrued and unpaid Subordinated Notes Quarterly Interest Amounts due on such Quarterly Payment Date over (B) the amount that shall be available to make payments of interest on the Subordinated Notes in accordance with subclause (A) on such Quarterly Payment Date, is greater than zero (the “Subordinated Notes Interest Shortfall Amount”), then such amount available to be distributed on such Quarterly Payment Date to the Subordinated Notes shall be paid to each Class of Subordinated Notes, pro rata among each Class of Subordinated Notes based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Subordinated Notes Interest Shortfall Amount.

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(vi) Subordinated Notes Principal Payment Account.

(A) To the extent any Series of Subordinated Notes has been issued, as set forth in each Quarterly Noteholders’ Report, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date the funds deposited in the Subordinated Notes Principal Payment Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of, in the case of funds deposited pursuant to priorities (xv) and (xvii) of the Priority of Payments, the Holders of each applicable Class of Subordinated Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (xv) and (xvii), in each case pro rata among each such Class of Subordinated Notes based upon the Outstanding Principal Amount of the Subordinated Notes of such Class and, in accordance with Section 6.1, remit such funds to the Subordinated Noteholders, pro rata in accordance with the Outstanding Principal Amount of Subordinated Notes due to each Subordinated Noteholder on such Quarterly Payment Date.

(B) Payment of principal of any Series of Notes shall be distributed in accordance with the applicable Series Supplement to the holders of the applicable Series of Notes.

(vii) Senior Notes Post-Anticipated Call Date Additional Interest Account and Senior Notes Post-Anticipated Repayment Date Additional Interest Account. As set forth in each Quarterly Noteholders’ Report, (1) the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds deposited in the Senior Notes Post-Anticipated Call Date Additional Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of the Noteholders of each applicable class of Senior Notes, up to the accrued and unpaid Senior Notes Quarterly Post-Anticipated Call Date Additional Interest due on such Quarterly Payment Date, pro rata among each such applicable Class of Senior Notes based upon the Senior Notes Quarterly Post-Anticipated Call Date Additional Interest payable with respect to each such Class, and, in accordance with Section 6.1, remit such funds to the Senior Noteholders, pro rata in accordance with the Senior Notes Quarterly Post-Anticipated Call Date Additional Interest due to each Senior Noteholder on such Quarterly Payment Date and (2) the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds deposited in the Senior Notes Post-Anticipated Repayment Date Additional Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of the Noteholders of each applicable class of Senior Notes, up to the accrued and unpaid Senior Notes Quarterly Post-Anticipated Repayment Date Additional Interest due on such Quarterly Payment Date, pro rata among each such applicable Class of Senior Notes based upon the Senior Notes Quarterly Post-Anticipated Repayment Date Additional Interest payable with respect to each such Class, and, in accordance with Section 6.1 of the Indenture, remit such funds to the Senior Noteholders, pro rata in accordance with the Senior Notes Quarterly Post-Anticipated Repayment Date Additional Interest due to each Senior Noteholder on such Quarterly Payment Date.

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(viii) Senior Subordinated Notes Post-Anticipated Call Date Additional Interest Account. To the extent any series of Senior Subordinated Notes has been issued, as set forth in each Quarterly Noteholders’ Report, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds deposited in the Senior Subordinated Notes Post-Anticipated Call Date Additional Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of the Noteholders of each applicable class of Senior Subordinated Notes, up to the accrued and unpaid Senior Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest due on such Quarterly Payment Date, pro rata among each such applicable Class of Senior Subordinated Notes based upon the Senior Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest payable with respect to each such Class, and, in accordance with Section 6.1, remit such funds to the Senior Subordinated Noteholders, pro rata in accordance with the Senior Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest due to each Senior Subordinated Noteholder on such Quarterly Payment Date.

(ix) Subordinated Notes Post-Anticipated Call Date Additional Interest Account. To the extent any Series of Subordinated Notes has been issued, as set forth in each Quarterly Noteholders’ Report, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds deposited in the Subordinated Notes Post-Anticipated Call Date Additional Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of the Noteholders of each applicable class of Subordinated Notes, up to the accrued and unpaid Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest due on such Quarterly Payment Date, pro rata among each such applicable Class of Subordinated Notes based upon the Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest payable with respect to each such Class, and, in accordance with Section 6.1, remit such funds to the Subordinated Noteholders, pro rata in accordance with the Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest due to each Subordinated Noteholder on such Quarterly Payment Date.

Section 5.12 Other Amounts.

(a) Reserve Account. On any date on which no Senior Notes and no Senior Subordinated Notes are Outstanding, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Reserve Account and to deposit all remaining funds into the Collection Account.

(b) Optional Prepayments. The Issuer shall have the right to optionally prepay the Outstanding Principal Amount of any Series, Class, Subclass or Tranche of Notes, in whole or in part in accordance with the related Series Supplement; provided that following a Series Anticipated Repayment Date for any Series of Notes that remains Outstanding, all optional prepayments must be applied first, to Senior Notes, second, to Senior Subordinated Notes and third, to Subordinated Notes. The Issuer (or the Manager on its behalf) (x) will provide prior written notice to the Trustee and such other parties as required pursuant to the applicable Series Supplement of the making of any optional prepayment in accordance with the applicable Series Supplement, (y) will deposit the amount of such optional prepayment in the relevant Principal Payment Account and (z) shall instruct the Trustee pursuant to the Quarterly Noteholders’ Report to withdraw on the applicable prepayment date the funds so deposited in the relevant Principal Payment Account, to be paid for the benefit of the Holders of each applicable Series, Class, Subclass or Tranche of Notes and, in accordance with Section 6.1, remit such funds to the relevant Noteholders, pro rata in accordance with the Outstanding Principal Amount of such Series, Class, Subclass or Tranche of Notes due to each Noteholder.

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Section 5.13 Determination of Quarterly Interest.

Quarterly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.14 Determination of Quarterly Principal.

Quarterly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.15 Prepayment of Principal.

Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

Section 5.16 Replacement of Ineligible Accounts.

If, at any time, any Management Account or any of the Reserve Account, the Collection Account or any Collection Account Administrative Account shall cease to be an Eligible Account (each, an “Ineligible Account”), the Issuer shall (i) within five (5) Business Days of obtaining knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Ineligible Account, (B) with the exception of any Management Account, following the establishment of such new Eligible Account, transfer, or with respect to the Indenture Trust Accounts maintained at the Trustee, instruct the Trustee in writing to transfer, all cash and investments from such Ineligible Account into such new Eligible Account, (C) in the case of a Management Account, following the establishment of such new Eligible Account, transfer or cause to be transferred to such new Eligible Account, all cash and investments from such Ineligible Account into such new Eligible Account, (D) in the case of a Management Account, transfer or cause to be transferred all items deposited in the lock-box related to such Ineligible Account to a new lock-box related to such new Eligible Account, and (E) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such Ineligible Account is required to be subject to an Account Control Agreement in accordance with the terms of the Indenture, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee. In the event that any of the Collection Account, any Management Account or any Collection Account Administrative Account becomes an Ineligible Account, the Manager shall, promptly following the establishment of such related new Eligible Account, notify each Franchisee of a change in payment instructions, if any.

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Section 5.17 Instructions and Directions.

Any instructions or directions to be provided by the Issuer or the Manager referenced in this Article V (a) with respect to a Quarterly Calculation Date or Quarterly Payment Date, respectively, will be contained in the applicable Quarterly Noteholders’ Report for such Quarterly Calculation Date or Quarterly Payment Date, as applicable, and (b) with respect to a Monthly Allocation Date will be contained in the Monthly Manager’s Certificate for such Monthly Allocation Date. All such instructions or directions shall include the specific amounts to be withdrawn or deposited by the Trustee from or to each account or to be paid to any Person, and shall also include all payment instructions. The Trustee shall be entitled to rely on such instructions or directions without further investigation.

Article VI

DISTRIBUTIONS

Section 6.1 Distributions in General.

(a) Unless otherwise specified in the applicable Series Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto (A) in the case of Book-Entry Notes, by wire transfer in immediately available funds released by the Paying Agent from the applicable Indenture Trust Account and (B) in the case of Definitive Notes (i) by wire transfer in immediately available funds released by the Paying Agent from the applicable Indenture Trust Account on such Quarterly Payment Date if a Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date or (ii) by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register if such Noteholder has not provided wire instructions pursuant to clause (B)(i) above; provided, however, that the final principal payment due on a Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of such Note at the applicable Corporate Trust Office, which surrender shall also constitute a general release by the applicable Noteholder from any claims against the Securitization Entities, the Manager, the Trustee and their affiliates.

(b) Unless otherwise specified in the applicable Series Supplement or in this Base Indenture, all distributions to Noteholders of all Classes within a Series of Notes shall be made from amounts allocated in accordance with the Priority of Payments among each Class of Notes in alphanumerical order (i.e., A-1, A-2, B-1, B-2 and not A-1, B-1, A-2, B-2) and pro rata among Holders of Notes within each Class of the same alphanumerical designation; provided, however, that any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority (i.e., “Class A-2-I Notes” will be pari passu and pro rata in right of payment according to the amount then due and payable with respect to “Class A-2-II Notes”) except to the extent otherwise specified in this Base Indenture or the related Series Supplement, including in connection with an optional prepayment in whole or in part of one or more Tranches within such alphanumerical Class of Notes independently of other Tranches; provided, further, that unless otherwise specified in the applicable Series Supplement or, in this Base Indenture, all distributions to Noteholders of all Classes within a Series of Notes having the same alphabetical designation (without giving effect to any numerical designation) shall be pari passu with each other with respect to the distribution of Collateral proceeds resulting from the exercise of remedies upon an Event of Default.

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Article VII

REPRESENTATIONS AND WARRANTIES

The Issuer hereby represents and warrants, for the benefit of the Trustee and the Noteholders, as follows as of each Series Closing Date (subject to any amendments or other modifications hereto in connection with a Series Refinancing Event on or about such Series Closing Date, in which case the Issuer shall make such representations and warranties as so amended or otherwise modified):

Section 7.1 Existence and Power.

Each Securitization Entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Transaction Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by the Indenture and the other Transaction Documents.

Section 7.2 Company and Governmental Authorization.

The execution, delivery and performance by the Issuer of this Base Indenture and any Series Supplement and by the Issuer and each other Securitization Entity of the other Transaction Documents to which it is a party (a) is within such Securitization Entity’s limited liability company, corporate or other powers and has been duly authorized by all necessary limited liability company, corporate or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained (other than any actions or filings that may be undertaken after the Closing Date pursuant to the terms of this Base Indenture or any other Transaction Document) and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to such Securitization Entity or any Contractual Obligation with respect to such Securitization Entity or result in the creation or imposition of any Lien on any property of any Securitization Entity, except for Liens created by this Base Indenture or the other Transaction Documents, except in the case of clauses (b) and (c) above, solely with respect to the Contribution Agreement, the violation of which could not reasonably be expected to have a Material Adverse Effect. This Base Indenture and each of the other Transaction Documents to which each Securitization Entity is a party has been executed and delivered by a duly Authorized Officer of such Securitization Entity.

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Section 7.3 No Consent.

Except as set forth on Schedule 7.3, no consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by the Issuer of this Base Indenture and any Series Supplement and by the Issuer and each other Securitization Entity of any Transaction Document to which it is a party or for the performance of any of the Securitization Entities’ obligations hereunder or thereunder other (a) than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained or made by such Securitization Entity prior to the Closing Date or as are permitted to be obtained subsequent to the Closing Date in accordance with Section 7.13 or Section 8.25 and (b) such consents, approvals, authorizations, registrations, declarations or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

Section 7.4 Binding Effect.

This Base Indenture and each other Transaction Document to which a Securitization Entity is a party is a legal, valid and binding obligation of each such Securitization Entity enforceable against such Securitization Entity in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity or by an implied covenant of good faith and fair dealing).

Section 7.5 Litigation.

There is no action, suit, proceeding or investigation pending against or, to the knowledge of the Issuer, threatened in writing against or affecting any Securitization Entity or of which any property or assets of such Securitization Entity is the subject before any court or arbitrator or any Governmental Authority that would, individually or in the aggregate, affect the validity or enforceability of this Base Indenture or any Series Supplement, materially adversely affect the performance by the Securitization Entities of their obligations hereunder or thereunder or which is reasonably likely to have a Material Adverse Effect.

Section 7.6 [Reserved].

Section 7.7 Tax Filings and Expenses.

Each Securitization Entity has filed, or caused to be filed, all federal, state, local and foreign Tax returns and all other Tax returns which, to the knowledge of the Issuer, are required to be filed by, or with respect to the income, properties or operations of, such Securitization Entity (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate action and for which adequate reserves have been set aside in accordance with GAAP. As of the Closing Date, except as set forth on Schedule 7.7, the Issuer is not aware of any proposed Tax assessments against any FAT Brands TP Entity. Except as would not reasonably be expected to have a Material Adverse Effect, no tax deficiency has been determined adversely to any Securitization Entity, nor does any Securitization Entity have any knowledge of any tax deficiencies. Each Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each state and each foreign country in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

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Section 7.8 Disclosure.

All certificates, written reports, written statements, written notices, documents and other written information furnished to the Trustee or the Noteholders by or on behalf of the Securitization Entities pursuant to any provision of the Indenture or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects (when taken together with all other information furnished by or on behalf of the FAT Brands TP Entities to the Trustee or the Noteholders, as the case may be), and give the Trustee or the Noteholders, as the case may be, true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee or the Noteholders, as the case may be, shall constitute a representation and warranty by the Issuer made on the date the same are furnished to the Trustee or the Noteholders, as the case may be, to the effect specified herein.

Section 7.9 1940 Act.

No Securitization Entity is required to register as an “investment company” under the 1940 Act.

Section 7.10 Regulations T, U and X.

The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) in such a way that could cause the transactions contemplated by the Transaction Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. No Securitization Entity owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11 Solvency.

Both before and upon giving effect to the transactions contemplated by the Indenture and the other Transaction Documents, the Securitization Entities, taken as a whole, are solvent within the meaning of the Bankruptcy Code and any applicable state law and no Securitization Entity is the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or Insolvency Law and no Event of Bankruptcy has occurred with respect to any Securitization Entity.

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Section 7.12 Ownership of Equity Interests; Subsidiaries.

(a) All of the issued and outstanding limited liability company interests of the Issuer are directly owned by FAT Brands, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by FAT Brands free and clear of all Liens other than Permitted Liens.

(b) All of the issued and outstanding limited liability company interests of the Guarantors are directly owned by the Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Issuer, free and clear of all Liens other than Permitted Liens.

(c) The Issuer has no subsidiaries and owns no Equity Interests in any other Person, other than, directly or indirectly, the Guarantors and any Additional Guarantors. The Guarantors have no subsidiaries and own no Equity Interests in any Person other than in the case of certain Guarantors, certain other Guarantors.

Section 7.13 Security Interests.

(a) The Issuer and each Guarantor owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens. Except in the case of New Real Estate Assets included in the Collateral, this Base Indenture and the Guarantee and Collateral Agreement constitute a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Issuer and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. Except as set forth on Schedule 7.13, the Issuer and each Guarantor has received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder and under the Guarantee and Collateral Agreement. The Issuer and each Guarantor has filed, or shall have caused, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first-priority security interest (subject to Permitted Liens) in the Collateral (other than the Owned Real Property and the New Owned Real Property) granted to the Trustee hereunder or under the Guarantee and Collateral Agreement no later than ten (10) days after the Closing Date or such Series Closing Date provided that with respect to the Real Estate Assets and the New Real Estate Assets included in the Collateral, the Issuer shall only take such action necessary to perfect such first priority security interest consistent with and subject to the obligations and time periods set forth in Section 8.38.

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(b) Other than the security interest granted to the Trustee hereunder, pursuant to the other Transaction Documents or any other Permitted Lien, none of the Issuer or any Guarantor has pledged, assigned, sold or granted a security interest in the Collateral. All action necessary (including the filing of UCC-1 financing statements and filings with the PTO and the United States Copyright Office) to protect and evidence the Trustee’s security interest in the Collateral in the United States has been, or shall be, duly and effectively taken, consistent with and subject to the obligations set forth in Section 7.13(a). No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by the Issuer or any Guarantor and listing the Issuer or any Guarantor as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except in respect of Permitted Liens or such as may have been filed, recorded or made by the Issuer or such Guarantor in connection with a Contribution Agreement or in favor of the Trustee on behalf of the Secured Parties in connection with this Base Indenture and the Guarantee and Collateral Agreement, and none of the Issuer or any Guarantor has authorized any such filing.

(c) All authorizations in this Base Indenture and the Guarantee and Collateral Agreement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture and the Guarantee and Collateral Agreement are powers coupled with an interest and are irrevocable.

(d) Notwithstanding anything to the contrary herein or in the other Transaction Documents (other than the Mortgages, if applicable), none of the Issuer nor any Guarantor makes any representation as to the validity, effectiveness, priority or enforceability of any grant of security interest in any real property assets under Article III hereof or Section 3 of the Guarantee and Collateral Agreement, including in each case the Real Estate Assets and the New Real Estate Assets, or the perfection thereof, which in each case shall be governed by the Mortgages, if applicable.

Section 7.14 Transaction Documents.

The Transaction Documents, the Collateral Transaction Documents, the Account Agreements, any Swap Contract and any Enhancement Agreement with respect to each Series of Notes are in full force and effect. There are no outstanding defaults thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a default thereunder.

Section 7.15 Non-Existence of Other Agreements.

Other than as permitted by Section 8.22 (a) no Securitization Entity is a party to any contract or agreement of any kind or nature and (b) no Securitization Entity is subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. The Issuer has not engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issuance of any Series of Notes, the execution of the Transaction Documents to which the Issuer is a party and the performance of the activities referred to in or contemplated by such agreements).

Section 7.16 Compliance with Contractual Obligations and Laws.

No Securitization Entity is in violation of (a) its Charter Documents, (b) any Requirements of Law with respect to such Securitization Entity or (c) any Contractual Obligation with respect to such Securitization Entity except, solely with respect to clauses (b) and (c), to the extent such violation could not reasonably be expected to result in a Material Adverse Effect.

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Section 7.17 Other Representations.

All representations and warranties of each Securitization Entity made in each Transaction Document to which it is a party are true and correct (i) if qualified as to materiality, in all respects, and (ii) if not qualified as to materiality, in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all respects or in all material respects, as applicable, as of such earlier date), and are repeated herein as though fully set forth herein.

Section 7.18 No Employees.

Notwithstanding any other provision of the Indenture or any Charter Documents of any Securitization Entity to the contrary, no Securitization Entity, has any employees.

Section 7.19 Reserved.

Section 7.20 Environmental Matters; Real Property.

(a) None of the Securitization Entities is subject to any liabilities or obligations pursuant to any Environmental Law or with respect to any Materials of Environmental Concern that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i) The Securitization Entities: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them and have obtained all Environmental Permits for any intended operations when such Environmental Permits are required and (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits.

(ii) Materials of Environmental Concern are not present at, on, under, in, or about any Real Estate Assets or New Real Estate Assets now or formerly owned, leased or operated by any Securitization Entity, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which could reasonably be expected to (i) give rise to liability of any Securitization Entity under any applicable Environmental Law or otherwise result in costs to any Securitization Entity, (ii) interfere with any Securitization Entity’s continued operations or (iii) impair the fair saleable value of any real property owned by any Securitization Entity.

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(iii) There is no judicial, administrative, or arbitral proceeding (including, without limitation, any notice of violation or alleged violation) under or relating to any Environmental Law to which any Securitization Entity is, or to the knowledge of the Securitization Entities will be, named as a party that is pending or, to the knowledge of the Securitization Entities, threatened in writing.

(iv) No Securitization Entity has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any other Environmental Law, or with respect to any Materials of Environmental Concern.

(v) No Securitization Entity has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

Section 7.21 Intellectual Property.

(a) All of the registrations and applications included in the Securitization IP are subsisting, unexpired and have not been abandoned in any applicable jurisdiction except where such expiration or abandonment could not reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 7.21, (i) the use of the Securitization IP and the operation of the FAT Brands TP Systems do not infringe, misappropriate or otherwise violate the rights of any third party in a manner that could reasonably be expected to have a Material Adverse Effect, (ii) there is no action or proceeding pending or, to the Issuer’s knowledge, threatened in writing, alleging the same that could reasonably be expected to have a Material Adverse Effect, and (iii) to the Issuer’s knowledge, the Securitization IP is not being infringed, misappropriated or otherwise violated by any third party in a manner that could reasonably be expected to have a Material Adverse Effect.

(c) Except as set forth on Schedule 7.21, no action or proceeding is pending or, to the Issuer’s knowledge, threatened in writing, that seeks to limit, cancel or challenge the validity of any Securitization IP, or the use thereof, that could reasonably be expected to have a Material Adverse Effect.

(d) Each Guarantor is the exclusive owner of the Securitization IP related to the business operated or intended to be operated under the applicable Brand, in each case, other than IP licenses granted in the ordinary course of business, free and clear of all Liens, other than Permitted Liens.

(e) The Issuer has not made and will not hereafter make and has not caused or permitted and will not cause or permit any Guarantor to make, any assignment, pledge, mortgage, hypothecation or transfer of any of the Securitization IP other than Permitted Liens and Permitted Asset Dispositions under Section 8.12 and Section 8.16.

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Section 7.22 Exchange Act

Payments on the Notes will not depend primarily on cash flow from self-liquidating financial assets within the meaning of Section 3(a)(79) of the Exchange Act.

Article VIII

COVENANTS

Section 8.1 Payment of Notes.

(a) The Issuer shall pay or cause to be paid the principal of, and premium, if any, and interest, subject to Section 2.15(d), on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. Except as otherwise provided pursuant to any Transaction Document, amounts properly withheld under the Code or any Requirements of Law by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Noteholder for all purposes of the Indenture and the Notes.

(b) By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate Tax Information (which includes (i) an Internal Revenue Service (“IRS”) Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or any applicable successor form or (ii) an applicable IRS Form W-8, for Persons other than United States persons, or applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement (without any corresponding gross-up) and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Issuer as provided in clause (a) above.

Section 8.2 Maintenance of Office or Agency.

(a) The Issuer will maintain an office or agency (which, with respect to the surrender for registration of, or transfer or exchange or the payment of principal and premium, may be an office of the Trustee, the Note Registrar or Paying Agent) where Notes may be surrendered for registration of transfer or exchange, notices may be served, and where, at any time when the Issuer is obligated to make a payment of principal of, and premium, if any, on the Notes, the Notes may be surrendered for payment. The Issuer will give prompt written notice to the Trustee and the Control Party of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Control Party with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and notices and demands may be made at the address set forth in Section 14.1 hereof.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee and the Control Party of any such designation or rescission and of any change in the location of any such other office or agency. The Issuer hereby designates the applicable Corporate Trust Office as one such office or agency of the Issuer.

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Section 8.3 Payment and Performance of Obligations.

The Issuer will, and will cause the other Securitization Entities to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon the Securitization Entity or upon the income, properties or operations of any Securitization Entity, judgments, settlement agreements and all obligations of each Securitization Entity under the Collateral Documents, except where the same may be contested in good faith by appropriate action (and without derogation from the material obligations of the Issuer hereunder and the Guarantors under the Guarantee and Collateral Agreement regarding the protection of the Collateral from Liens (other than Permitted Liens)), and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4 Maintenance of Existence.

The Issuer will, and will cause each other Securitization Entity to, maintain its existence as a limited liability company or corporation validly existing and in good standing under the laws of its state of organization and duly qualified as a foreign limited liability company or corporation licensed under the laws of each state in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect. The Issuer will, and will cause each other Securitization Entity (other than any Additional Guarantor that is a corporation) to, be treated as a disregarded entity within the meaning of Treasury Regulation Section 301.7701-2(c)(2) and the Issuer will not, nor will it permit any other Securitization Entity (other than any Additional Guarantor that is a corporation) to, be classified as a corporation or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Section 8.5 Compliance with Laws.

The Issuer will, and will cause each other Securitization Entity to, comply in all respects with all Requirements of Law with respect to the Issuer or such other Securitization Entity except where such noncompliance would not be reasonably likely to result in a Material Adverse Effect; provided, however, such non-compliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral or any criminal liability on the part of any Securitization Entity, the Manager or the Trustee.

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Section 8.6 Inspection of Property; Books and Records.

The Issuer will, and will cause each other Securitization Entity to, keep books of record and account to enable the preparation of financial statements in accordance with GAAP. Subject to the Disclosure Exceptions and to reasonable requirements of confidentiality, including requirements imposed by law or by contract, the Issuer will, and will cause each other Securitization Entity to, permit, at reasonable times upon reasonable notice, the Control Party, the Controlling Class Representative and the Trustee or any Person appointed by any of them to act as its agent to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, managers, employees and independent certified public accountants (so long as the Issuer has the opportunity to participate in any such discussions with the accountants), and up to one (1) such visit and inspection by the Control Party, the Controlling Class Representative, the Trustee, or any Person appointed by the Control Party, shall be reimbursable as a Securitization Operating Expense per calendar year, with any additional visit or inspection being at such Person’s sole cost and expense; provided, however, that during the continuance of any event that causes a Cash Flow Sweeping Period to begin and that has occurred and continued for at least two consecutive Quarterly Calculation Dates, a Rapid Amortization Event or an Event of Default, or to the extent expressly required without the instruction of any other party under the terms of any Transaction Documents, any such of such Persons may visit and conduct such activities at any time and all such visits and activities shall constitute a Securitization Operating Expense.

Section 8.7 Actions under the Collateral Documents and Transaction Documents.

(a) Except as otherwise provided in Section 8.7(d), the Issuer will not, nor will it permit any Securitization Entity to, take any action that would permit any FAT Brands TP Entity or any other Person party to a Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Transaction Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Transaction Document.

(b) Except as otherwise provided in Section 3.2(a) or Section 8.7(d), the Issuer will not, nor will it permit any Securitization Entity to, take any action that would permit any other Person party to a Franchise Document to have the right to refuse to perform any of its respective obligations under such Franchise Document or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, such Franchise Document if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(c) Except as otherwise provided in Section 3.2(a), the Issuer agrees that it will not, and will cause each Securitization Entity not to, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Document or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to the Issuer or such other Securitization Entity or give any consent, request, notice, direction or approval with respect to any such obligor if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

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(d) The Issuer agrees that it will not, and will cause each Securitization Entity not to, without the prior written consent of the Control Party (acting at the direction of the Controlling Class Representative), amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of any of the Transaction Documents (other than the Transaction Documents, which may be amended in accordance with Article XIII hereof); provided, however, that the Securitization Entities may agree to any amendment, modification, supplement or waiver of any such term of such Transaction Document without any such consent (and if the Trustee or the Control Party is a party to such Transaction Document and in such capacity is required to consent or agree to any such amendment, modification, supplement or waiver, such consent or agreement shall not be subject to the satisfaction of any condition or requirement other than as specified under such Transaction Document):

(i) to add to the covenants of any Securitization Entity for the benefit of the Secured Parties, or to add to the covenants of any FAT Brands TP Entity for the benefit of any Securitization Entity;

(ii) to terminate any such Transaction Document if any party thereto (other than a Securitization Entity) becomes, in the reasonable judgment of the Issuer, unable to pay its debts as they become due, even if such party has not yet defaulted on its obligations under such Transaction Document, so long as the Issuer enters into a replacement agreement with a new party within ninety (90) days of the termination of such Transaction Document;

(iii) to make such other provisions in regard to matters or questions arising under such Transaction Documents as the parties thereto may deem necessary or desirable, which are not inconsistent with the provisions thereof and which shall not materially and adversely affect the interests of any Noteholder, any Note Owner or any other Secured Party; provided that an Opinion of Counsel and an Officer’s Certificate shall be delivered to the Trustee, each Rating Agency (if applicable) and the Control Party to such effect;

(iv) to amend the definition of “Monthly Management Fee” pursuant to Section 8.3(a) of the Management Agreement with the consent of the Control Party (acting at the direction of the Controlling Class Representative) and the Manager, which consent shall not be subject to the satisfaction of any other condition to an amendment hereunder; or

(v) in connection with a Series Refinancing Event.

Promptly after the effectiveness of any such amendment, modification, supplement or waiver, the Issuer shall send to the Trustee, the Control Party, the Back-Up Manager and each Rating Agency a copy of such consent or agreement, but the failure to do so shall not impair or affect its validity.

(e) Upon the occurrence of a Manager Termination Event under the Management Agreement, (i) the Issuer will not, and will cause each other Securitization Entity not to, without the prior written consent of the Control Party (acting at the direction of the Controlling Class Representative), terminate the Manager and appoint any successor Manager in accordance with the Management Agreement and (ii) the Issuer will, and will cause each other Securitization Entity to, terminate the Manager and appoint one or more successor Managers in accordance with the Management Agreement if and when so directed by the Control Party (acting at the direction of the Controlling Class Representative).

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Section 8.8 Notice of Defaults and Other Events.

Promptly (and in any event within three (3) Business Days) upon becoming aware of (i) any Potential Rapid Amortization Event, (ii) any Rapid Amortization Event, (iii) any Potential Manager Termination Event, (iv) any Manager Termination Event, (v) any Default, (vi) any Event of Default or (vii) any default under any Collateral Transaction Document, the Issuer shall give the Trustee, each Rating Agency (if applicable), the Control Party, the Manager, the Back-Up Manager, the Controlling Class Representative with respect to each Series of Notes Outstanding notice thereof, together with an Officer’s Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Issuer. Subject to the Disclosure Exceptions, the Issuer shall, at its expense, promptly provide to the Control Party, the Manager, the Back-Up Manager, the Controlling Class Representative and the Trustee such additional information as the Control Party, the Manager, the Back-Up Manager, the Controlling Class Representative or the Trustee may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

Section 8.9 Notice of Material Proceedings.

Without limiting Section 8.30 or Section 8.25(b), promptly (and in any event within five (5) Business Days) upon the determination by either the chief financial officer or the chief legal officer of FAT Brands that the commencement or existence of any litigation, arbitration or other proceeding with respect to any FAT Brands TP Entity would be reasonably likely to have a Material Adverse Effect, the Issuer shall give written notice thereof to the Trustee, each Rating Agency (if applicable), the Control Party, the Back-Up Manager and the Manager.

Section 8.10 Further Requests.

Subject to the Disclosure Exceptions, the Issuer will, and will cause each other Securitization Entity to, promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement. Notwithstanding anything in this Base Indenture or any other Transaction Document to the contrary, in no event shall the Issuer, any other Securitization Entity or any Non-Securitization Entity be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (a) in respect of which disclosure to the Trustee, the Control Party, any Noteholder or any other Person is then prohibited by applicable law or any agreement binding on any FAT Brands TP Entity, (b) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege, or (c) that constitutes trade secrets or other proprietary information (including, without limitation, know how, ideas, techniques, recipes, formulas, customer lists, customer information, financial information, business methods and processes, marketing plans, specifications, and other similar information as well as internal materials prepared by the owner of such information containing or based, in whole or in part, on any such information) that is confidential to its owner other than such information as is explicitly required to be disclosed by this Indenture or a Series Supplement (the “Disclosure Exceptions”).

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Section 8.11 Further Assurances.

(a) The Issuer will, and will cause each other Securitization Entity to, do such further acts and things, and execute and deliver to the Trustee and the Control Party such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of the Indenture or the other Transaction Documents or to better assure and confirm unto the Trustee, the Control Party, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby and by the Guarantee and Collateral Agreement, except as set forth on Schedule 8.11. The Issuer and each Guarantor intends the security interests granted pursuant to the Indenture and the Guarantee and Collateral Agreement in favor of the Secured Parties to be prior to all other Liens (other than Permitted Liens) in respect of the Collateral, and the Issuer will, and will cause each other Securitization Entity to, take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first lien on and a first priority perfected security interest in the Collateral (except with respect to Permitted Liens and except as set forth on Schedule 8.11 and subject to Section 8.25). If the Issuer fails to perform any of its agreements or obligations under this Section 8.11(a), then the Control Party may (acting at the direction of the Controlling Class Representative) perform such agreement or obligation, and the expenses of the Control Party incurred in connection therewith shall be payable by the Issuer upon the Control Party’s demand therefor. The Control Party is hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.

(b) If any debt with an outstanding principal amount of greater than $100,000 individually shall be or become evidenced by any promissory note, chattel paper or other instrument and such note, chattel paper or instrument constitutes Collateral, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged in favor of the Trustee, for the benefit of the Secured Parties, and within ten (10) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee.

(c) Notwithstanding the provisions set forth in clauses (a) and (b) above, none of the Issuer nor any Guarantor shall be required to perfect any security interest in any fixtures (other than through a central filing of a UCC financing statement), any Franchisee promissory notes or, except as provided in Section 8.38, any Real Estate Assets or New Real Estate Assets.

(d) If during any Quarterly Collection Period, the Issuer or Guarantor shall obtain an interest in any commercial tort claim or claims (as such term is defined in the New York UCC) and such commercial tort claim or claims (when added to any past commercial tort claim or claims that were obtained by any Securitization Entity prior to such Quarterly Collection Period that are still outstanding) have an aggregate value equal to or greater than $5,000,000 as of the last day of such Quarterly Collection Period, the Issuer or Guarantor shall notify the Control Party on or before the third Business Day prior to the next succeeding Quarterly Payment Date that it has obtained such an interest and shall sign and deliver documentation acceptable to the Control Party granting a security interest under the Base Indenture or the Guarantee and Collateral Agreement, as the case may be, in and to such commercial tort claim or claims whether obtained during such Quarterly Collection Period or prior to such Quarterly Collection Period.

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(e) The Issuer will, and will cause each other Securitization Entity to, warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(f) On or before the time when the Manager, acting on behalf of the Securitization Entities, is required to provide annual financials pursuant to Section 4.1(g)(ii) with respect to the preceding fiscal year, the Issuer shall furnish to the Trustee, the Back-Up Manager, each Rating Agency (if applicable) and the Control Party an Opinion of Counsel (i) stating substantially to the effect that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreement and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments to financing statements and such other documents as are, subject to clause (c) above, necessary to maintain the perfection of the Lien and security interest created by this Base Indenture and the Guarantee and Collateral Agreement under Article 9 of the New York UCC in the United States and reciting the details of such action or referencing to prior Opinions of Counsel in which such details are given; or (ii) to the effect that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such Lien and security interest; provided that with respect to financing statements, the foregoing shall apply solely to financing statements naming a Securitization Entity as debtor and the Trustee as secured party (or any continuations thereof) and shall not, for the avoidance of doubt, apply to any financing statements assigned to the Trustee by a Securitization Entity); provided further, that the Trustee shall not be required to determine the sufficiency of any such opinion.

Section 8.12 Liens.

The Issuer will not, nor will it permit any other Securitization Entity to, create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens.

Section 8.13 Other Indebtedness.

The Issuer will not, nor will it permit any other Securitization Entity to, create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder or under the Guarantee and Collateral Agreement or any other Transaction Document, (ii) any guarantee by any Securitization Entity of the obligations of any other Securitization Entity, (iii) Indebtedness of a Securitization Entity owed to a Securitization Entity, (iv) any purchase money Indebtedness incurred in order to finance the acquisition, lease or improvement of assets or property in the ordinary course of business or (v) any Indebtedness incurred in order to finance any Prospective Company Restaurant Property.

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Section 8.14 [Reserved].

Section 8.15 Mergers.

On and after the Closing Date, the Issuer will not, and will not permit any other Securitization Entity to, merge or consolidate with or into any other Person or divide into two or more Persons (whether by means of a single transaction or a series of related transactions) other than any merger or consolidation of any Securitization Entity with any other Securitization Entity or any division in which each resulting Person will be a Securitization Entity or any merger or consolidation of any Securitization Entity with any other entity or any division of any Securitization Entity to which the Control Party (acting at the direction of the Controlling Class Representative) has given prior written consent.

Section 8.16 Asset Dispositions.

The Issuer shall not, and shall not permit any other Securitization Entity to, direct the Manager to sell, transfer, lease, license, liquidate or otherwise dispose of any of its property (whether by means of a single transaction or a series of related transactions), including any Equity Interests of any other Securitization Entity, except in the case of the following (each, a “Permitted Asset Disposition”):

(a) any disposition of obsolete, damaged, surplus or worn out property, and any abandonment, cancellation, or lapse of IP registrations or applications that are no longer commercially reasonable to maintain;

(b) any disposition of (i) Eligible Investments and (ii) inventory in the ordinary course of business;

(c) any disposition of equipment or real property to the extent that (x) such property is exchanged for credit against the purchase price or other payment obligations in respect of similar replacement property or other Eligible Assets (including, without limitation, credit against rental obligations under a real estate lease) or (y) the proceeds thereof are applied to the purchase price of such replacement property or other Eligible Assets in accordance with the Base Indenture;

(d) (i) licenses to the Manager, in connection with the performance of its services under the Management Agreement and (ii) other non-exclusive licenses of Securitization IP (A) granted in the ordinary course of business, (B) that when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement acting in accordance with the Managing Standard and (C) that would not reasonably be expected to materially and adversely impact the Securitization IP (taken as a whole);

(e) dispositions pursuant to the sale, sale-leaseback or other disposition of Owned Real Property or New Owned Real Property;

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(f) dispositions of (x) equipment leased to Franchisees in accordance with or upon termination of the related Equipment Leases or used in a Company Restaurant or (y) dispositions of Equipment Leases and dispositions of property of a Securitization Entity to any other Securitization Entity not otherwise prohibited under the Transaction Documents;

(g) (i) leases or subleases of Real Estate Assets to Franchisees or (in the case of the location of a Company Restaurant) a Company Restaurant Guarantor and assignments and terminations of leases and subleases that do not materially interfere with the business of the Securitization Entities or materially decrease ongoing Collections from such Real Estate Assets and (ii) dispositions pursuant to the foregoing clause (i) which result in materially decreasing ongoing Collections from such Real Estate Assets;

(h) dispositions of property relating to repurchases of Contributed Assets in exchange for the payment of Indemnification Amounts;

(i) investments, Liens and distributions permitted under the Indenture;

(j) transfers of properties subject to condemnation or casualty events;

(k) dispositions of Franchisee Notes or accounts receivable in connection with the collection or compromise thereof;

(l) terminations, non-renewals, expirations, amendments or other modifications of any Collateral Franchise Business Document or Franchised Restaurant Lease that when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement;

(m) any other sale, lease, license, transfer or other disposition of property, including, without limitation, the equity in or all or substantially all of the assets of a Guarantor, to which the Control Party (acting at the direction of the Controlling Class Representative) has given the relevant Securitization Entity prior written consent;

(n) any decision to abandon, fail to pursue, settle, or otherwise resolve any claim or cause of action to enforce or seek remedy for the infringement, misappropriation, dilution or other violation of any Securitization IP, or other remedy against any third party, in each such case, where it is not commercially reasonable to pursue such claim or remedy in light of the cost, potential remedy, or other factors; provided that such action (or failure to act) would not reasonably be expected to materially and adversely impact the Securitization IP (taken as a whole);

(o) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business, in each case that would not reasonably be expected to result in a Material Adverse Effect; and

(p) any other sale, lease, license, liquidation, transfer or other disposition of property not directly or indirectly constituting any asset dispositions permitted by the foregoing clauses and so long as such disposition when effected on behalf of any Securitization Entity by the Manager does not constitute a breach by the Manager of the Management Agreement and does not exceed an aggregate amount of $1,000,000 per annum.

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Upon any sale, transfer, lease, license, liquidation or other disposition of any property by any Securitization Entity permitted by this Section 8.16, all Liens with respect to such property created in favor of the Trustee for the benefit of the Secured Parties under this Base Indenture and the other Transaction Documents shall be automatically released, and the Trustee, upon written request of the Issuer, at the direction of the Control Party, shall provide evidence of such release as set forth in Section 14.17.

Section 8.17 Acquisition of Assets.

The Issuer will not, nor will it permit any other Securitization Entity to, acquire, by long-term or operating lease or otherwise, any property (i) if such acquisition when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement or (ii) that is a lease, license, or other contract or permit, if the grant of a lien or security interest in any of the Securitization Entities’ right, title and interest in, to or under such lease, license, contract or permit in the manner contemplated by the Base Indenture and the Guarantee and Collateral Agreement (a) would be prohibited by the terms of such lease, license, contract or permit, (b) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Securitization Entity therein or (c) would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the UCC or any other applicable law.

Section 8.18 Dividends, Officers’ Compensation, etc.

Except as described in the 2021-1 Series Supplement dated as of the date hereof, the Issuer will not declare or pay any distributions on any of its limited liability company interests; provided, however, that so long as no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, the Issuer may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act and the Issuer’s Charter Documents.

Without limiting Section 8.28, the Issuer will not, nor will it permit any other Securitization Entity to, pay any wages or salaries or other compensation to its officers, directors, managers or other agents except out of earnings computed in accordance with GAAP or except for the fees paid to its Independent Managers. The Issuer will not, nor will it permit any other Securitization Entity to, redeem, purchase, retire or otherwise acquire for value any Equity Interest in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as expressly permitted by the Indenture or as consented to by the Control Party (acting at the direction of the Controlling Class Representative).

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Section 8.19 Legal Name, Location Under Section 9-301 or 9-307.

The Issuer will not, nor will it permit any other Securitization Entity to, change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee, each Rating Agency (if applicable), the Control Party, the Manager and the Back-Up Manager with respect to each Series of Notes Outstanding. In the event that the Issuer or other Securitization Entity desires to so change its location or change its legal name, the Issuer will, or will cause such other Securitization Entity to, make any required filings and prior to actually changing its location or its legal name the Issuer will, or will cause such other Securitization Entity to, deliver to the Trustee and the Control Party (i) an Officer’s Certificate and Opinion of Counsel stating substantially to the effect that (a) all required filings have been made to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of the Issuer or other Securitization Entity and (b) such change in location or change in legal name will not adversely affect the Lien under any Mortgage required to be delivered and recorded pursuant to Section 8.38 and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.20 Charter Documents.

The Issuer will not, nor will it permit any other Securitization Entity to, amend, or consent to the amendment of, any of its Charter Documents to which it is a party as a member or shareholder unless, prior to such amendment, the Control Party (acting at the direction of the Controlling Class Representative) shall have consented thereto. The Control Party may rely on an Officer’s Certificate of the Issuer to seek discretion from the Controlling Class Representative to make such determination.

Section 8.21 Investments.

The Issuer will not, nor will it permit any other Securitization Entity to, make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person if such investment when made on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement, other than investments in (i) the Accounts and Eligible Investments, (ii) any Franchisee promissory notes, (iii) any other Securitization Entity.

Section 8.22 No Other Agreements.

The Issuer will not, nor will it permit any other Securitization Entity to, enter into or be a party to any agreement or instrument (other than any Transaction Document, any Franchise Document, any other document permitted by a Series Supplement or the Transaction Documents, as the same may be amended, supplemented or otherwise modified from time to time, any documents related to any Enhancement (subject to Section 8.32) or any documents or agreements incidental thereto) if such agreement when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

Section 8.23 Other Business.

The Issuer will not, nor will it permit any other Securitization Entity to, engage in any business or enterprise or enter into any transaction other than the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing or any other transaction which when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement.

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Section 8.24 Maintenance of Separate Existence.

(a) The Issuer will, and will cause each other Securitization Entity to:

(i) maintain their own deposit and securities account, as applicable, or accounts, separate from those of any of its Affiliates (other than the other Securitization Entities), with commercial banking institutions and ensure that the funds of the Securitization Entities will not be diverted to any Person who is not a Securitization Entity or for other than the use of the Securitization Entities, nor will such funds be commingled with the funds of any of its Affiliates (other than the other Securitization Entities) other than as provided in the Transaction Documents;

(ii) ensure that all transactions between it and any of its Affiliates (other than the other Securitization Entities), whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (ii);

(iii) to the extent that any Securitization Entity and any of its Affiliates (other than the other Securitization Entities) have offices in the same location, fairly and appropriately allocate overhead costs among them, and each such entity shall bear its fair share of such expenses;

(iv) (A) issue separate financial statements from any of its Affiliates (other than the other Securitization Entities) prepared at least quarterly and prepared in accordance with GAAP and (B) file its own tax returns, if any, as may be required under applicable law, to the extent not part of a consolidated group filing a consolidated return or returns and not treated as a division or a disregarded entity for tax purposes of another taxpayer, and pay any U.S. federal and material state and local taxes required to be paid by it under applicable law, except as otherwise expressly provided in the Transaction Documents;

(v) (A) conduct its affairs in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company or corporate formalities (as applicable), including, but not limited to, holding all regular and special meetings appropriate to authorize all of its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, (B) hold all of the its assets in its own name and in such a manner that it will not be costly or difficult to segregate, ascertain or identify its assets from those of any other Affiliate or any other Person and (C) be, and at all times hold itself out to the public as, a legal entity separate and distinct from any other Person and, to the extent known by it, correct any misunderstanding regarding its separate identity;

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(vi) (A) not assume or guarantee any of the liabilities of any other Person, become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person (other than the other Securitization Entities), (B) remain solvent and pay its debts and liabilities from its assets as the same become due, and (C) except as arising under or expressly permitted by the Transaction Documents, not incur, create or assume any Indebtedness and not make any loans or advances to, or pledge its assets for the benefit of, any other Person or entity;

(vii) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (A) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to it and (B) comply in all material respects with those procedures described in such provisions which are applicable to it;

(viii) maintain at least one Independent Manager or Independent Director, as applicable, on its board of managers or its board of directors, as the case may be;

(ix) to the fullest extent permitted by law, so long as any Obligation remains outstanding, remove any Independent Manager or Independent Director only for Cause and only after providing the Trustee and the Control Party with no less than five (5) days’ prior written notice of (A) any proposed removal of such Independent Manager or Independent Director, as applicable, and (B) the identity of the proposed replacement Independent Manager or Independent Director, as applicable, together with a certification that such replacement satisfies the requirements for an Independent Manager or an Independent Director set forth in the Charter Documents of the applicable Securitization Entity; and

(x) (A) provide, or cause the Manager to provide, to the Trustee and the Control Party, a copy of the executed agreement with respect to the appointment of any replacement Independent Director or Independent Manager, as the case may be, and (B) provide, or cause the Manager to provide, to the Trustee and the Control Party, written notice of the identity and contact information for each Independent Director or Independent Manager, as applicable, on an annual basis and at any time such information changes.

(b) The Issuer, on behalf of itself and each of the other Securitization Entities, confirms that the statements relating to the Issuer and/or any other Securitization Entity referenced in the opinion of Katten Muchin Rosenman LLP regarding substantive consolidation matters delivered to the Trustee on the most recent Series Closing Date are true and correct with respect to itself and each other Securitization Entity, and that the Issuer will, and will cause each other Securitization Entity to, comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

Section 8.25 Covenants Regarding the Securitization IP.

(a) The Issuer will not, nor will it permit any other Securitization Entity to, take or omit to take any action with respect to the maintenance, enforcement and defense of any Guarantor’s rights in and to the Securitization IP that would constitute a breach by the Manager of the Management Agreement if such action were taken or omitted by the Manager on behalf of any Securitization Entity.

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(b) The Issuer will notify the Trustee, the Back-Up Manager and the Control Party in writing within ten (10) Business Days of the Issuer’s first knowing or having reason to know that any application or registration relating to any material Securitization IP (now or hereafter existing) may become abandoned or dedicated to the public domain, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the PTO, the United States Copyright Office, similar offices or agencies in any foreign countries in which the Securitization IP is located, or any court, but excluding office actions in the course of prosecution and any non-final determinations (other than in an adversarial proceeding) of the PTO or any similar office or agency in any such foreign country) regarding the validity or any Securitization Entity’s ownership of any material Securitization IP, its right to register the same, or to keep and maintain the same.

(c) With respect to the Securitization IP, each Guarantor, to the extent it has not already done so, agrees to, and the Issuer agrees to cause each Guarantor to, execute, deliver and file (within ten (10) Business Days of the Closing Date as to the PTO) instruments substantially in the form of Exhibit I-1 hereto with respect to Trademarks, Exhibit I-2 hereto with respect to Patents and Exhibit I-3 hereto with respect to Copyrights or otherwise in form and substance satisfactory to the Control Party, and any other instruments or documents as may be reasonably necessary or, in the Control Party’s opinion, desirable to perfect or protect the Trustee’s security interest granted under this Base Indenture and the Guarantee and Collateral Agreement in the Patents and Trademarks included in the Securitization IP in the United States.

(d) [Reserved].

(e) If the Issuer or any Guarantor, either itself or through any agent, licensee or designee, files or otherwise acquires an application for the registration of any Patent, Trademark or Copyright with the PTO, the United States Copyright Office or any similar office or agency in any foreign country in which Securitization IP is located, the Issuer or such Guarantor in a reasonable time after such filing (and in any event within ninety (90) days) (i) shall give the Trustee and the Control Party written notice thereof and (ii) solely with respect to such applications filed in the United States, upon reasonable request of the Control Party, shall execute and deliver all instruments and documents, and take all further action, that the Control Party may so reasonably request in order to continue, perfect or protect the security interest granted hereunder or under the Guarantee and Collateral Agreement in the United States, including, without limitation, executing and delivering (x) the Supplemental Notice of Grant of Security Interest in Trademarks substantially in the form attached as Exhibit J-1 hereto, (y) the Supplemental Notice of Grant of Security Interest in Patents substantially in the form attached as Exhibit J-2 hereto and/or (z) the Supplemental Notice of Grant of Security Interest in Copyrights substantially in the form attached as Exhibit J-3 hereto, as applicable.

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(f) In the event that any material Securitization IP is infringed upon, misappropriated or diluted by a third party in a manner that would reasonably be expected to have a Material Adverse Effect, the Issuer and the Manager upon becoming aware of such infringement, misappropriation or dilution shall promptly notify the Trustee, the Back-Up Manager and the Control Party in writing. The Issuer, or the Manager on behalf of the Issuer, shall cause the applicable Guarantor or Additional IP Holder to take all reasonable and appropriate actions, at its expense, to protect or enforce such Securitization IP, including, if reasonable, suing for infringement, misappropriation or dilution and seeking an injunction (including, if appropriate, temporary and/or preliminary injunctive relief) against such infringement, misappropriation or dilution, unless the failure to take such actions on behalf of the applicable Guarantor or Additional IP Holder by the Manager would not constitute a breach by the Manager of the Management Agreement; provided that if the applicable Guarantor or Additional IP Holder decides not to take any action with respect to an infringement, misappropriation or dilution that would reasonably be expected to have a Material Adverse Effect, the Issuer shall deliver written notice to the Trustee, the Manager, the Back-Up Manager and the Control Party setting forth in reasonable detail the basis for its decision not to act, and none of the Manager, the Trustee, the Back-Up Manager or the Control Party will be required to take any actions on its behalf to protect or enforce the Securitization IP against such infringement, misappropriation or dilution; provided, further, that the Manager will be required to act if failure to do so would constitute a breach of the Managing Standard.

(g) With respect to licenses of third-party Intellectual Property entered into after the Closing Date by the Securitization Entities (including, for the avoidance of doubt, to the Manager acting on behalf of the Securitization Entities, as applicable), the Securitization Entities (or the Manager on their behalf) shall use commercially reasonable efforts to include terms permitting the grant by the Securitization Entities of a security interest therein to the Trustee for the benefit of the Secured Parties and to allow the Manager (and any Successor Manager and the Interim Successor Manager) the right to use such Intellectual Property in the performance of its duties under the Management Agreement.

Section 8.26 Investment Company Act.

The Issuer shall take or omit to take action as necessary in order for the Issuer to remain excluded from the definition of “investment company” set forth in section 3(a)(1)(C) of the 1940 Act, as such section may be amended from time to time.

Section 8.27 Real Property

The Issuer shall not permit any other Securitization Entity to, enter into any lease of real property (other than or in connection with any Permitted Asset Disposition, Franchised Restaurant Lease or New Franchised Restaurant Lease). The Issuer shall not, or shall not permit any other Securitization Entity to, acquire any fee interest in real property (other than any fee interest in real property acquired by any Guarantor).

Section 8.28 No Employees.

The Issuer and the other Securitization Entities shall have no employees.

Section 8.29 Insurance.

The Issuer shall cause the Manager to have each Securitization Entity named as an insured or listed as an “additional insured” or “loss payee,” as may apply, on any insurance maintained by the Manager for the benefit of such Securitization Entity pursuant to the Management Agreement.

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Section 8.30 Litigation.

If FAT Brands is not then subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall, on each Quarterly Payment Date, provide a written report to the Control Party, the Manager and the Back-Up Manager that sets forth all outstanding litigation, arbitration or other proceedings against any FAT Brands TP Entity that would have been required to be disclosed in FAT Brands’ annual reports, quarterly reports and other public filings which FAT Brands would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if FAT Brands were subject to such Sections.

Section 8.31 Environmental.

The Issuer shall, and shall cause each other Securitization Entity to, promptly notify the Control Party, the Manager, the Back-Up Manager and the Trustee, in writing, upon receipt of any written notice pursuant to which any Securitization Entity becomes aware from any source (including but not limited to a governmental entity) of any possible material liability of any Securitization Entity pursuant to any Environmental Law that could reasonably be expected to have a Material Adverse Effect. In addition, other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Issuer shall, and shall cause each other Securitization Entity to:

(a) (i) comply with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and obtain all Environmental Permits for any intended operations when such Environmental Permits are required and (iii) comply with all of their Environmental Permits; and

(b) undertake all investigative and remedial action required by Environmental Laws with respect to any Materials of Environmental Concern present at, on, under, in, or about any Real Estate Assets or New Real Estate Assets owned, leased or operated by the Issuer or any Securitization Entity, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which could reasonably be expected to (i) give rise to liability of the Issuer or any Securitization Entity under any applicable Environmental Law or otherwise result in costs to the Issuer or any Securitization Entity, (ii) interfere with the Issuer’s or any Securitization Entity’s continued operations or (iii) impair the fair saleable value of any Real Estate Assets or New Real Estate Assets owned by the Issuer or any Securitization Entity.

Section 8.32 Enhancements.

No Enhancement shall be provided in respect of any Series of Notes, nor will any Enhancement Provider have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party (acting at the direction of the Controlling Class Representative) has provided its prior written consent to such Enhancement, such consent not to be unreasonably withheld.

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Section 8.33 Derivatives.

Without the prior written consent of the Control Party (acting at the direction of the Controlling Class Representative), the Issuer will not, nor will it permit any other Securitization Entity to, enter into any derivative contract, swap, option, hedging contract, forward purchase contract or other similar agreement or instrument (other than forward purchase agreements entered into with third-party vendors on behalf of the Securitization Entities in the ordinary course of business), if any such contract, agreement or instrument requires the Issuer to expend any financial resources to satisfy any payment obligations owed in connection therewith.

Section 8.34 Additional Guarantor.

(a) The Issuer, in accordance with and as permitted under the Transaction Documents, may purchase, acquire, form or cause to be formed one or more Additional Guarantors without the consent of the Control Party; provided that any such Additional Guarantor is a Delaware limited liability company or a Delaware corporation (so long as the use of such corporate form is reasonably satisfactory to the Control Party) and has adopted, or substantially contemporaneously with the closing of an applicable transaction pursuant to which such Additional Guarantor is purchased, acquired or otherwise designated as an Additional Guarantor hereunder, will adopt, Charter Documents substantially similar to the Charter Documents of the Franchise Entities that were Delaware limited liability companies or Delaware corporations, as applicable, as in existence on the Closing Date; provided, further, that such Additional Guarantor holds Guarantor Assets, Product Sourcing Assets, New Real Estate Assets or Securitization IP or is being established, purchased or acquired in order to act as a franchisor with respect to New Franchise Agreements.

(b) If the Issuer desires to create, incorporate, form or otherwise organize an Additional Guarantor that does not comply with the provisos set forth in clause (a) above, the Issuer shall first obtain the prior written consent of the Control Party (acting at the direction of the Controlling Class Representative), such consent not to be unreasonably withheld.

(c) In connection with the organization of any Additional Guarantor in conjunction with clause (a) or (b) above, the Issuer shall, if such Additional Guarantor owns Securitization IP, designate such Additional Guarantor as an Additional IP Holder.

(d) The Issuer shall cause each Additional Guarantor to promptly execute an assumption agreement in form set forth as Exhibit A to the Guarantee and Collateral Agreement (the “Assumption Agreement”) pursuant to which such Additional Guarantor shall become jointly and severally obligated under the Guarantee and Collateral Agreement with the other Guarantors.

(e) Upon the execution and delivery of an Assumption Agreement as required in clause (d) above, any Additional Guarantor party thereto will become a party to the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the Guarantee and Collateral Agreement, will assume all Obligations and liabilities of a Guarantor thereunder.

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(f) The Control Party will have the right to direct that After-Acquired Securitization IP in the nature of a Trademark be held by one or more newly formed Additional IP Holders if the Control Party reasonably believes that such After-Acquired Securitization IP could impair the Collateral if it were held by an existing Guarantor and that separating the ownership of such After-Acquired Securitization IP from the rest of the Securitization IP will not impair the enforceability of the Securitization IP. In making any determination with respect to such After-Acquired Securitization IP, the Control Party will have the right to consult with third-party experts.

Section 8.35 Guarantor Distributions.

The Issuer shall, and shall cause the Manager to, cause each Guarantor to deposit all Guarantor Collections into the Concentration Account within one Business Day after receipt (or calculation, in the case of Monthly Fiscal Period Company Restaurant Profits True-up Amounts and Monthly Fiscal Period Estimated Company Restaurant Profits Amounts) as a distribution by such Guarantor to the Issuer.

Section 8.36 Tax Lien Reserve Amount.

Upon receipt of any Tax Lien Reserve Amount by any Securitization Entity, such recipient will distribute such Tax Lien Reserve Amount to the Issuer and the Issuer shall remit such Tax Lien Reserve Amount to the Tax Lien Reserve Account after providing prior written notice to the Trustee of such remittance (including, without limitation, the amount that will be remitted); provided that the Trustee will not release such Tax Lien Reserve Amount from the Tax Lien Reserve Account unless: (a) the Control Party (acting at the direction of the Controlling Class Representative) instructs the Trustee in writing to withdraw and pay all of such Tax Lien Reserve Amount in accordance with the written instructions of the Issuer (or the Manager on its behalf) upon receipt by the Trustee, the Control Party, the Manager, the Back-Up Manager and the Controlling Class Representative of evidence reasonably satisfactory to the Control Party that the Lien for which such Tax Lien Reserve Amount was established has been released by the IRS; (b) the Issuer, or the Manager on behalf of the Issuer, delivers written instructions to the Trustee to withdraw and pay all or a portion of such Tax Lien Reserve Amount to the IRS on behalf of the FAT Brands TP Entities; provided that the Issuer shall deliver, or cause to be delivered, prior written notice of any such written instruction to the Control Party; or (c) the Control Party (acting at the direction of the Controlling Class Representative) instructs the Trustee in writing to withdraw and pay all or a portion of such Tax Lien Reserve Amount to the IRS (i) upon the occurrence and during the continuation of an Event of Default or (ii) upon receipt of written notice by any Securitization Entity stating that the IRS intends to execute on the Lien for which such Tax Lien Reserve Amount was established in respect of any assets of any Securitization Entity; provided that the Issuer shall deliver a copy of any such written instruction to FAT Brands. Any distributions from the Tax Lien Reserve Account shall be made on the Business Day following receipt by Trustee of instructions set forth in clauses (a), (b) or (c) above, and Trustee shall be entitled to rely on any such instructions delivered to it.

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Section 8.37 Bankruptcy Proceedings.

The Issuer shall, and shall cause each other Securitization Entity to, promptly object to the institution of any bankruptcy proceeding against it and take all necessary or advisable steps to cause the dismissal of any such proceeding (including, without limiting the generality of the foregoing, to timely file an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have any Securitization Entity, as the case may be, adjudicated as bankrupt or Insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition or in respect of any Securitization Entity, as the case may be, under applicable bankruptcy law or any other applicable Requirements of Law).

Section 8.38 Mortgages.

Each Guarantor shall, within ninety (90) days following the occurrence of a Mortgage Preparation Event with respect to any Owned Real Property and New Owned Real Property acquired by such Guarantor, execute and deliver to the Control Party (with a copy to the Trustee), for the benefit of the Secured Parties, a mortgage or deed of trust in form reasonably acceptable to the Issuer, the Control Party and the Trustee and suitable for recordation under applicable law with respect to each such Owned Real Property and New Owned Real Property, to be held in escrow by the Control Party or its agent for the benefit of the Secured Parties and recorded by the Control Party or its agent solely upon the occurrence of a Mortgage Recordation Event (subject to Section 3.1(c) hereof); provided, that the Prospective Company Restaurant Properties will not be subject to such requirement. The Control Party within five (5) Business Days of receiving direction of the Controlling Class Representative will be required to deliver the Mortgages to the applicable recording office for recordation in the event that any Rapid Amortization Event occurs (or is continuing) on or following the 120th day following the occurrence of a Mortgage Preparation Event, unless such Mortgage Recordation Event is waived by the Control Party (at the direction of the Controlling Class Representative). The Control Party may engage a third-party service provider (which shall be reasonably acceptable to the Control Party) to assist in delivering the Mortgages to the applicable Governmental Authority with respect to such Mortgage for recordation. In addition, within twenty (20) Business Days of a Mortgage Recordation Event (or such additional time as my be required if the Guarantors are pursuing such items with commercially reasonable efforts), the Guarantors shall exercise commercially reasonable efforts to deliver to the Control Party and the Trustee (i) updates to the Closing Title Reports, (ii) lender’s Title Policies for those properties for which Closing Title Reports were previously obtained, and (iii) local counsel enforceability opinions with respect to the Mortgages delivered on properties in those states where a material amount of Owned Real Property and New Owned Real Property is located, as reasonably determined by the Securitization Entities. The Control Party shall be reimbursed by the Issuer for any and all reasonable costs and expenses in connection with such Mortgage Recordation Event, including all Mortgage Recordation Fees, all premiums, fees and all other costs (including reasonable attorney’s fees) incurred in connection with delivery of the Title Policies and all fees and costs incurred in connection with local counsel enforceability opinions, pursuant to and in accordance with the Priority of Payments. For the avoidance of doubt, the Guarantors shall not be required to, and the Control Party may not, record or cause to be recorded any Mortgage or cause the issuance of any Title Policy or local counsel enforceability opinion until the occurrence of a Mortgage Recordation Event. Neither the Trustee nor any custodian on behalf of the Trustee shall be under any duty or obligation to inspect, review or examine any such Mortgages or to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they are in recordable form. Neither the Trustee nor any agent on its behalf shall in any way be liable for any delays in the recordation of any Mortgage, for the rejection of a Mortgage by any recording office or for the failure of any Mortgage to create in favor of the Trustee, for the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, the Guarantors’ right, title and interest in and to each Owned Real Property and New Owned Real Property, and the Proceeds thereof. Upon the request of the applicable Guarantor, and at the direction of the Manager, the Trustee shall execute and deliver a release of mortgage to be held in escrow pending a closing of a sale of any Owned Real Property or New Owned Real Property; provided that if such closing shall not occur, such release of mortgage shall be returned by the escrow agent directly to the Trustee.

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Article IX

REMEDIES

Section 9.1 Rapid Amortization Events.

The Notes will be subject to rapid amortization in whole and not in part following the occurrence of any of the following events (and any events that may be added in connection with the issuance of any Additional Notes) as declared by the Control Party (acting at the direction of the Controlling Class Representative) by written notice to the Issuer (with a copy to the Manager, the Back-Up Manager and the Trustee) (each, a “Rapid Amortization Event”); provided, that a Rapid Amortization Event described in clause (g) will occur automatically without any declaration thereof by the Control Party unless the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder of the applicable Notes that have not been repaid or refinanced in full on or prior to the applicable Series Anticipated Repayment Date have agreed to waive such event in accordance with Section 9.7:

(a) the failure to maintain a P&I DSCR greater than 1.20x as calculated on any Quarterly Calculation Date;

(b) the occurrence of a Manager Termination Event;

(c) the occurrence of an Event of Default;

(d) FAT Brands TP Systemwide Sales as calculated on any Quarterly Calculation Date are less than $225,000,000; provided, that such threshold may be increased or decreased at the request of the Issuer subject to approval by the Control Party (acting at the direction of the Controlling Class Representative) and, if a Series of Notes Outstanding is rated, then satisfaction of the Rating Agency Condition;

(e) the FAT Brands TP Leverage Ratio is greater than 7.50x as calculated on any Quarterly Calculation Date;

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(f) the Senior Leverage Ratio is greater than 7.00x as calculated on any Quarterly Calculation Date; or

(g) the occurrence of a Series Anticipated Repayment Date.

Upon the occurrence of a Rapid Amortization Event, the Control Party (acting at the direction of the Controlling Class Representative) will deliver, to the applicable recording office for recordation, any Mortgage granted by a Securitization Party and held in escrow by the Control Party for the benefit of the Secured Parties, unless such requirement to record is waived by the Control Party, acting at the direction of the Controlling Class Representative.

Section 9.2 Events of Default.

If any one of the following events shall occur (each an “Event of Default”):

(a) the Issuer defaults in the payment of interest on any Series of Notes Outstanding when the same becomes due and payable and such default continues for two (2) Business Days (or in the case of a failure to pay such interest when due resulting solely from an administrative error or omission by the Trustee, such failure continues for a period of two (2) Business Days after the Trustee has Actual Knowledge of such administrative error or omission); provided, that failure to pay any interest on any Series of Notes (including, but not limited to, the Post-Anticipated Call Date Additional Interest and Post-Anticipated Repayment Date Additional Interest) other than on the Series Legal Final Maturity Date will not be an Event of Default;

(b) the Issuer (i) defaults in the payment of any principal of any Series of Notes on a Series Legal Final Maturity Date for such Series of Notes or as and when due in connection with any mandatory or optional prepayment or (ii) fails to make any other principal payments due from funds available in the Collection Account in accordance with the Priority of Payments on any Monthly Allocation Date; provided that in the case of a failure to pay principal under either clause (i) or (ii) resulting solely from an administrative error or omission by the Trustee, such failure continues for a period of two (2) Business Days after the Trustee has Actual Knowledge of such administrative error or omission; provided, further, that the failure to pay any prepayment premium on any prepayment of principal made during any Rapid Amortization Period occurring prior to the related Series Anticipated Repayment Date will not be an Event of Default;

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(c) any Securitization Entity fails to perform or comply in any material respect with any of the covenants (other than those covered by clause (a) or clause (b) above) (including any covenant to pay any amount other than interest on or principal of the Notes when due in accordance with the Priority of Payments), or any of its representations or warranties contained in any Transaction Document to which it is a party proves to be incorrect in any material respect as of the date made or deemed to be made, and such default, failure or breach continues for a period of thirty (30) consecutive days or, in the case of a failure to comply with any of the agreements, covenants or provisions of the IP License Agreements, such longer cure period as may be permitted under the IP License Agreements (or, solely with respect to a failure to comply with (i) any obligation to deliver a notice, financial statement, report or other communication within the specified time frame set forth in the applicable Transaction Document, such failure continues for a period of five (5) consecutive Business Days after the specified time frame for delivery has elapsed or (ii) Sections 8.7, 8.12, 8.13, 8.14, 8.15, 8.17, 8.18, 8.19, 8.20, 8.21, 8.22, 8.23, 8.24, 8.25, 8.26 and 8.28, such failure continues for a period of ten (10) consecutive Business Days), in each case, following the earlier to occur of the Actual Knowledge of such Securitization Entity of such breach or failure and the default caused thereby or written notice to such Securitization Entity by the Trustee, the Back-Up Manager or the Control Party (acting at the direction of the Controlling Class Representative) of such default, breach or failure; provided, that no Event of Default shall occur pursuant to this clause (c) if, with respect to any such representation deemed to have been false in any material respect when made which can be remedied by making a payment of an Indemnification Amount, (i) the Manager has paid the required Indemnification Amount in accordance with the terms of the Transaction Documents and (ii) such Indemnification Amount has been deposited into the Collection Account;

(d) the occurrence of an Event of Bankruptcy with respect to any Securitization Entity;

(e) the Interest-Only DSCR as calculated as of any Quarterly Calculation Date is less than 1.10x;

(f) the SEC or other regulatory body having jurisdiction reaches a final determination that any Securitization Entity is required to register as an “investment company” under the 1940 Act or is under the “control” of a Person that is required to register as an “investment company” under the 1940 Act;

(g) any of the Transaction Documents or any material portion thereof ceases to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the express termination provisions thereof) or FAT Brands or any Securitization Entity so asserts in writing;

(h) the Trustee ceases to have for any reason a valid and perfected first priority security interest in the Collateral (subject to Permitted Liens) in which perfection can be achieved under the UCC or other applicable Requirements of Law in the United States to the extent required by the Transaction Documents or Issuer or any Affiliate thereof so asserts in writing;

(i) any Securitization Entity fails to perform or comply with any material provision of its organizational documents or any provision of Section 8.24 relating to legal separateness of the Securitization Entities, which failure is reasonably likely to cause the contribution of the Collateral to such Securitization Entity pursuant to the Contribution Agreement to fail to constitute a “true contribution” or other absolute transfer of such Collateral pursuant to the Contribution Agreement or is reasonably likely to cause a court of competent jurisdiction to disregard the separate existence of such Securitization Entity relative to any Person other than another Securitization Entity and, in each case, such failure continues for more than thirty (30) consecutive days following the earlier to occur of the Actual Knowledge of such Securitization Entity or written notice to such Securitization Entity from the Trustee, the Back-Up Manager or the Control Party (acting at the direction of the Controlling Class Representative) of such failure;

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(j) a final non-appealable ruling has been made by a court of competent jurisdiction that the contribution of the Collateral (other than any immaterial portion of the Collateral and any Collateral that has been disposed of to the extent permitted or required under the Transaction Documents) pursuant to the Contribution Agreement does not constitute a “true contribution” or other absolute transfer of such Collateral pursuant to such agreement;

(k) an outstanding final non-appealable judgment for an amount exceeding $2,000,000 (when aggregated with the amount of all other outstanding final non-appealable judgments) (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) is rendered against any Securitization Entity, and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is any period of forty-five (45) consecutive days during which such judgment remains unsatisfied or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, will not be in effect;

(l) the failure of (i) FAT Brands to own 100% of the Equity Interests of the Issuer; or (ii) the Issuer to own, directly or indirectly, 100% of the Equity Interests of each Guarantor;

(m) other than as permitted under the Indenture or the other Transaction Documents, the Guarantors and any Additional IP Holders collectively fail to have good title to any material portion of the Securitization IP or the Issuer shall fail to have good title in or to any material portion of the Collateral;

(n) the IRS files notice of a lien pursuant to Section 6323 of the Code with regard to the assets of any Securitization Entity and such lien has not been released within sixty (60) days, unless (i) FAT Brands or a Subsidiary thereof has provided evidence that payment to satisfy the full amount of the asserted liability has been provided to the IRS, and the IRS has released such asserted lien within sixty (60) days of such payment, or (ii) such lien or the asserted liability is being contested in good faith and FAT Brands has contributed to the Securitization Entities funds in the amount necessary to satisfy the asserted liability (the “Tax Lien Reserve Amount”), which such funds are set aside and remitted to a collateral deposit account as provided in Section 8.36;

then (i) in the case of any event described in each clause above (except for clause (d) thereof) that is continuing the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative) and on behalf of the Noteholders, by written notice to the Issuer (unless no written notice is required under this Indenture), will accelerate and declare the Outstanding Principal Amount of all Series of Notes Outstanding to be immediately due and payable, and upon any such declaration, such Outstanding Principal Amount, together with accrued and unpaid interest thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Transaction Documents shall become immediately due and payable or (ii) in the case of any event described in clause (d) above that has occurred and is continuing, the Outstanding Principal Amount of all Series of Notes Outstanding, together with interest accrued but unpaid thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture, shall immediately and without further act accelerate and become due and payable.

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If any Securitization Entity obtains Actual Knowledge that a Default or an Event of Default has occurred and is continuing, such Securitization Entity shall promptly notify the Trustee and the Control Party. Promptly following the Trustee’s receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof to the Issuer, the Control Party, each Rating Agency (if applicable), the Controlling Class Representative, the Manager, the Back-Up Manager, each Noteholder and each other Secured Party.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article IX, the Control Party (acting at the direction of the Controlling Class Representative), by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences, if (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (a) all overdue installments of interest and principal on the Notes (excluding principal amounts due solely as a result of the acceleration), and (b) all unpaid taxes, administrative expenses and other sums paid by the Trustee or paid by the Control Party under the Transaction Documents and the reasonable compensation, expenses and disbursements of the Trustee and the Control Party, their respective agents and counsel, as applicable, and any unreimbursed Manager Advances, fees and expenses due and payable to the Control Party and fees, expenses and other amounts due and payable to the Trustee, Back-Up Manager Fees and any Back-Up Manager Consent Consultation Fees and (ii) all existing Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.7. No such rescission shall affect any subsequent default or impair any right consequent thereon. Any Default or Event of Default described in clause (d) above will not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Any other Default or Event of Default may be waived by the Control Party (acting at the direction of the Controlling Class Representative) by notice to the Trustee.

Section 9.3 Rights of the Control Party and Trustee upon Event of Default.

(a) Payment of Principal and Interest. The Issuer covenants that if (i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of, or premium, if any, on any Series of Notes Outstanding when due and payable, the Issuer will, upon demand by the Trustee (and, in the case of any default that is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable (other than on the Series Legal Final Maturity Date or on any other date on which the Outstanding Principal Amount of the Notes of such Series is required to be paid in full), to the extent of funds available) at the direction of the Control Party (acting at the direction of the Controlling Class Representative), pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

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(b) Proceedings To Collect Money. In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee at the direction of the Control Party (acting at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and collect in the manner provided by law out of the property of the Issuer, wherever situated, the moneys adjudged or decreed to be payable.

(c) Other Proceedings. If and whenever an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative) shall be entitled to take one or more of the following actions:

(i) proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Control Party (acting at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Transaction Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Transaction Document or by law, including any remedies of a secured party under applicable Requirements of Law;

(ii) (A) direct the Issuer to exercise (and the Issuer agrees to exercise) all rights, remedies, powers, privileges and claims of the Issuer against any party to any Collateral Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to the Issuer, and any right of the Issuer to take such action independent of such direction shall be suspended, and (B) if (x) the Issuer shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (acting at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) the Issuer refuses to take such action or (z) the Control Party (acting at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take (or the Control Party on behalf of the Trustee shall take) such previously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under the Indenture to direct the Issuer to take such action);

(iii) institute Proceedings from time to time for the complete or partial foreclosure of the Indenture or, to the extent applicable, any other Transaction Document, with respect to the Collateral; provided that the Trustee will not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder or under such Transaction Documents and title to such property will instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party; and/or

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(iv) sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (acting at the direction of the Controlling Class Representative) and the Trustee will provide notice to the Issuer and each Holder of Subordinated Notes and Senior Subordinated Notes of a proposed sale of Collateral.

(d) Sale of Collateral. In connection with any sale of the Collateral hereunder, under the Guarantee and Collateral Agreement (which may proceed separately and independently from the exercise of remedies under the Indenture), under any Mortgage or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture, the Guarantee and Collateral Agreement or any other Transaction Document:

(i) any of the Trustee, any Noteholder and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii) the Trustee (acting at the direction of the Control Party (acting at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Securitization Entity of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Securitization Entity, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Securitization Entity or its successors or assigns;

(iv) the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer thereof, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof; and

(v) any amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any of its rights under the Indenture or under the Guarantee and Collateral Agreement, other than with respect to amounts owed to a depository bank or securities intermediary under the related Account Control Agreement, will be held by the Trustee as additional collateral for the repayment of the Obligations, shall be deposited in the Collection Account and, other than with respect to amounts owed to a depository bank or securities intermediary under the related Account Control Agreement, shall be applied in the priority set forth in this Section 5.10 hereof; provided that, unless otherwise provided in the Indenture, with respect to any distribution to any Class of Notes, such amounts will be distributed sequentially in order of alphabetical (as opposed to alphanumerical) designation and pro rata among each Class of Notes of the same alphabetical designation based upon the Outstanding Principal Amount of the Notes of each such Class.

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(e) Application of Proceeds. Any amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any right hereunder or under the Guarantee and Collateral Agreement shall be held by the Trustee as additional Collateral for the repayment of the Obligations, shall be deposited into the Collection Account and shall be applied as provided in the priority set forth in the Priority of Payments; provided, however, that unless otherwise provided in this Article IX, with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed sequentially in order of alphabetical (as opposed to alphanumerical) designation and pro rata among each Class of Notes of the same alphabetical designation based upon the Outstanding Principal Amount of the Notes of each such Class.

(f) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g) Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

(h) Power of Attorney. The Issuer hereby grants to the Trustee an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the PTO, United States Copyright Office, any similar office or agency in each foreign country in which any Securitization IP is located, or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Securitization IP, and record the same.

Section 9.4 Waiver of Appraisal, Valuation, Stay and Right to Marshaling.

To the extent it may lawfully do so, the Issuer for itself and for any Person who may claim through or under it hereby:

(a) agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture or the Guarantee and Collateral Agreement, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b) waives all benefit or advantage of any such laws;

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(c) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of the Indenture; and

(d) consents and agrees that, subject to the terms of the Indenture and the Guarantee and Collateral Agreement, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Control Party (acting at the direction of the Controlling Class Representative)) determine.

Section 9.5 Limited Recourse.

Notwithstanding any other provision of the Indenture, the Notes or any other Transaction Document or otherwise, the liability of the Issuer to the Noteholders and any other Secured Parties under or in relation to the Indenture, the Notes or any other Transaction Document or otherwise, is limited in recourse to the Collateral. The proceeds of the Collateral having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against Issuer to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 9.5, all claims in respect of which shall be extinguished.

Section 9.6 Optional Preservation of the Collateral.

If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), subject to the other terms and provisions hereof, shall elect to maintain possession of such portion, if any, of the Collateral as the Control Party (acting at the direction of the Controlling Class Representative) shall in its discretion determine.

Section 9.7 Waiver of Past Events.

Prior to the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and subject to Section 13.2, the Control Party (acting at the direction of the Controlling Class Representative) by notice to the Trustee and the Back-Up Manager, may waive any existing Default or Event of Default described in any clause of Section 9.2 (except clause (d) thereof) and its consequences; provided, however, that before any waiver may be effective, the Trustee, the Back-Up Manager and the Control Party must have received any amounts then due to the Control Party, the Back-Up Manager or the Trustee hereunder or under the Transaction Documents; provided, further, that the Control Party shall provide written notice of any such waiver to the Issuer. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. A Default or an Event of Default described in Section 9.2(d) shall not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Subject to Section 13.2, the Control Party (acting at the direction of the Controlling Class Representative), by notice to the Trustee and the Back-Up Manager, may waive any existing Potential Rapid Amortization Event or any existing Rapid Amortization Event; provided however, that a Rapid Amortization Event pursuant to Section 9.1(d) relating to a particular Series of Notes (or Class, Subclass or Tranche thereof) shall not be permitted to be waived by any party unless each Noteholder of such Series of Notes (or Class, Subclass or Tranche thereof) that have not been repaid or refinanced in full prior to the applicable Series Anticipated Payment Date has consented to such waiver.

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Section 9.8 Control by the Control Party.

Notwithstanding any other provision hereof, the Control Party (acting at the direction of the Controlling Class Representative) may, subject to the terms hereof, cause the institution of and direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercise any trust or power conferred on the Trustee; provided that:

(a) such direction of time, method and place shall not be in conflict with any rule of law or with the Indenture;

(b) the Control Party may take any other action deemed proper by the Control Party that is not inconsistent with the direction of the Controlling Class Representative (as such direction may be modified by the Controlling Class Representative); and

(c) such direction shall be in writing.

Notwithstanding anything herein to the contrary, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided herein.

Section 9.9 Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, a Holder of Notes may pursue a remedy with respect to the Indenture or any other Transaction Document only if:

(a) the Noteholder gives to the Trustee, the Control Party and the Controlling Class Representative written notice of a continuing Event of Default;

(b) the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount of all then Outstanding Notes make a written request to the Trustee, the Control Party and the Controlling Class Representative to pursue the remedy;

(c) such Noteholder or Noteholders offer and, if requested, provide to the Trustee, the Control Party and the Controlling Class Representative an indemnity satisfactory to the Trustee, the Control Party and the Controlling Class Representative against any loss, liability or expense;

(d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity reasonably satisfactory to it;

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(e) during such sixty (60) day period, the Majority of Senior Noteholders do not give the Trustee a direction inconsistent with the request; and

(f) the Control Party (acting at the direction of the Controlling Class Representative) has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Transaction Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.10 Unconditional Rights of Noteholders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

Section 9.11 The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

Section 9.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.9 or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

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Section 9.13 Restoration of Rights and Remedies.

If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Transaction Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 9.14 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Transaction Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture or any other Transaction Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.15 Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Control Party, the Controlling Class Representative, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party, as the case may be.

Section 9.16 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Transaction Document; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but will suffer and permit the execution of every such power as though no such law had been enacted.

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Article X

THE TRUSTEE

Section 10.1 Duties of the Trustee.

(a) If an Event of Default or a Rapid Amortization Event of which a Trust Officer of the Trustee shall have Actual Knowledge has occurred and is continuing, the Trustee shall (except in the case of the receipt of directions with respect to such matter from the Control Party in accordance with the terms of this Base Indenture or any other Transaction Document in which event the Trustee’s sole responsibility will, subject to the term hereof, be to await such directions and act or refrain from acting in accordance with such directions) exercise the rights and powers vested in it by this Base Indenture and the other Transaction Documents, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that the Trustee will have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default, a Rapid Amortization Event, a Manager Termination Event or a Control Party Termination Event of which a Trust Officer has not received written notice; provided, further, that the Trustee will have no liability in connection with any action or inaction due to the acts or failure to act of the Control Party or the Controlling Class Representative in connection with any Event of Default, Rapid Amortization Event, Manager Termination Event or Control Party Termination Event, or for acting or failing to act due to any direction or lack of direction from the Control Party or the Controlling Class Representative. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence, fraud, bad faith or willful misconduct. The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform on their face to the requirements of this Base Indenture; provided that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Issuer under the Indenture. The Issuer and, by its acceptance of a Note, each Holder directs the Trustee to execute and deliver the Transaction Documents to which it is a party.

(b) Except during the occurrence and continuance of an Event of Default or a Rapid Amortization Event of which the Trustee shall have Actual Knowledge:

(i) The Trustee undertakes to perform only those duties that are specifically set forth in the Indenture or any other Transaction Document to which it is a party and no others, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Base Indenture or any other Transaction Documents to which it is a party, and no other duties or implied covenants or obligations shall be read into the Indenture or any other Transaction Document against the Trustee; and

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(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture and any other applicable Transaction Document; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of the Indenture.

(c) The Trustee may not be relieved from liability for its own negligence, fraud, bad faith or willful misconduct, except that:

(i) This clause (c) does not limit the effect of clause (a) of this Section 10.1.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is conclusively determined by a court of competent jurisdiction no longer subject to appeal that the Trustee was grossly negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action it takes, suffers or omits to take in good faith at the direction of the Manager, the Issuer, the Control Party and/or any Noteholder if direction from such Person is contemplated by the Transaction Documents; provided that the Trustee shall have no responsibility for determining whether any such party is authorized to provide such direction hereunder or under any other Transaction Document.

(iv) The Trustee shall not be charged with knowledge of any Mortgage Recordation Event, Default, Event of Default, Potential Rapid Amortization Event, Rapid Amortization Event, Manager Termination Event, Potential Manager Termination Event or Control Party Termination Event or the commencement and continuation of a Cash Flow Sweeping Period until such time as a Trust Officer shall have Actual Knowledge or have received written notice thereof. In the absence of such Actual Knowledge or receipt of such notice, the Trustee may conclusively assume that no such event has occurred or is continuing.

(d) Notwithstanding anything to the contrary contained in the Indenture or any of the other Transaction Documents, no provision of the Indenture or the other Transaction Documents shall require the Trustee to expend or risk its own funds or incur any liability, financial or otherwise, in the performance of any of its duties or exercise of its rights or powers hereunder, if it has reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

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(e) In the event that the Paying Agent or the Note Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Note Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon Actual Knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f) Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Transaction Documents to which the Trustee is a party.

(g) Whether or not therein expressly so provided, every provision of the Indenture and the other Transaction Documents relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.1.

(h) The Trustee shall not be responsible (i) for the existence, genuineness or value of any of the Collateral, (ii) for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iv) for the validity of the title of the Securitization Entities to the Collateral, (v) for insuring the Collateral or (vi) for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Transaction Documents by the Securitization Entities.

(i) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture or at the direction of the Control Party, the Controlling Class Representative or the Holders of the requisite percentage of Notes, relating to the time, method and place for conducting any proceeding for any remedy available to the Trustee, exercising any trust or power conferred upon the Trustee under this Base Indenture or any other circumstances in which such direction is required or permitted by the terms of this Base Indenture.

(j) The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recordings or filing or depositing or to any rerecording, refiling or redeposition of any thereof; (ii) to see to any insurance, (iii) except as otherwise provided by Section 10.1(e), to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind or (iv) to confirm or verify the contents of any reports or certificates, or other documents of the Manager, the Control Party, the Back-Up Manager or any other Person delivered to the Trustee pursuant to this Base Indenture or any other Transaction Document believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties; provided that the Trustee may conclusively rely upon such documents and shall be fully protected in acting or refraining from acting thereon.

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(k) The Trustee shall not be liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 10.2 Rights of the Trustee.

Except as otherwise provided by Section 10.1:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate, instrument, report, consent, order, document or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper person.

(b) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such non-affiliated agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care; provided, however, the Trustee shall have received the consent of the Control Party prior to the appointment of any agent, custodian or nominee performing any material obligation of the Trustee hereunder.

(d) The Trustee shall not be liable for any action it takes, suffers or omits to take in the absence of gross negligence, fraud, bad faith and willful misconduct which it believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the applicable Transaction Documents.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Transaction Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Control Party, the Controlling Class Representative, any of the Noteholders or any other Secured Party pursuant to the provisions of this Base Indenture, any Series Supplement or any other Transaction Document, unless the Trustee has been offered security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred by it in compliance with such request, order or direction.

(f) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount of all then Outstanding Notes. If the Trustee is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of the Securitization Entities, personally or by agent or attorney, at the sole cost of the Issuer and the Trustee shall incur no liability by reason of such inquiry or investigation.

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(g) The right of the Trustee to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and the Trustee shall be not be liable in the absence of negligence, fraud, bad faith or willful misconduct for the performance of such act.

(h) In accordance with Section 326 of the U.S.A. Patriot Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(i) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process.

(j) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Base Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

(k) The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

(l) All rights of action and claims under this Base Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payments to the Trustee provided for in Section 10.5, be distributed in accordance with the Priority of Payments.

(m) The Trustee may request written direction from any applicable party any time the Indenture provides that the Trustee may be directed to act.

(n) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Company Order.

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(o) Whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate of the Issuer, the Manager or the Control Party and shall incur no liability for its reliance thereon.

(p) The Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of DTC, any transfer agent (other than the Trustee itself acting in that capacity), any calculation agent (other than the Trustee itself acting in that capacity), or any agent appointed by it with due care or any Paying Agent (other than the Trustee itself acting in that capacity).

(q) The Trustee and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. The Trustee does not guarantee the performance of any Eligible Investments.

(r) The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Control Party or the Issuer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Control Party or the Issuer to provide timely written investment direction.

(s) The Trustee shall have no obligation to calculate nor shall it be responsible or liable for any calculation of the P&I DSCR, the Interest-Only DSCR or the New Series Pro Forma DSCR.

(t) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Bank, in each case, with respect to each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(u) The Trustee shall be afforded, in each Transaction Document, all of the rights, powers, immunities and indemnities granted to it in this Base Indenture as if such rights, powers, immunities and indemnities were specifically set out in each such Transaction Document.

(v) For any purpose under the Transaction Documents, the Trustee may conclusively assume without incurring liability therefor that no Notes are held by any of the Securitization Entities, any other obligor upon the Notes, the Manager or any Affiliate of any of them unless a Trust Officer has received written notice at the Corporate Trust Office that any Notes are so held by any of the Securitization Entities, any other obligor upon the Notes, the Manager or any Affiliate of any of them.

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(w) The Trustee shall not have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of an engagement of Independent Auditors by the Issuer (or the Manager on behalf of the Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided that the Trustee shall be authorized, upon receipt of a Company Order directing the same, to execute any acknowledgment or other agreement with the Independent Auditors required for the Trustee to receive any of the reports or instructions provided herein, which acknowledgment or agreement may include, among other things, (i) acknowledgment that the Issuer has agreed that the procedures to be performed by the Independent Auditors are sufficient for the Issuer’s purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims against the Independent Auditors, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent Auditors (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent Auditors that the Trustee reasonably determines adversely affects it.

(x) UMB Bank, N.A. (in each of its capacities, the “Bank”) agrees to accept and act upon instructions or directions pursuant to this Base Indenture, the Guarantee and Collateral Agreement or any documents executed in connection herewith or therewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any person providing such instructions or directions shall provide to the Bank an incumbency certificate listing persons designated to provide such instructions or directions (including the email addresses of such persons), which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email (or .pdf or similar files) or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 10.3 Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Securitization Entities or an Affiliate of the Securitization Entities with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.4 Notice of Events of Default and Defaults.

If an Event of Default, a Default, a Rapid Amortization Event or a Potential Rapid Amortization Event occurs and is continuing of which the Trustee has Actual Knowledge or written notice of the existence thereof has been delivered to a Trust Officer of the Trustee at the Corporate Trust Office, the Trustee shall promptly provide the Noteholders, the Control Party, the Manager, each Rating Agency (if applicable), the Back-Up Manager and the Issuer with notice of such Event of Default, Default, Rapid Amortization Event or Potential Rapid Amortization Event by e-mail or first class mail.

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Section 10.5 Compensation and Indemnity.

(a) The Issuer shall promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Transaction Documents to which the Trustee is a party as the Trustee and the Issuer shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture (including, without limitation, the Priority of Payments). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel. When the Trustee incurs expenses or renders services after an Event of Default or Rapid Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(b) The Issuer shall indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with (i) the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture, any Series Supplement or any other Transaction Documents to which the Trustee is a party and any activities contemplated hereby or thereby and (ii) the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Issuer or otherwise, including but not limited to any judgment, award, settlement, reasonable and documented attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by the Issuer, the Control Party or any Noteholder or any other Person), liability in connection with the exercise or performance of any of its powers or duties hereunder or under any Transaction Document, the preservation of any of its rights to, or the realization upon, any of the Collateral, or in connection with enforcing the provisions of this Section 10.5(b); provided, however, that the Issuer shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute willful misconduct, bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be.

(c) The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6 Replacement of the Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

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(b) The Trustee may, after giving not less than thirty (30) days’ prior written notice to the Issuer, the Noteholders, the Control Party, the Manager, the Back-Up Manager and the Controlling Class Representative, resign at any time from its office and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Control Party (acting at the direction of the Controlling Class Representative) or the Issuer may remove the Trustee by delivering written notice of such removal to the Trustee, or any Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, if at any time:

(i) the Trustee fails to comply with Section 10.8;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii) the Trustee fails generally to pay its debts as such debts become due; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly, with the prior written consent of the Control Party (acting at the direction of the Controlling Class Representative), appoint a successor Trustee. Within one year after the successor Trustee takes office, the Majority of Controlling Class Members (with the prior written consent of the Control Party, acting at the direction of the Controlling Class Representative) may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(c) If a successor Trustee is not appointed and an instrument of acceptance by a successor Trustee is not delivered to the Trustee within thirty (30) days after the retiring Trustee resigns or is removed, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), the retiring Trustee, at the expense of the Issuer, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) [Reserved].

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to the Control Party, the Back-Up Manager and the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Base Indenture, any Series Supplement and any other Transaction Document to which the Trustee is a party. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6 the Issuer’s obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

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(f) No successor Trustee may accept its appointment unless at the time of such acceptance such successor is qualified and eligible under this Base Indenture and the Control Party (acting at the direction of the Controlling Class Representative) has provided its consent with respect to such appointment.

Section 10.7 Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that written notice of such consolidation, merger or conversion shall be provided to the Issuer, the Control Party and the Noteholders after completion thereof; provided further that the resulting or successor corporation is eligible to be a Trustee under Section 10.8.

Section 10.8 Eligibility Disqualification.

(a) There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, (iv) be reasonably acceptable to the Control Party and (v) have a long-term unsecured debt rating of at least “BBB+” by S&P’s and Fitch.

(b) At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a), the Trustee shall resign after written request that it do so by the Issuer, or by the Control Party (acting at the direction of the Controlling Class Representative), in the manner and with the effect specified in Section 10.6.

Section 10.9 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Base Indenture, any Series Supplement or any other Transaction Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power upon notice to the Control Party, the Back-Up Manager and the Issuer and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, for all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 or shall be otherwise acceptable to the Control Party. No notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of the Control Party and the Issuer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

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(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee;

(iii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such trustee or co-trustee as an agent of the Trustee; and

(iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other Transaction Documents to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Transaction Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Control Party and the Issuer.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Transaction Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10 Representations and Warranties of Trustee.

The Trustee represents and warrants to the Issuer and the Noteholders that:

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(a) the Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;

(b) the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Transaction Document to which it is a party and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Transaction Document and to authenticate the Notes;

(c) this Base Indenture and each other Transaction Document to which it is a party has been duly executed and delivered by the Trustee; and

(d) the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8(a).

Article XI

CONTROLLING CLASS REPRESENTATIVE AND CONTROL PARTY

Section 11.1 Controlling Class Representative.

(a) Within thirty (30) days after any CCR Re-election Event of which the Trustee has Actual Knowledge, the Trustee will send (which may be via email in connection with Definitive Notes and in accordance with the applicable procedures of DTC in connection with Book-Entry Notes), to the Holders thereof a written notice (with copies to the Manager, the Back-Up Manager and the Issuer) in the form of Exhibit C attached hereto, announcing an election and soliciting nominations for a Controlling Class Representative (a “CCR Election Notice”). Each Controlling Class Member will be allowed to nominate itself as a CCR Candidate (and will not be permitted to nominate any other Person or entity as a CCR Candidate) by submitting a nomination to the Trustee in the form of Exhibit D attached hereto (a “CCR Nomination”), certifying that, as of a date not more than ten (10) Business Days prior to the date of the CCR Election Notice, such Controlling Class Member was the Holder or Note Owner of the Outstanding Principal Amount of Notes of the Controlling Class specified in its CCR Nomination and that it is not a Competitor. For any nomination to be valid, the related CCR Nomination must be received by the Trustee within thirty (30) calendar days of the date of the CCR Election Notice (such period, the “CCR Nomination Period”).

(b) Based upon the CCR Nominations that are received by the Trustee, within three (3) Business Days following the end of the CCR Nomination Period, (i) if no nomination has been received and there is no Controlling Class Representative, the Trustee will notify the Manager, the Issuer, the Back-Up Manager, the Control Party and the Holders of the Controlling Class that no nominations have been received and that no election will occur, (ii) if one or more nominations have been received, the Trustee will prepare and send (which may be via email in connection with Definitive Notes and in accordance with the applicable procedures of DTC in connection with Book-Entry Notes) to the Holders of the Controlling Class a ballot in the form of Exhibit E attached hereto (the “CCR Ballot”) naming the top three candidates based upon the highest aggregate Outstanding Principal Amount of Notes of Controlling Class Members nominating such candidate, as certified in the applicable CCR Nomination (or, if fewer than three (3) candidates are nominated, the CCR Ballot will list all candidates) or (iii) if a Controlling Class Representative currently exists and no CCR Nominations are received prior to the end of the CCR Nomination Period, then the Person serving as the current Controlling Class Representative will be deemed re-elected and will remain the Controlling Class Representative. Each Controlling Class Member may, in its sole discretion, indicate its vote for Controlling Class Representative by returning a completed CCR Ballot directly to the Trustee certifying that, as of the date of the CCR Ballot (the “CCR Voting Record Date”), such Controlling Class Member was the Holder or Note Owner of the Outstanding Principal Amount of Notes of the Controlling Class specified by such Controlling Class Member in the CCR Ballot. For any vote delivered on a CCR Ballot to be valid, such CCR Ballot must be received by the Trustee within thirty (30) calendar days of the date of such CCR Ballot (such period, a “CCR Election Period”).

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(c) If a CCR Candidate receives votes from Controlling Class Members holding interests in excess of 50% of the sum of the Outstanding Principal Amount of each Series of Notes of the Controlling Class, in each case, that are Outstanding as of the CCR Voting Record Date and with respect to which votes were submitted (which may be less than the Outstanding Principal Amount of Notes of the Controlling Class as of the CCR Voting Record Date), such CCR Candidate will be appointed the Controlling Class Representative pursuant to Section 11.1(d). Notes of the Controlling Class (or beneficial interest therein) held by a Securitization Entity or any Affiliate thereof will not be considered Outstanding for such voting purposes; provided that the Trustee shall not be deemed to have knowledge of the identity of any Noteholder or Note Owner unless the Trustee has Actual Knowledge of such ownership or a Trust Officer of the Trustee has received written notice of such ownership. If two CCR Candidates both receive votes from Controlling Class Members holding beneficial interests in exactly 50% of the aggregate Outstanding Principal Amount of Notes of the Controlling Class with respect to which votes were submitted, the Controlling Class Representative will be the CCR Candidate chosen by the Issuer (or the Manager on its behalf pursuant to the Management Agreement). In the event that there is no current Controlling Class Representative and no CCR Candidate receives 50% of the aggregate Outstanding Principal Amount of Notes of the Controlling Class with respect to which votes were submitted, the Trustee will notify the Manager, the Securitization Entities, the Control Party, the Back-Up Manager and the Holders of the Controlling Class that no Controlling Class Representative has been appointed, and until a CCR Re-election Event occurs and a new Controlling Class Representative is elected then (i) the Control Party will exercise the rights of the Controlling Class Representative in accordance with the Control Party Agreement and (ii) any deliverable or notice that is required to be provided to the Controlling Class Representative under a Transaction Document will be delivered to the Control Party.

(d) In the event that a Controlling Class Representative is elected, deemed elected or chosen pursuant to the previous paragraph, the Trustee will forward an acceptance letter in the form of Exhibit F attached hereto (a “CCR Acceptance Letter”) to such Controlling Class Representative. No Person will be appointed Controlling Class Representative unless such Person delivers to the Trustee an executed CCR Acceptance Letter within fifteen (15) Business Days of receipt thereof. In the CCR Acceptance Letter, the Person accepting the role of the Controlling Class Representative will (i) agree to act as the Controlling Class Representative, (ii) provide its name and contact information and permit such information to be shared with the Manager, the Securitization Entities, the Control Party, the Back-Up Manager and the Noteholders and Note Owners and (iii) represent and warrant that it is a Controlling Class Member and not a Competitor. Within two (2) Business Days of receipt of such executed CCR Acceptance Letter, the Trustee will promptly forward copies thereof, to the Manager, the Securitization Entities, the Control Party, the Back-Up Manager and the Noteholders.

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(e) Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received written notice from the Controlling Class Representative, the Trustee will deliver to each Noteholder, the Issuer, the Manager, the Back-Up Manager and the Control Party a notice setting forth the name and address of the new Controlling Class Representative.

(f) The Trustee will be entitled to conclusively rely on, without independent investigation, inquiry or verification, and will be fully protected in all actions taken or not taken by it with respect to all CCR Re-election Events, the representations and warranties of the Persons submitting CCR Nominations, CCR Ballots and CCR Acceptance Letters. In connection with a CCR Re-election Event, the Trustee shall be entitled to make such modifications to the CCR Election Notice, CCR Nomination, CCR Ballot and CCR Acceptance Letter as may be appropriate in connection with the applicable procedures of DTC or the policies and procedures of the Trustee from time to time, which may include additional certifications as to the beneficial ownership of a Note Owner and other identifying information in respect of the Notes, Holders or Note Owners.

(g) The Control Party and the Back-Up Manager will be entitled to rely on the identity of the Controlling Class Representative provided by the Trustee with respect to any obligation or right hereunder or under any other Transaction Document that the Control Party and the Back-Up Manager may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders of the Controlling Class, with no liability to it for such reliance.

(h) The Controlling Class Representative shall be entitled to receive from the Control Party, upon request, any memoranda delivered to the Control Party by the Back-Up Manager pursuant to the Back-Up Management Agreement; provided that it shall have first executed a confidentiality agreement, in form and substance satisfactory to the Manager, and such confidentiality agreement remains in effect. Any such memoranda shall be deemed to contain confidential information.

Section 11.2 Resignation or Removal of the Controlling Class Representative.

The Controlling Class Representative may at any time resign by giving written notice to the Trustee, the Manager, the Back-Up Manager, the Control Party and to each Noteholder of the Controlling Class. As of any Record Date, a Majority of Controlling Class Members shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Manager, the Back-Up Manager, the Control Party and such existing Controlling Class Representative. No resignation or removal of the Controlling Class Representative shall become effective until a successor Controlling Class Representative has been appointed pursuant to Section 11.1 or until the end of the CCR Election Period (or, if no CCR Election Period has occurred after a CCR Nomination, until the end of the related CCR Nomination Period) following such resignation or removal; provided that any Controlling Class Representative that has been removed pursuant to this Section 11.2 may subsequently be nominated as a CCR Candidate (provided that such Controlling Class Representative candidate satisfies the requirements of this Base Indenture) and appointed as Controlling Class Representative pursuant to Section 11.1; provided, further, that an existing Controlling Class Representative shall cease to be the Controlling Class Representative at the end of a CCR Election Period, even if no successor is re-elected pursuant to Section 11.1, unless such Controlling Class Representative is elected during such CCR Election Period (except that, in the event of a CCR Re-election Event, if no CCR Nominations are received prior to the end of the CCR Nomination Period, the current Controlling Class Representative will remain the Controlling Class Representative and no further action will be taken with respect to such CCR Re-election Event). In addition to the foregoing, within two (2) Business Days of its Actual Knowledge of the resignation or removal of the Controlling Class Representative, the Trustee shall notify the Issuer, Manager, Back-Up Manager and the Control Party.

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Section 11.3 Expenses and Liabilities of the Controlling Class Representative.

(a) The Controlling Class Representative shall have no liability to the Noteholders or Note Owners for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment; provided, however, that the Controlling Class Representative shall not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, gross negligence or reckless disregard of its obligations or duties under the Indenture. Each Noteholder and Note Owner acknowledges and agrees, by its acceptance of its Notes or interests therein, that (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Noteholders or Note Owners of one or more Classes of Notes, or that conflict with other Noteholders or Note Owners, (ii) the Controlling Class Representative may act solely in the interests of the Controlling Class Members or in its own interest, (iii) the Controlling Class Representative does not have any duties to Noteholders or Note Owners other than the Controlling Class Members, (iv) the Controlling Class Representative may take actions that favor the interests of the Controlling Class Members over the interests of Holders of one or more other Classes of Notes, or that favor its own interests over those of other Noteholders, Note Owners or other Controlling Class Members, (v) the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Controlling Class Members or in its own interests, and (vi) the Controlling Class Representative shall have no liability whatsoever for having so acted pursuant to clauses (i) through (v), and no Noteholder or Note Owner may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

(b) Any and all expenses of the Controlling Class Representative for acting in its capacity as Controlling Class Representative shall be borne by the Controlling Class Members (and not by any other party), pro rata according to their respective Outstanding Principal Amounts. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative and the Control Party or the Trustee are also named parties to the same action and, in the sole judgment of the Control Party, the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct, with regard to the particular matter at issue, and there is no potential for the Control Party or the Trustee to be an adverse party in such action as regards the Controlling Class Representative, the Control Party shall be required to assume the defense of any such claim against the Controlling Class Representative.

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Section 11.4 Control Party.

(a) The Control Party is authorized to consent to and implement, subject to the Control Party Agreement, any Consent Request that does not require the consent of any Noteholder or the Controlling Class Representative.

(b) For any Consent Request that expressly requires, pursuant to the terms of this Base Indenture and the other Transaction Documents, the consent or direction of the Controlling Class Representative, the Control Party shall review such Consent Request and shall formulate and present a Consent Recommendation to the Controlling Class Representative whether to approve or reject such Consent Request. Notwithstanding anything herein to the contrary, the Controlling Class Representative shall have the sole discretion to approve or reject any Consent Request and the Control Party shall have no liability for any Consent Recommendation that is made in good faith. The Control Party is not authorized to implement any such Consent Request until the Control Party receives the consent of the applicable Noteholders or the Controlling Class Representative; provided that if the Controlling Class Representative fails to approve or reject a Consent Request within ten (10) Business Days following delivery of a Consent Request and the related Consent Recommendation to the Controlling Class Representative or if there is no Controlling Class Representative at such time (including, without limitation, prior to the first CCR Election Period or upon the issuance of a new Series of Notes), the Control Party shall be authorized (but not required) to implement such Consent Request in accordance with the Control Party Agreement, whether or not this Indenture or any Transaction Document indicates that the Control Party is required to act with the consent or at the direction of the Controlling Class Representative with respect to any specific matter relating to such Consent Request, other than with respect to Control Party Termination Events.

(c) For any Consent Request that expressly requires the consent or direction of affected Noteholders or 100% of the Noteholders pursuant to the terms of the Indenture or other Transaction Documents, including pursuant to Section 13.2, the Control Party will review such Consent Request and will formulate and present a Consent Recommendation to the Trustee, which will forward such Consent Request and Consent Recommendation to the applicable Noteholders. The Control Party will be required to obtain the consent of the applicable Noteholders with respect to such Consent Request, as required under the Transaction Documents, to implement such Consent Requests.

(d) The Control Party shall promptly notify the Trustee, the Manager, the Back-Up Manager, the Issuer and the Controlling Class Representative if the Control Party determines, in accordance with the Control Party Agreement, not to implement a Consent Request or it has not received the requisite consent of, or direction from, the Controlling Class Representative or the Noteholders, if applicable, to implement a Consent Request. The Trustee shall promptly notify the Control Party, the Manager, the Back-Up Manager, the Issuer and the Controlling Class Representative if the Trustee has not received the requisite consent of the required percentage of Noteholders to implement a Consent Request.

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(e) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative may (i) require or cause the Trustee or the Control Party to violate applicable Requirements of Law, the terms of this Base Indenture, the Notes, the Control Party Agreement or the other Transaction Documents, including, without limitation with respect to the Control Party, the Control Party’s obligation to act in accordance with the Control Party Agreement, (ii) expose the Control Party or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees, agents or partners, to any claim, suit or material liability, or (iii) materially expand the scope of the Control Party’s responsibilities under the Control Party Agreement or the Trustee’s responsibility under this Base Indenture, the Notes and the other Transaction Documents. Neither the Trustee nor the Control Party shall be required to follow any such advice, direction or objection.

(f) The Control Party shall not be liable with respect to any action it takes, suffers or omits to take in good faith at the direction of the Controlling Class Representative and/or any Noteholder; provided that the Control Party shall have no responsibility for determining whether any such Person is authorized to provide such direction hereunder or under any other Transaction Document. If there is no Controlling Class Representative, the Control Party shall not be liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the Indenture.

Section 11.5 Noteholder List.

Any Noteholders holding not less than $5,000,000 in aggregate principal amount of Notes that wish to communicate with the other Noteholders with respect to their rights under the Indenture or under the Notes may request in writing that the Trustee deliver a notice or communication to the other Noteholders. If such request and transmission states that such Noteholders desire to communicate with other Noteholders with respect to their rights under the Indenture or under the Notes and is accompanied by (i) a certificate substantially in the form of Exhibit G certifying that such Noteholders hold not less than $5,000,000 in aggregate principal amount of Notes (each, a “Noteholder Certificate”) (upon which the Trustee may conclusively rely) and (ii) a copy of the communication which such Noteholders propose to transmit, then the Trustee, after having been adequately indemnified by such Noteholders for its costs and expenses, shall transmit the requested communication to all other Noteholders, and shall give the Issuer, the Control Party and the Controlling Class Representative notice that such request and transmission has been made, within five (5) Business Days after receipt of the request. The Trustee shall have no obligation of any nature whatsoever with respect to any requested communication other than to transmit it and to give notice thereof to the Issuer, the Control Party and the Controlling Class Representative in accordance with this Section 11.5.

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Article XII

DISCHARGE OF INDENTURE

Section 12.1 Termination of the Issuer’s and Guarantors’ Obligations.

(a) Satisfaction and Discharge. The Indenture and the Guarantee and Collateral Agreement shall be discharged and cease to be of further effect when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation, the Issuer has paid all sums payable hereunder and under each other Transaction Document; except that (i) the Issuer’s obligations under Section 10.5 and Section 10.11 and the Guarantors’ guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Sections 12.2 and 12.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive. The Trustee, on demand and at the expense of the Issuer, will execute proper instruments acknowledging confirmation of, and discharge under, the Indenture and the Guarantee and Collateral Agreement, prepared by the Issuer or Manager.

Upon the termination of the last Series Supplement under which Notes are Outstanding, at the election of the Issuer, the Indenture, the Guarantee and Collateral Agreement and all other Transaction Documents shall be discharged and cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5 and the Guarantor’s guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive. The Trustee, on demand and at the expense of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement, prepared by the Securitization Entities.

(b) Indenture Defeasance. The Issuer may terminate all of its obligations and the obligations of the Guarantors under the Transaction Documents if:

(i) the Issuer irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Control Party, the Trustee and the Issuer under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, U.S. Dollars and/or Government Securities in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay (without consideration of any reinvestment), when due, principal, premiums, make-whole prepayment consideration, if any, and interest on the Outstanding Notes (including additional interest that accrues after a Series Anticipated Repayment Date, if applicable) to prepayment, redemption or maturity, as the case may be, and to pay all other sums payable by them hereunder and under each other Transaction Document; provided that any Government Securities deposited in trust shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or maturity date, as the case may be; and provided, further, that if (x) the deposit is held by a trustee of an irrevocable trust other than the Trustee, such trustee shall have been irrevocably instructed by the Issuer to pay such money or the proceeds of such U.S. Government Securities to the Trustee on or prior to the prepayment date, redemption date or maturity date, as applicable, and (y) the Trustee shall have been irrevocably instructed by the Issuer to apply such money or the proceeds of such U.S. Government Securities to the payment of said principal, premiums, make-whole prepayment consideration, if any, and interest with respect to the Notes and such other obligations;

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(ii) the Issuer delivers notice of such deposit to the Noteholders of Outstanding Notes no more than twenty (20) Business Days prior to such deposit and such notice is expressly stated to be, or as of the date of the deposit has become, irrevocable;

(iii) the Issuer delivers notice of such deposit to the Control Party, the Manager, the Back-Up Manager, each Rating Agency (if applicable) and the Control Party, on or before the date of the deposit; and

(iv) an Opinion of Counsel is delivered to the Trustee and the Control Party by the Issuer to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture, the Guarantee and Collateral Agreement and all other Transaction Documents shall be discharged and cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5 and the Guarantor’s guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13, (iv) this Section 12.1(b) and (v) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a) shall survive. The Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement.

(c) Series Defeasance. Subject to the terms of each applicable Series Supplement, the Issuer, solely in connection with the payment in full (whether optional or mandatory) or a redemption in full of all Outstanding Notes of a particular Series, Class, Subclass or Tranche of Notes (the “Defeased Series”) or in connection with the Series Legal Final Maturity Date of a particular Series of Notes, may terminate all of their obligations and the obligations of the Guarantors under the Transaction Documents with respect to such Series, Class, Subclass or Tranche of Notes on and as of any Business Day (the “Series Defeasance Date”), provided:

(i) the Issuer irrevocably deposits in trust with the Trustee, or at the option of the Trustee, with a trustee reasonably satisfactory to the Control Party, the Trustee and the Issuer under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, U.S. Dollars or Government Securities (or any combination thereof) in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay (without consideration of any reinvestment) without duplication:

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(A) all principal, interest, contingent interest, premiums, make-whole prepayment consideration, interest on the Outstanding Notes of such Series, Class, Subclass or Tranche (including additional interest that accrues after a Series Anticipated Repayment Date or renewal date, if applicable) and any other Series Obligations that will be due and payable by the Issuer solely with respect to the Defeased Series as of the applicable prepayment date, redemption date or Series Legal Final Maturity Date, as the case may be, and to pay other sums payable by them under the Base Indenture and each other Transaction Document with respect to the Defeased Series of Notes;

(B) all Monthly Management Fees, Supplemental Management Fees, unreimbursed Manager Advances (and outstanding interest thereon) and Manager Advances (and outstanding interest thereon), all fees, indemnities, reimbursements and expenses due to the Trustee, the Manager, the Control Party and the Back-Up Manager, and all Successor Manager Transition Expenses and Successor Control Party Transition Expenses, in each case that will be due and payable on or as of the following Monthly Allocation Date or Quarterly Payment Date, as applicable; and

(C) all Securitization Operating Expenses for the Defeased Series, in each case, that are due and unpaid as of the Series Defeasance Date to the Actual Knowledge of the Manager;

provided, that the terms of each Government Security deposited in trust shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the prepayment date, redemption date or Series Legal Final Maturity of the Defeased Series, as applicable; and provided, further, that (x) if the deposit is held by a trustee of an irrevocable trust other than Trustee, such trustee shall have been irrevocably instructed by the Issuer to pay such money or the proceeds of such Government Securities to the Trustee on or prior to the prepayment date, redemption date, or Series Legal Final Maturity Date, as applicable and (y) the Trustee shall have been irrevocably instructed by the Issuer to apply such money or the proceeds of such Government Securities to the payment of the Series Obligations with respect to the Notes of such Series, Class, Subclass or Tranche and to the payment of other fees and expenses, as applicable;

(ii) [Reserved];

(iii) the Issuer delivers notice of prepayment, redemption or maturity in full of such Series, Class, Subclass or Tranche of Notes in full to the Noteholders of the Defeased Series, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager and the Control Party not more than twenty (20) Business Days prior to the Series Defeasance Date, and such notice is expressly stated to be, or as of the date of the deposit has become, irrevocable;

(iv) if, after giving effect to the deposit, any other Series, Class, Subclass or Tranche of Notes is Outstanding, the Issuer delivers to the Trustee an Officer’s Certificate of the Issuer stating that no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall have occurred and be continuing on the date of such deposit;

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(v) the Issuer delivers to the Trustee an Officer’s Certificate stating that the defeasance was not made by the Issuer with the intent of preferring the holders of the Defeased Series over other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding other creditors;

(vi) the Issuer delivers notice of such deposit to the Control Party, the Manager and the Back-Up Manager on or before the date of the deposit;

(vii) such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other Transaction Documents; and

(viii) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture, the Guarantee and Collateral Agreement and the other Transaction Documents shall cease to be of further effect with respect to such Defeased Series, the Issuer and the Guarantors shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Series and thereafter such Defeased Series shall be deemed to be “Outstanding” only for purposes of (1) the Issuer’s obligations under Section 10.5, (2) the Trustee’s and the Paying Agent’s obligations under Section 10.11, Section 12.2 and Section 12.3, (3) the Noteholders’ and the Trustee’s obligations under Section 14.13 and (4) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a). The Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement of such Series Obligations.

For the avoidance of doubt, upon the termination of a Series Supplement in accordance with the terms thereof, such Series of Notes shall be a “Defeased Series” and all Series Obligations with respect to such Series of Notes and all Obligations of the Guarantors under the Guarantee and Collateral Agreement in respect of such Series of Notes shall terminate and such date of termination shall be a “Series Defeasance Date”. Upon such termination of the applicable Series Supplement in accordance with its terms, the Indenture, the Guarantee and Collateral Agreement and the other Transaction Documents shall cease to be of further effect with respect to such Defeased Series, the Issuer and the Guarantors shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Series and thereafter such Defeased Series shall no longer be deemed Outstanding hereunder.

(d) After the conditions set forth in Section 12.1(a) have been met, or after the irrevocable deposit is made pursuant to Section 12.1(b) and satisfaction of the other conditions set forth therein have been met, the Trustee upon request of the Securitization Entities shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to the applicable Securitization Entities.

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Section 12.2 Application of Trust Money.

The Trustee or a trustee satisfactory to the Control Party, the Trustee and the Issuer shall hold in trust money or Government Securities deposited with it pursuant to Section 12.1. The Trustee shall apply the deposited money and the money from Government Securities through the Paying Agent in accordance with this Base Indenture and the other Transaction Documents to the payment of principal, premium, if any, and interest on the Notes and the other sums referred to above. The provisions of this Section 12.2 shall survive the expiration or earlier termination of the Indenture.

Section 12.3 Repayment to the Issuer.

(a) The Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or, pursuant to Sections 2.10 and 2.14, return any cancelled Notes held by them at any time.

(b) Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

(c) The provisions of this Section 12.3 shall survive the expiration or earlier termination of the Indenture.

Section 12.4 Reinstatement.

If the Trustee is unable to apply any funds received under this Article XII by reason of any proceeding, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under the Indenture or the other Transaction Documents and in respect of the Notes and the Guarantors’ obligations under the Guarantee and Collateral Agreement shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XII. If the Issuer or Guarantors make any payment of principal, premium or interest on any Notes or any other sums under the Transaction Documents while such obligations have been reinstated, the Issuer and the Guarantors shall be subrogated to the rights of the Noteholders, Note Owners or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

Article XIII

AMENDMENTS

Section 13.1 Without Consent of the Control Party or the Noteholders.

(a) Without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, the Issuer and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto or amendments, modifications or supplements to any Supplement, the Guarantee and Collateral Agreement or any other Indenture Document, in form satisfactory to the Trustee (or solely with respect to clause (xiv) below so long as such Supplement, amendment, modification or supplement to any Supplement or any other Indenture Document does not adversely affect the rights or obligation of the Trustee, upon notice thereof from the Issuer to the Trustee and the Control Party), for any of the following purposes:

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(i) to create a new Series of Notes in accordance with Section 2.2(b) or issue Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, and in connection therewith, and notwithstanding the Specified Payment Amendment Provisions (but solely with respect to such Series of Notes), to add or modify Events of Default, Rapid Amortization Events or Manager Termination Events to the extent that any such modifications render such events more restrictive from the perspective of the FAT Brands TP Entities;

(ii) to add to the covenants of the Securitization Entities for the benefit of any Noteholders or any other Secured Parties or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Securitization Entities;

(iii) to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with provisions of this Base Indenture, be deemed appropriate by the Issuer, or to correct or to amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee for the benefit of the Secured Parties;

(iv) to correct any demonstrable error or defect or to cure any ambiguity or to correct or supplement any provisions herein or any Series Supplement which may be inconsistent with any other provision therein or with the offering memorandum for any Series of Notes Outstanding;

(v) to provide for uncertificated Notes in addition to certificated Notes;

(vi) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture, the Guarantee and Collateral Agreement or the Limited Guaranty as shall be necessary to provide for or facilitate the administration of the trusts hereunder or thereunder by more than one Trustee;

(vii) to correct or supplement any provision of this Base Indenture, the Guarantee and Collateral Agreement, the Limited Guaranty, any Supplement or any other Indenture Document that may be inconsistent with any other provision in this Base Indenture, the Guarantee and Collateral Agreement, the Limited Guaranty, any Supplement or any other Indenture Document; or to make this Base Indenture, the Guarantee and Collateral Agreement, the Limited Guaranty, any Supplement or any other Indenture Document consistent with any other provisions with respect to matters set forth in this Base Indenture, any Supplement, the Guarantee and Collateral Agreement, the Limited Guaranty, any other Indenture Document to which the Trustee is a party or with any offering memorandum for a Series of Notes;

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(viii) to comply with Requirements of Law (as evidenced by an Opinion of Counsel);

(ix) to facilitate the transfer of Notes in accordance with applicable Requirements of Law (as evidenced by an Opinion of Counsel stating that such amendment, revision or modification is required or desirable for such purpose); provided that the Trustee shall not be required to determine (but may rely on a determination by the Issuer with respect to) the sufficiency of such Opinion of Counsel;

(x) to take any action necessary or helpful to avoid the imposition, under and in accordance with applicable Requirements of Law, of any Tax, including withholding Tax;

(xi) to take any action necessary and appropriate to facilitate the origination of Franchise Documents or the management and preservation of the Franchise Documents, in each case, in accordance with the Managing Standard;

(xii) to provide for mechanical provisions in respect of the issuance of Senior Subordinated Notes or Subordinated Notes;

(xiii) to amend the definitions of “Quarterly Fiscal Period” to conform to any change in the Manager’s fiscal year-end (to the extent such amendment is in accordance with the Managing Standard);

(xiv) to add provisions in respect of hedging and enhancement mechanics; or

(xv) to amend, amend and restate or otherwise modify any Indenture Document in connection with the issuance of Additional Notes in conjunction with the defeasance of all other Series of Notes outstanding at such time (a “Series Refinancing Event”); provided that such modifications shall take effect simultaneously with or following such defeasance; and provided, further, that no such amendment shall adversely affect the rights of the Trustee without the prior written consent of the Trustee and no such amendment shall adversely affect the rights, duties or obligations of the Back-Up Manager without the prior written consent of the Back-Up Manager;

provided, however, that, other than in the case of any Supplement with respect to clause (xiii) above, as evidenced by an Officer’s Certificate delivered to the Trustee, the Back-Up Manager and the Control Party, such action could not reasonably be expected to adversely affect in any material respect the interests of any Noteholder, Note Owner, the Trustee, the Back-Up Manager, the Control Party or any other Secured Party.

(b) Upon the request of the Issuer and receipt by the Control Party and the Trustee of the documents described in Section 2.2 and delivery by the Control Party of its consent thereto to the extent required by Section 2.2, the Trustee shall join with the Issuer in the execution of any Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

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Section 13.2 With Consent of the Control Party or the Noteholders.

(a) Except as provided in Section 13.1, the provisions of this Base Indenture, the Guarantee and Collateral Agreement, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement and consented to in writing by the Control Party (acting at the direction of the Controlling Class Representative); provided, that:

(i) any such amendment, waiver or other modification pursuant to this Section 13.2 that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 13.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Transaction Document or defaults hereunder or thereunder and their consequences provided for in herein and therein or for any other action hereunder or thereunder shall require the consent of each affected Noteholder;

(ii) any such amendment, waiver or other modification pursuant to this Section 13.2, that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Documents with respect to any material portion of the Collateral or except as otherwise permitted by the Transaction Documents, terminate the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Documents on any material portion of the Collateral at any time subject thereto or deprive any Secured Party of any material portion of the security provided by the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Documents shall, in each case, require the consent of each affected Noteholder and each other affected Secured Party;

(iii) any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note and the other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note and the other Obligations); (B) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder; (C) change the provisions of the Priority of Payments; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations owing to Noteholders on or after the respective due dates thereof, (F) subject to the ability of the Control Party (acting at the direction of the Controlling Class Representative) to waive certain events or modify thresholds as set forth in Section 9.7, amend or otherwise modify any of the specific language of the following definitions: “Default,” “Event of Default,” “Potential Rapid Amortization Event,” “Rapid Amortization Event” or “Outstanding” (as defined in the Base Indenture or any applicable Series Supplement); provided, that the addition to any such definitions of additional such events, and the subsequent amendment thereof, shall not be deemed to violate this provision, or (G) amend, waive or otherwise modify this Section 13.2, in each case, shall require the consent of each affected Noteholder and each other affected Secured Party (this clause (iii), the “Specified Payment Amendment Provisions”); and

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(iv) any such amendment, waiver or other modification pursuant to this Section 13.2, that would change the time periods with respect to any requirement to deliver to Noteholders notice with respect to any repayment, prepayment or redemption shall require the consent of each affected Noteholder.

(b) No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c) If a Series of Notes is rated by a Rating Agency, then the express requirement, in any provision hereof, that the Rating Agency Condition be satisfied as a condition to the taking of a specified action, shall not be amended, modified or waived by the parties hereto without satisfying the Rating Agency Condition.

Section 13.3 Supplements.

Each amendment or other modification to the Indenture, the Notes or the Guarantee and Collateral Agreement shall be set forth in a Supplement, a copy of which shall be delivered to the Control Party, the Controlling Class Representative, the Manager, the Back-Up Manager, the Trustee and the Issuer. The initial effectiveness of each Supplement shall be subject to the delivery to the Control Party and the Trustee of an Opinion of Counsel that such Supplement is authorized or permitted by this Base Indenture and the conditions precedent set forth herein with respect thereto have been satisfied. In addition to the manner provided in Sections 13.1 and 13.2, each Series Supplement may be amended as provided in such Series Supplement.

Section 13.4 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. Any such Noteholder or subsequent Noteholder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Issuer may fix a record date for determining which Noteholders must consent to such amendment or waiver.

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Section 13.5 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuer, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 13.6 The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article XIII if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any Supplement, amendment, modification or supplement to any Supplement or to any other Indenture Document, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and shall be fully protected in relying upon, an Officer’s Certificate of the Issuer and an Opinion of Counsel as conclusive evidence that such Supplement, amendment, modification or supplement to any Supplement or to any other Indenture Document, is authorized or permitted by this Base Indenture and the Transaction Documents and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Issuer in accordance with its terms.

Section 13.7 Amendments and Fees.

The Issuer, the Control Party and the Controlling Class Representative shall negotiate any amendments, waivers or modifications to the Indenture or the other Transaction Documents that require the consent of the Control Party or the Controlling Class Representative in good faith, and any consent required to be given by the Control Party or the Controlling Class Representative shall not be unreasonably denied or delayed. The Control Party and the Controlling Class Representative shall be entitled to be reimbursed by the Issuer for any reasonable counsel fees and expenses incurred by the Control Party or the Controlling Class Representative in reviewing and approving any amendment or in providing any consents, and except as provided in the Control Party Agreement, neither the Control Party nor the Controlling Class Representative shall be entitled to any additional compensation in connection with any amendments or consents to this Base Indenture or to any Transaction Document.

Article XIV

MISCELLANEOUS

Section 14.1 Notices.

Any notice or communication by the Issuer, the Manager or the Trustee to any other party hereto or the Control Party shall be in writing and delivered in person, delivered by email, posted on a password protected website (for information specified in Section 4.4 only) or mailed by first-class mail (registered or certified, return receipt requested) facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address; provided, however, any notice or communication to be delivered to the Trustee shall, if delivered by email, be delivered as a .pdf or other attachment to email including a manual authorized signature on such attached notice or communication:

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If to the Issuer:

FAT Brands Twin Peaks I, LLC

c/o FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

Attention: Andy Wiederhorn

Email: andy@fatbrands.com

Phone: 310-402-0601

With a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

2900 K Street NW, North Tower - Suite 200

Washington, DC 20007

Attention: Seth M. Messner

Email: seth.messner@katten.com

Phone: 202.625.3582

If to the Manager:

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

Attention: Andy Wiederhorn

Email: andy@fatbrands.com

Phone: 310-402-0601

With a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

2900 K Street NW, North Tower - Suite 200

Washington, DC 20007

Attention: Seth M. Messner

Email: seth.messner@katten.com

Phone: 202.625.3582

If to the Back-Up Manager:

FTI Consulting, Inc.

3 Times Square, 9th Floor

New York, NY 10036

Attention: Robert J. Darefsky

Facsimile: 212-499-3636

email: robert.darefsky@FTIConsulting.com

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If to the Control Party:

Citadel SPV LLC

85 Broad Street, 18th Floor

New York, New York 10004

Attention: Dewen Tarn

Email: dewen.tarn@citadelspv.com

If to the Trustee:

UMB Bank, N.A.

100 William Street, Suite 1850

New York, NY 10038

Attention: Michele Voon

Email: michele.voon@umb.com

Phone: (646) 650-3840

If to the Securitization Entities:

c/o FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

Attention: Andy Wiederhorn

Email: andy@fatbrands.com

Phone: 310-402-0601

If to an Enhancement Provider: At the address provided in the applicable Enhancement Agreement.

(a) The Issuer or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(b) Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice, (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier, (v) when posted on a password-protected website shall be deemed delivered after notice of such posting has been provided to the recipient and (vi) delivered by email shall be deemed delivered on the date of delivery of such notice.

(c) Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Transaction Document.

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(d) If the Issuer delivers a notice or communication to Noteholders, it shall deliver a copy to the Back-Up Manager, the Control Party, the Controlling Class Representative and the Trustee at the same time.

(e) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

(f) Notwithstanding any other provision herein, for so long as FAT Brands is the Manager, any notice, communication, certificate, report, statement or other information required to be delivered by the Manager to the Issuer, or by the Issuer to the Manager, shall be deemed to have been delivered to both the Issuer and the Manager if the Manager has prepared or is otherwise in possession of such notice, communication, certificate, report, statement or other information, and in no event shall the Manager or the Issuer be in breach of any delivery requirements hereunder for constructive delivery pursuant to this Section 14.1(h).

Section 14.2 Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under the Indenture or the Notes.

Section 14.3 Officer’s Certificate as to Conditions Precedent.

Upon any request or application by the Issuer to the Controlling Class Representative, the Control Party or the Trustee to take any action (other than, in the case of the Control Party or the Controlling Class Representative, any action expressly excluded from the satisfaction of such requirement) under the Indenture or any other Transaction Document, the Issuer to the extent requested by the Controlling Class Representative, the Control Party or the Trustee shall furnish to the Controlling Class Representative, the Control Party and the Trustee (a) an Officer’s Certificate of the Issuer in form and substance reasonably satisfactory to the Controlling Class Representative, the Control Party or the Trustee, as applicable (which shall include the statements set forth in Section 14.4), stating that all conditions precedent and covenants, if any, provided for in the Indenture or such other Transaction Documents relating to the proposed action have been complied with and (b) an Opinion of Counsel confirming the same. Such Opinion of Counsel shall be at the expense of the Issuer.

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Section 14.4 Statements Required in Certificate.

Each Officer’s Certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Transaction Document shall include:

(a) a statement that the Person giving such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not such condition or covenant has been complied with.

Section 14.5 Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 14.6 Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 14.7 Timing of Payment or Performance.

In any case where any Quarterly Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Quarterly Payment Date, redemption date or maturity date; provided, however, that no interest shall accrue for the period from and after such Quarterly Payment Date, redemption date or maturity date, as the case may be. In addition, if the performance of any other covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such performance shall extend to the next succeeding Business Day.

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Section 14.8 Governing Law.

THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 14.9 Successors.

All agreements of the Issuer in the Indenture, the Notes and each other Transaction Document to which it is a party shall bind its successors and assigns; provided, however, the Issuer may not assign its obligations or rights under the Indenture or any other Transaction Document, except with the written consent of the Control Party (acting at the direction of the Controlling Class Representative). All agreements of the Trustee in the Indenture shall bind its successors.

Section 14.10 Severability.

In case any provision in the Indenture, the Notes or any other Transaction Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.11 Counterpart Originals.

The parties may sign any number of copies of this Base Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Base Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Base Indenture as to the parties. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Base Indenture and any related document, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Base Indenture, any addendum or amendment hereto or any related document necessary may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act (“E-Sign Act”), Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act (“UETA”) and any applicable state law. Electronic signature shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

Section 14.12 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

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Section 14.13 No Bankruptcy Petition Against the Securitization Entities.

Each of the Noteholders, the Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any arrangement or any Insolvency proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 14.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Transaction Document. In the event that any such Noteholder or other Secured Party or the Trustee takes action in violation of this Section 14.13, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Noteholder or other Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 14.13 shall survive the termination of the Indenture and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 14.14 Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense.

Section 14.15 Waiver of Jury Trial.

THE ISSUER, THE TRUSTEE AND BY ITS ACCEPTANCE OF A NOTE, EACH NOTEHOLDER, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, THE NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 14.16 Submission to Jurisdiction; Waivers.

The Issuer and the Trustee hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to the Indenture and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, sitting in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c) solely in the case of the Issuer, agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer at its address set forth in Section 14.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) (without limiting the Issuer’s obligations pursuant to Section 10.5) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.16 any special, exemplary, punitive or consequential damages.

Section 14.17 Permitted Asset Dispositions; Release of Collateral.

After consummation of a Permitted Asset Disposition, upon request of the Issuer (together with an Officer’s Certificate and an Opinion of Counsel, each stating that such release is authorized or permitted by the terms of the Transaction Documents and that all conditions precedent with respect thereto have been satisfied), the Trustee, at the written direction of the Control Party (acting at the direction of the Controlling Class Representative), shall execute and deliver to the Securitization Entities any and all documentation reasonably requested and prepared by the Securitization Entities at their expense to effect or evidence the release by the Trustee of the Secured Parties’ security interest in the property disposed of in connection with such Permitted Asset Disposition.

Section 14.18 Calculation of FAT Brands TP Leverage Ratio and Senior Leverage Ratio.

(a) FAT Brands TP Leverage Ratio. In the event that FAT Brands and/or the Securitization Entities incur, repay, repurchase or redeem any Indebtedness subsequent to the commencement of the period for which the FAT Brands TP Leverage Ratio is being calculated but prior to the event for which the calculation of the FAT Brands TP Leverage Ratio is made, then the FAT Brands TP Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods (including in the case of any incurrence or issuance, a pro forma application of the net proceeds therefrom).

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For purposes of making the computation of the FAT Brands TP Leverage Ratio (including, without limitation the calculation of Covenant-Adjusted EBITDA used therein), investments, acquisitions, dispositions, mergers, amalgamations, consolidations, distributions and discontinued operations (as determined in accordance with GAAP), in each case with respect to any Person or an operating unit thereof, and any restructurings or reorganizations that any Person has made during the preceding four Quarterly Fiscal Periods or subsequent to such preceding four Quarterly Fiscal Periods and on or prior to or simultaneously with the date as of which such computation is made (each, for purposes of this Section 14.18(a), a “pro forma event”) shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations, distributions, restructurings and reorganizations (and the change in Covenant-Adjusted EBITDA resulting therefrom) had occurred on the first day of such preceding four Quarterly Fiscal Periods. If since the beginning of such period any Person that subsequently became (or was merged into) a FAT Brands TP Entity since the beginning of such preceding four Quarterly Fiscal Periods shall have made any investment, acquisition, disposition, merger, consolidation, distribution, discontinued operation, restructurings or reorganizations, in each case with respect to such Person and/or an operating unit thereof, that would have required adjustment pursuant to this Section 14.18(a), then the FAT Brands TP Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, discontinued operation, merger, consolidation, distribution, restructurings or reorganizations had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods. The Consolidated Net Income, FAT Brands TP Leverage Ratio, Consolidated Net Interest Expense and Covenant-Adjusted EBITDA of FAT Brands shall be calculated on a consolidated basis with the Securitization Entities (and not the Non-Securitization Entities).

For purposes of making the computation of the FAT Brands TP Leverage Ratio, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made in good faith by a responsible financial or accounting officer of the Manager. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Manager as set forth in an Officer’s Certificate delivered to the Trustee (with respect to which the Trustee will have no obligation of any nature whatsoever) to reflect appropriate adjustments including (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event and (2) all adjustments of the nature used in connection with the calculation of “Covenant-Adjusted EBITDA,” to the extent such adjustments, without duplication, continue to be applicable to such preceding four Quarterly Fiscal Periods. For the avoidance of doubt, if the calculation of the FAT Brands TP Leverage Ratio described in this Section 14.18(a) is not completed by the applicable Quarterly Calculation Date, the Issuer may grant a grace period for such calculation in its sole reasonable discretion.

(b) Senior Leverage Ratio and DSCR. In the event that the Securitization Entities incur, repay, repurchase or redeem any Senior Notes and/or Senior Subordinated Notes subsequent to the commencement of the period for which the Senior Leverage Ratio, P&I DSCR, Interest-Only DSCR or New Series Pro Forma DSCR is being calculated but prior to the event for which the calculation of such ratio is made, then such ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Senior Notes and/or Senior Subordinated Notes, as if the same had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods (including in the case of any incurrence or issuance, a pro forma application of the net proceeds therefrom).

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For purposes of making the computation of the Senior Leverage Ratio, P&I DSCR, Interest-Only DSCR or New Series Pro Forma DSCR (including, without limitation, the calculation of Net Cash Flow used therein), investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any restructurings or reorganizations that any of the Securitization Entities has made during the preceding four Quarterly Fiscal Periods or subsequent to such preceding four Quarterly Fiscal Periods and on or prior to or simultaneously with the date as of which such computation is made (each, for purposes of this Section 14.18(b), a “pro forma event”) shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations, restructurings and reorganizations (and the change in Net Cash Flow resulting therefrom) had occurred on the first day of such preceding four Quarterly Fiscal Periods. If since the beginning of such period any Person that subsequently became (or was merged into) a Securitization Entity since the beginning of such preceding four Quarterly Fiscal Periods shall have made any investment, acquisition, disposition, merger, consolidation, discontinued operation, restructurings or reorganizations, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this Section 14.18(b), then the Senior Leverage Ratio, P&I DSCR, Interest-Only DSCR or New Series Pro Forma DSCR (including, without limitation, the calculation of Net Cash Flow used therein), as applicable, shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, merger, consolidation, restructurings or reorganizations had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods.

For purposes of making the computation of the Senior Leverage Ratio, P&I DSCR, Interest-Only DSCR or New Series Pro Forma DSCR (including, without limitation, the calculation of Net Cash Flow used therein), whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Manager. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Manager as set forth in an Officer’s Certificate delivered to the Trustee (with respect to which the Trustee shall have no obligation of any nature whatsoever) to reflect appropriate adjustments including (1) operating expense reductions and other operating improvements or synergies, reasonably expected to result from the applicable pro forma event and (2) all appropriate adjustments to the calculation of “Net Cash Flow,” in the good faith determination of the Manager. For the avoidance of doubt, if any of the calculations of the Senior Leverage Ratio, P&I DSCR, Interest-Only DSCR or New Series Pro Forma DSCR described in this Section 14.18(b) is not completed by the applicable Quarterly Calculation Date, the Issuer may grant a grace period for such calculation in its sole reasonable discretion.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Issuer, the Trustee and the Securities Intermediary have caused this Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

FAT BRANDS TWIN PEAKS I, LLC, as the Issuer

By:	/s/ Andrew A. Wiederhorn
Name:	Andrew A. Wiederhorn
Title:	President and Chief Executive Officer

UMB BANK, N.A., in its capacity as Trustee and as Securities Intermediary

By:	/s/ Michele Voon
Name:	Michele Voon
Title:	Vice President

FAT Brands - Base Indenture

CONSENT OF CONTROL PARTY:

Citadel SPV LLC, as Control Party, hereby consents to the execution and delivery of this Indenture by the parties hereto, and as Control Party hereby directs the Trustee to execute and deliver this Indenture.

Citadel SPV LLC, in its capacity as Control Party

By:	/s/ Orlando Figueroa
Name: Orlando Figueroa
Title: Senior Managing Director

FAT Brands - Base Indenture

ANNEX A

BASE INDENTURE DEFINITIONS LIST

“1933 Act” means the Securities Act of 1933, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account Agreement” means each agreement governing the establishment and maintenance of any Management Account or any other Base Indenture Account or Series Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement, in form and substance reasonably satisfactory to the Control Party and Trustee, pursuant to which the Trustee is granted the right to control deposits and withdrawals from, or otherwise to give instructions or entitlement orders in respect of, a deposit and/or securities account and any lock-box related thereto.

“Accounts” mean, collectively, the Indenture Trust Accounts, the Management Accounts and any other account subject to an Account Control Agreement. In any instance where an Account is held at the Bank, such account shall be a segregated, non-interest bearing trust account.

“Actual Knowledge” means the actual knowledge of (i) in the case of FAT Brands, in its individual capacity or in its capacity as Manager, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel or any Senior Vice President of FAT Brands, (ii) in the case of any Securitization Entity, any manager or director (as applicable other than an independent director or manager) or officer of such Securitization Entity who is also an officer of FAT Brands described in clause (i) above, (iii) in the case of the Manager, the Back-Up Manager or any Securitization Entity, with respect to a relevant matter or event, an Authorized Officer of the Manager, the Back-Up Manager or such Securitization Entity, as applicable, directly responsible for managing the relevant asset or for administering the transactions relevant to such matter or event, (iv) with respect to the Trustee, an Authorized Officer of the Trustee responsible for administering the transactions relevant to the applicable matter or event or (v) with respect to any other Person, any member of senior management of such Person.

“Additional Guarantor” means an Additional Guarantor that is designated pursuant to Section 8.34 of the Base Indenture.

“Additional IP Holder” means any entity that after the Closing Date is designated as an “Additional IP Holder” pursuant to Section 8.34 of the Base Indenture.

“Additional Management Account” has the meaning set forth in Section 5.1(a) of the Base Indenture.

“Additional Notes” means each additional Series, Class, Subclass or Tranche of Notes or additional Notes of an existing Series, Class, Subclass or Tranche of Notes issued by the Issuer from time to time following the Closing Date on the related Series Closing Date pursuant to Section 2.2.

Annex A-1

“Advertising Fees” means any fees payable by Franchisees and Company Restaurant Guarantors to fund the national marketing and advertising activities with respect to the Brands.

“Affiliate” or “Affiliated” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other ownership or beneficial interests, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the meaning of “control.”

“After-Acquired Securitization IP” means Securitization IP acquired by a Guarantor after the Closing Date pursuant to an IP License Agreement or otherwise.

“Agent” means any Note Registrar or Paying Agent.

“Aggregate Outstanding Principal Amount” means the sum of the Outstanding Principal Amounts with respect to all Series of Notes.

“Allocated Note Amount” means, as of any date of determination, an amount determined by the Manager, in its reasonable discretion, and agreed to by the Control Party.

“Applicable Procedures” means the provisions of the rules and procedures of DTC, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, as in effect from time to time.

“ASC 842, Leases” means FASB Accounting Standards Codification Topic 842, Leases.

“Asset Disposition Proceeds” means, the proceeds of any disposition (including all cash and cash equivalents received as payments of the purchase price for such disposition, including, without limitation, any cash or cash equivalents received in respect of deferred payment, or monetization of a note receivable, received as consideration for such disposition) pursuant to clause (g)(ii) of the definition of “Permitted Asset Disposition”.

“Assumption Agreement” has the meaning specified in Section 8.34(c) of this Base Indenture.

“Authorized Officer” means, with respect to (i) Issuer, any officer who is authorized to act for Issuer in matters relating to Issuer, including an Authorized Officer of the Manager or Back-Up Manager authorized to act on behalf of Issuer; (ii) FAT Brands, in its individual capacity and in its capacity as the Manager, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel or any Senior Vice President of FAT Brands or any other officer of FAT Brands who is directly responsible for managing the Contributed Assets or otherwise authorized to act for the Manager in matters relating to, and binding upon, the Manager with respect to the subject matter of the request, certificate or order in question; (iii) the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer; or (iv) the Control Party, any officer of the Control Party who is duly authorized to act for the Control Party with respect to the relevant matter. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

Annex A-2

“Back-Up Management Agreement” means the Back-Up Management Agreement, dated October 1, 2021, by and among the Back-Up Manager, the Manager, the Issuer, the other Securitization Entities and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Back-Up Manager” means FTI Consulting, Inc., a Maryland corporation, in its capacity as Back-Up Manager (together with its permitted successors and/or assigns in such capacity) pursuant to the Back-Up Management Agreement, and any successor Back-Up Manager.

“Back-Up Manager Consultation Fees” has the meaning set forth in the Back-Up Management Agreement.

“Back-Up Manager Fees” has the meaning set forth in the Back-Up Management Agreement.

“Bank” has the meaning set forth in Section 10.2(x) of this Base Indenture.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Base Indenture, dated as of the Closing Date, by and among the Issuer and the Trustee, as amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements.

“Base Indenture Account” means any account or accounts authorized and established pursuant to the Base Indenture for the benefit of the Secured Parties, including, without limitation, each account established pursuant to Article V of this Base Indenture.

“Base Indenture Definitions List” has the meaning set forth in Section 1.1 of this Base Indenture.

“Beer Distributor” means Ben E. Keith Company, a Texas corporation.

“Book-Entry Notes” means beneficial interests in the Notes of any Series, ownership and transfers of which will be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of this Base Indenture; provided that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes will replace Book-Entry Notes.

Annex A-3

“Branded Restaurants” means collectively the Franchised Restaurants and the Company Restaurants.

“Brands” means the Trademarks (words and/or design including applicable logos), alone or in combination with other words or symbols, and any variations or derivatives, owned and/or used by each of the Guarantors.

“Business Day” means any day other than Saturday or Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York, Los Angeles, California or the city in which the Corporate Trust Office of any successor Trustee is located if so required by such successor.

“Capitalized Lease Obligations” means the obligations of a Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases under ASC 842, Leases on a balance sheet of such Person under GAAP and, for the purposes of the Indenture, the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP; provided, however, that any obligations of a Person under any lease that would have been accounted for as “operating leases” under GAAP as in effect on December 1, 2018 shall not constitute “Capitalized Lease Obligations” hereunder irrespective of any change to, or modification of, GAAP (including any future phase-in of changes to GAAP that have been approved as of December 1, 2018) subsequent to December 1, 2018.

“Capped Securitization Operating Expense Amount” means, for any Monthly Allocation Date that occurs (x) during the period beginning on the Closing Date and ending on the date on which 12 full and consecutive Monthly Collection Periods have occurred since the Closing Date and (y) each successive period of 12 consecutive Monthly Collection Periods after the period in (x), the amount by which $500,000 exceeds the aggregate Securitization Operating Expenses already paid during such period, provided, however, that during any period that the Back-Up Manager is required to provide Warm Back-Up Management Duties or Hot Back-Up Management Duties pursuant to the Back-Up Management Agreement, such amount shall automatically be increased by an additional $500,000 solely in order to provide for the reimbursement of any increased fees and expenses incurred by the Back-Up Manager associated with the provision of such services and the Control Party, acting at the direction of the Controlling Class Representative, may further increase the Capped Securitization Operating Expense Amount as calculated above in order to take account of any additional increased fees and expenses associated with the provision of such services.

“Carryover Senior Notes Accrued Quarterly Interest Amount” means (a) for the first Monthly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Monthly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Interest Payment Account with respect to the Senior Notes on the immediately preceding Monthly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Quarterly Interest Amount for such immediately preceding Monthly Allocation Date; provided that for the first Monthly Allocation Date after the applicable Series Closing Date, the Carryover Senior Notes Accrued Quarterly Interest Amount shall equal the aggregate amount of interest accrued on the Senior Notes for the period from such Series Closing Date until such Monthly Allocation Date.

Annex A-4

“Carryover Senior Notes Accrued Quarterly Post-Anticipated Call Date Additional Interest Amount” means (a) for the first Monthly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Monthly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Post-Anticipated Call Date Additional Interest Account with respect to the Senior Notes Quarterly Post-Anticipated Call Date Additional Interest on the immediately preceding Monthly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Quarterly Post-Anticipated Call Date Additional Interest Amount for such immediately preceding Monthly Allocation Date.

“Carryover Senior Notes Accrued Quarterly Post-Anticipated Repayment Date Additional Interest Amount” means (a) for the first Monthly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Monthly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Post-Anticipated Repayment Date Additional Interest Account with respect to the Senior Notes Quarterly Post-Anticipated Repayment Date Additional Interest on the immediately preceding Monthly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Quarterly Post-Anticipated Repayment Date Additional Interest Amount for such immediately preceding Monthly Allocation Date.

“Carryover Senior Notes Accrued Scheduled Principal Payments Amount” means (a) for the first Monthly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Monthly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Principal Payment Account with respect to the Senior Notes Scheduled Principal Payment Amounts on the immediately preceding Monthly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Scheduled Principal Payments Amount for such immediately preceding Monthly Allocation Date.

“Cash Flow Sweeping Event” means any Quarterly Payment Date on which, (a) prior to the Quarterly Payment Date in July 2022, the P&I DSCR is less than or equal to 1.45x and (b) on or after the Quarterly Payment Date in July 2022, the P&I DSCR is less than or equal to 1.60x.

“Cash Flow Sweeping Period” means any period that begins on any Quarterly Payment Date on which a Cash Flow Sweeping Event occurs and ends on the first Quarterly Payment Date when either (x) a Rapid Amortization Period commences or (y) (i) prior to the Quarterly Payment Date in July 2022, the P&I DSCR is greater than 1.45x or (ii) on and after the Quarterly Payment Date in July 2022, the P&I DSCR is greater than 1.60x.

“Cash Flow Sweeping Percentage” means for any Cash Flow Sweeping Period, (a) prior to the Quarterly Payment Date in July 2022, if the P&I DSCR (calculated on the Quarterly Calculation Date relating to the Quarterly Payment Date on which such Cash Flow Sweeping Period begins) is less than or equal to 1.45x, one hundred percent (100%) and (b) on or after the Quarterly Payment Date in July 2022, if the P&I DSCR (calculated on the Quarterly Calculation Date relating to the Quarterly Payment Date on which such Cash Flow Sweeping Period begins) is less than or equal to 1.60x, one hundred percent (100%).

Annex A-5

“Cause” means, with respect to an Independent Manager or Independent Director, (i) acts or omissions by such Independent Manager or Independent Director, as applicable, constituting fraud, dishonesty, negligence, misconduct or other similar deliberate action which causes injury to any Securitization Entity or an act by such Independent Manager or Independent Director, as applicable, involving moral turpitude or a serious crime, (ii) that such Independent Manager or Independent Director, as the case may be, no longer meets the definition of “Independent Manager” or “Independent Director”, as applicable, as set forth in the applicable Securitization Entity’s Charter Documents, (iii) the death or incapacity of such Independent Manager or Independent Director, as the case may be, or (iv) any other reason for which the prior written consent of Trustee (acting at the written direction of the Control Party) shall have been obtained.

“CCR Acceptance Letter” has the meaning set forth in Section 11.1(d) of this Base Indenture.

“CCR Ballot” has the meaning set forth in Section 11.1(b) of this Base Indenture.

“CCR Candidate” means any nominee submitted to the Trustee on a CCR Nomination pursuant to Section 11.1(b) of this Base Indenture.

“CCR Election Notice” has the meaning set forth in Section 11.1(a) of this Base Indenture.

“CCR Election Period” has the meaning set forth in Section 11.1(b) of this Base Indenture.

“CCR Nomination” has the meaning set forth in Section 11.1(a) of this Base Indenture.

“CCR Nomination Period” has the meaning set forth in Section 11.1(a) of this Base Indenture.

“CCR Re-election Event” means any of the following events: (i) an additional Series of Notes of the Controlling Class is issued, (ii) the Controlling Class changes, (iii) the Trustee receives written notice of the resignation or removal of any acting Controlling Class Representative or that the Controlling Class Representative is no longer a Noteholder of the Controlling Class, (iv) the Trustee receives a written request for an election for a Controlling Class Representative from a Controlling Class Member and such election has been consented to by the Control Party in its sole discretion, which election will be at the expense of such Controlling Class Members (including Trustee expenses), (v) the Trustee receives written notice that an Event of Bankruptcy has occurred with respect to the acting Controlling Class Representative, or (vi) there is no Controlling Class Representative and the Control Party or the Back-Up Manager requests in writing to the Trustee that an election be held; provided, that with respect to a CCR Re-election Event that occurs as a result of clauses (iv), and (vi), no CCR Re-election Event will be deemed to have occurred if it would result in more than two (2) CCR Re-election Events occurring in a single calendar year. Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative, the Trustee will deliver to each Noteholder, the Issuer, the Manager, the Back-Up Manager and the Control Party a notice setting forth the name and address of the new Controlling Class Representative.

Annex A-6

“CCR Voting Record Date” has the meaning set forth in Section 11.1(b) of this Base Indenture.

“Charter Document” means, with respect to any entity and at any time, the certificate of incorporation, certificate of formation, operating agreement, limited liability company agreements, by-laws, memorandum of association, articles of association, or such other similar document, as applicable to such entity in effect at such time.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Luxembourg.

“Closing Date” means October 1, 2021.

“Closing Title Reports” means title commitments for each New Owned Real Property.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Collateral” means, collectively, the Indenture Collateral, the “Collateral” as defined in the Guarantee and Collateral Agreement and any property subject to any other Indenture Document that grants a Lien to secure any Obligations.

“Collateral Documents” means, collectively, the Collateral Franchise Business Documents and the Collateral Transaction Documents.

Annex A-7

“Collateral Exclusions” means the following property of the Securitization Entities: (i) the Franchised Restaurant Leases, (ii) any other any lease, sublease, license, or other contract or permit, in each case if the grant of a lien or security interest in any of the Securitization Entities’ right, title and interest in, to or under such lease, sublease, license, contract or permit in the manner contemplated by this Indenture (a) is prohibited by the terms of such lease, sublease, license, contract or permit or would require the consent of a third party, (b) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Securitization Entity therein or (c) would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the UCC or any other applicable law and (ii) the Excluded Amounts; provided, further, that the Issuer and the Guarantors will not be required to pledge more than 65% of the Equity Interests (and any rights associated with such Equity Interests) of any foreign subsidiary of any of the Issuer or the Guarantors that is a corporation for United States federal income tax purposes and in no circumstance will any such foreign subsidiary be required to pledge any assets, serve as Guarantor, or otherwise guarantee the Notes; provided further that the security interest in (A) each Series Distribution Account and the funds or securities deposited therein or credited thereto will only secure the related Class of Notes as set forth in the Indenture and (B) the Reserve Account and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Senior Noteholders, the Senior Subordinated Noteholders and the Trustee, in its capacity as trustee for the Senior Noteholders and the Senior Subordinated Noteholders.

“Collateral Franchise Business Documents” means, collectively, the Franchise Documents, the Franchisee Notes, the Equipment Leases, the Product Sourcing Agreements and the Company Restaurant Licenses.

“Collateral Transaction Documents” means the Contribution Agreement, the equity interests (including any certificates evidencing such interests) issued under the Charter Documents of each Securitization Entity, the Control Party Agreement, the Account Control Agreements, the Management Agreement, the Back-Up Management Agreement and the IP License Agreements.

“Collection Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Collection Account” maintained by the Trustee for the benefit of the Secured Parties pursuant to Section 5.4 of this Base Indenture or any successor securities account maintained pursuant to Section 5.4 of this Base Indenture.

“Collection Account Administrative Accounts” has the meaning set forth in Section 5.5 of this Base Indenture.

“Collections” means, with respect to each Monthly Collection Period, all amounts received by or for the account of (or in the case of ACH or similar transactions, amounts remitted via ACH or similar transactions to or for the account of but net of any Reversed ACH Remittance) the Issuer during such Monthly Collection Period, including (without duplication):

(i) distributions from the Guarantors (including all Guarantor Collections);

(ii) all license fees and other amounts received in respect of the Securitization IP, including recoveries from the enforcement of the Securitization IP;

(iii) Product Sourcing Payments, Indemnification Amounts, Insurance/Condemnation Proceeds, Asset Disposition Proceeds, and (without duplication) all other amounts received upon the disposition of the Collateral, including proceeds received upon the disposition of property expressly excluded from the definition of Asset Disposition Proceeds, in each case that are required to be deposited into the Concentration Account or the Collection Account;

Annex A-8

(iv) Investment Income earned on amounts on deposit in the Accounts;

(v) equity contributions made to the Issuer by the Manager or any other Person;

(vi) to the extent not otherwise included above, payments from Guarantors or any other Person (except in respect of Excluded Amounts) deposited in the Concentration Account or otherwise included in Collections;

(vii) amounts released from the Reserve Account; and

(vii) any other payments or proceeds received with respect to the Collateral.

“Company Order” and “Company Request” mean a written order or request signed in the name of the Issuer by any Authorized Officer of the Issuer and delivered to the Trustee, the Control Party or the Paying Agent, as applicable.

“Company Restaurant Account” has the meaning set forth in the Guarantee and Collateral Agreement.

“Company Restaurant Asset” means all of the assets owned by a Company Restaurant Guarantor associated with owning and operating the Company Restaurants (such as furnishings, cooking equipment, cooking supplies and computer equipment).

“Company Restaurant Collections” means all cash revenues (including gift card redemption amounts, but excluding proceeds of the initial sale of gift cards), credit card and debit card proceeds generated by Company Restaurants including Pass-Through Amounts.

“Company Restaurant Guarantors” means (i) TP Franchise Austin, LLC, a Texas limited liability company; (ii) TP Franchise Round Rock, LLC, a Texas limited liability company; (iii) Twin Restaurant Amarillo, LLC, a Texas limited liability company; (iv) Twin Restaurant Broomfield, LLC, a Colorado limited liability company; (v) Twin Restaurant Burleson, LLC, a Texas limited liability company; (vi) Twin Restaurant Centennial, LLC, a Colorado limited liability company; (vii) Twin Restaurant Denver, LLC, a Colorado limited liability company; (viii) Twin Restaurant Denver, LLC, a Texas limited liability company; (ix) Twin Restaurant El Paso, LLC, a Texas limited liability company; (x) Twin Restaurant Frisco, LLC, a Delaware limited liability company; (xi) Twin Restaurant Grand Prairie, LLC, a Texas limited liability company; (xii) Twin Restaurant Lewisville, LLC, a Delaware limited liability company; (xii) Twin Restaurant Little Rock, LLC, an Arkansas limited liability company; (xiv) Twin Restaurant Live Oak, LLC, a Texas limited liability company; (xv) Twin Restaurant LV -I LLC, a Nevada limited liability company; (xvi) Twin Restaurant LV -2 LLC, a Nevada limited liability company; (xvii) Twin Restaurant Midland, LLC, a Texas limited liability company; (xviii) Twin Restaurant N Irving, LLC, a Texas limited liability company; (xix) Twin Restaurant New Mexico, LLC, a Delaware limited liability company; (xx) Twin Restaurant Oakbrook, LLC, an Illinois limited liability company; (xxi) Twin Restaurant Odessa, LLC, a Texas limited liability company; (xxii) Twin Restaurant Park North, LLC, a Texas limited liability company; (xxiii) Twin Restaurant S Fort Worth, LLC, a Texas limited liability company; (xxiv) Twin Restaurant San Angelo, LLC, a Texas limited liability company; (xxv) Twin Restaurant San Antonio, LLC, a Texas limited liability company; (xxvi) Twin Restaurant San Marcos, LLC, a Texas limited liability company; (xxvii) Twin Restaurant Sunland Park, LLC, a Texas limited liability company; (xxviii) Twin Restaurant Warrenville, LLC, an Illinois limited liability company; (xxix) Twin Restaurant Western Center, LLC, a Texas limited liability company; and (xxx) Twin Restaurant Westover, LLC, a Texas limited liability company and any Additional Guarantor that is designated as a “Company Restaurant Guarantor”.

Annex A-9

“Company Restaurant Leases” means the leases from landlords related to properties on which Company Restaurants are located that were contributed to, distributed to or otherwise acquired by a Company Restaurant Guarantor on or prior to the Series 2021-1 Closing Date.

“Company Restaurant Licenses” means any IP license granted by a Franchise Entity with respect to a Company Restaurant.

“Company Restaurant Royalty Payments” means the royalty payments paid by the Company Restaurant Guarantors to the Concentration Account pursuant to the Management Agreement in an amount equal to 5% of Company Restaurant Collections.

“Company Restaurants” means any Branded Restaurant(s) that are owned and operated by one or more Securitization Entity, including Branded Restaurants that a Securitization Entity reacquires from Franchisees from time to time.

“Competitor” means any Person that is a direct or indirect franchisor, franchisee, owner or operator of a large regional or national casual dining or family dining restaurant concept (including a Franchisee); provided, however, that (i) a Person will not be a Competitor solely by virtue of its direct or indirect ownership of less than 5% of the Equity Interests in a “Competitor,” (ii) a Person will not be a “Competitor” if such Person has policies and procedures that prohibit such Person from disclosing or making available any confidential information that such Person may receive as a Holder of the Notes or prospective investor in the Notes, to individuals involved in the business of buying, selling, holding or analyzing the Equity Interests of a “Competitor” or in the business of being a franchisor, franchisee, owner or operator of a large regional or national casual dining or family dining restaurant concept and (iii) a franchisee will only be a “Competitor” if it, or its Affiliates, directly or indirectly, owns, franchises or licenses, in the aggregate, ten or more individual locations of a particular concept.

“Concentration Account” means the account maintained in the name of Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.9(a) of the Base Indenture or any successor or additional such account established for Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

Annex A-10

“Consent Agreements” mean, collectively, the (i) Sysco Approved Distributor Agreement; (ii) Lease Agreement, effective as of July 27, 2012, by and between CNL Net Lease Funding 2001, LP and Twin Restaurant Centennial LLC, as amended by the First Amendment of Lease Agreement, made effective as of May 2017, by and between SCF RC Funding I LLC and Twin Restaurant Centennial, LLC and the Assignment and Assumption of Lease Documents, effective as of June 16, 2016, by and between CNL APF Partners, LP and SCFRC-HW-G LLC; (iii) Lease Agreement, made and entered into as of November 1, 2012, by and between the Fountains at Farah, LP and Twin Restaurant Investment Company, LLC; (iv) Lease, entered into on November 9, 2011, by and between DDR Flatiron LLC and Twin Restaurant Broomfield, LLC; (v) Shopping Center Retail Lease, dated April 23, 2013, by and between Park Place III, LLC and Twin Restaurant LV -2 LLC; and (vi) Lease Agreement, effective as of April 12, 2012, by and between DDR MDT MacArthur Marketplace LP and Twin Restaurant North Irving, LLC, as terminated by that certain termination notice, as reinstated by that certain Agreement Reinstating and Amending Lease dated June 26, 2012, as amended by that certain Second Amendment to Lease dated August 16, 2012, as further amended by that certain Third Amendment to Lease dated October 4, 2012, as further amended by that certain Fourth Amendment to Lease dated December 14, 2012, as further amended by that certain Fifth Amendment to Lease dated April 24, 2013, as further amended by that certain Sixth Amendment to Lease dated May 1, 2013, as further amended by that certain Seventh Amendment to Lease dated December 11, 2017 and as further amended by that certain Eighth Amendment to Lease dated April 16, 2020.

“Consent Recommendation” means the action recommended by the Control Party in writing with respect to any Consent Request.

“Consent Request” means any request for directions, waivers, amendments, consents and other actions under the Transaction Documents.

“Consolidated Interest Expense” means, with respect to FAT Brands for any period, consolidated interest expense, whether paid or accrued, of FAT Brands and the Securitization Entities, as determined in accordance with GAAP for such period.

“Consolidated Net Income” means, with respect to FAT Brands for any period, the consolidated net income of FAT Brands and the Securitization Entities (whether positive or negative), determined in accordance with GAAP, for such period, including, without limitation, FAT Brands’ equity in the net income of any of its Subsidiaries that are not Securitization Entities to the extent of cash actually distributed by such Subsidiaries during such period to FAT Brands as a dividend or other distribution.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person, without duplication, (a) with respect to any indebtedness, lease, declared but unpaid dividends, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation will include (x) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (y) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this clause (y) the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation will be equal to the amount of the obligation so guaranteed or otherwise supported. The amount of any Person’s obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed equal to the lesser of (1) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (2) the stated amount of the guaranty.

Annex A-11

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributed Assets” means all assets contributed under the Contribution Agreement.

“Contribution Agreement” mean the Contribution Agreement, dated as of the Closing Date, between the Issuer and the Manager.

“Controlled Group” means any group of trades or businesses (whether or not incorporated) under common control that is treated as a single employer for purposes of Section 302 or Title IV of ERISA.

“Control Party” means, Citadel SPV LLC or its successors and permitted assigns, as Control Party under the Control Party Agreement, and any successor thereto.

“Control Party Agreement” means the Control Party Agreement, dated October 1, 2021, by and among the Control Party and the Issuer, as amended, supplemented or otherwise modified from time to time.

“Control Party Termination Event” means the resignation or removal of the Control Party in its capacity as Control Party pursuant to the terms of the Control Party Agreement.

“Controlling Class” means the most senior Class of Notes then Outstanding among all Series of Notes then Outstanding for which purpose the Senior Notes will be treated as a single Class.

“Controlling Class Member” means, with respect to a Note issued in book-entry form of the Controlling Class, a Note Owner of such Note and, with respect to a Note issued in physical, definitive form of the Controlling Class, a Noteholder of such Note issued in physical, definitive form (excluding, in each case, any Securitization Entity or Affiliate thereof; provided that the Trustee shall not be deemed to have knowledge of the identity of any Noteholder or Note Owner unless the Trustee has Actual Knowledge of such ownership or a Trust Officer of the Trustee has received written notice of such ownership).

Annex A-12

“Controlling Class Representative” means, after the occurrence of a CCR Re-election Event of which the Trustee has Actual Knowledge, such Holder or Note Owner appointed as the Controlling Class Representative in accordance with Section 11.1 of this Base Indenture; provided that, if (i) no Controlling Class Representative has been elected or (ii) the Controlling Class Representative does not respond to a Consent Request within the time period specified in Section 11.4 of this Base Indenture, the Control Party will be entitled to exercise the rights of the Controlling Class Representative with respect to such Consent Request other than with respect to Control Party Termination Events.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Corporate Trust Office” means the corporate trust office of the Trustee (a) for Note transfer purposes and presentment of the Notes for final payment thereon, UMB Bank, N.A., 928 Grand Blvd., Mailstop 1010404, Kansas City, MO 64106, Attention: Corporate Trust Bond Ops and (b) for all other purposes, UMB Bank, N.A., 100 William Street, Suite 1850, New York, NY 10038, Attention: Michele Voon, Email: michele.voon@umb.com or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer or the principal corporate trust office of any successor Trustee.

“Covenant-Adjusted EBITDA” means, with respect to FAT Brands for any period, the Consolidated Net Income of FAT Brands and the Securitization Entities for such period:

(a) plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(i) Consolidated Interest Expense;

(ii) net loss attributable to asset dispositions not in the ordinary course of business or early extinguishment of Indebtedness or Swap Contracts;

(iii) stock based compensation expense;

(iv) closure and impairment losses on assets;

(v) depreciation and amortization expense;

(vi) Transaction Expenses;

(vii) expenses or charges related to any actual or contemplated acquisition or disposition (excluding de minimis acquisitions or dispositions), issuance of Equity Interests, recapitalization or incurrence or repayment of Indebtedness (in each case, whether or not successful);

(viii) net losses (or similar charges) resulting from currency translation;

(ix) charges, fees, expenses, costs, accruals or reserves of any kind arising from litigation or claim settlement, including, without limitation, all related legal fees, disbursements and expenses and costs of defense;

Annex A-13

(x) costs incurred in connection with franchise conventions;

(xi) board of directors fees and expenses;

(xii) closed store expenses, lease buy-out expenses, remodel reopening expenses, and new restaurant opening and pre-opening expenses;

(xiii) current and/or deferred taxes based on income, profits or capital of such Person and its Subsidiaries, including without limitation U.S. federal, state, local, foreign, franchise, excise, withholding and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examination);

(xiv) net losses related to any brand national advertising fund deficit;

(xv) all noncash losses, charges and expenses; and

(xvi) other extraordinary, unusual or nonrecurring losses, expenses or charges, including without limitation:

(A) any severance, relocation, reorganization or other restructuring expenses,

(B) any expenses related to reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses,

(C) inventory optimization programs,

(D) facility, office, store, restaurant or business unit closures or consolidations,

(E) systems establishment costs,

(F) contract termination costs,

(G) curtailments or modifications to pension and post-retirement employee benefit plans,

(H) excess pension charges,

(I) acquisition integration costs,

(J) business optimization costs,

(K) signing, retention or recruiting bonuses and expenses, or

(L) any losses, expenses or charges related to liability or casualty events or business interruption, and

(b) minus, without duplication, to the extent added in calculating such Consolidated Net Income,

Annex A-14

(i) net gain attributable to asset dispositions not in the ordinary course of business or early extinguishment of Indebtedness or Swap Contracts;

(ii) net gain (or similar credits) resulting from currency translation;

(iii) net gain related to any brand national advertising fund excess and

(iv) other unusual or nonrecurring items;

provided, however, that items that would have been accounted for as “operating leases” under GAAP as in effect on December 1, 2018 will continue to be treated as “operating leases” for purposes of this definition irrespective of any change to, or modification of, GAAP (including any future phase-in of changes to GAAP that have been approved as of December 1, 2018) subsequent to December 1, 2018.

“Debt Service” means, with respect to any Quarterly Payment Date, the sum of (A) the Senior Notes Quarterly Interest Amount plus (B) the Senior Subordinated Notes Quarterly Interest Amount plus (C) with respect to each Class of Senior Notes and Senior Subordinated Notes Outstanding, the aggregate amount of Scheduled Principal Payments that would be due and payable on such Quarterly Payment Date, as ratably reduced by the aggregate amount of any payments of Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds, after giving effect to any optional or mandatory prepayment of principal of any such Senior Notes or Senior Subordinated Notes or any repurchase and cancellation of such Senior Notes or Senior Subordinated Notes. For the purposes of calculating the P&I DSCR as of the first Quarterly Payment Date after the Closing Date, Debt Service will be deemed to be the sum of (1) the product of (x) the sum of the amounts referred to in clauses (A) through (C) of the preceding sentence multiplied by (y) a fraction the numerator of which is 90 and the denominator of which is the actual number of days elapsed during the period commencing on and including the Closing Date and ending on but excluding the first Quarterly Payment Date, plus (2) the amount referred to in clause (C) of the preceding sentence.

“Default” means any Event of Default or any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Defeased Series” has the meaning set forth in Section 12.1(c) of this Base Indenture.

“Definitive Notes” has the meaning set forth in Section 2.12(a) of this Base Indenture.

“Depository” has the meaning set forth in Section 2.12(a) of this Base Indenture.

“Development Agreement” means a development agreement for Branded Restaurants pursuant to which a Franchisee, developer or other Person obtains the rights to develop (in order to operate as a Franchisee) one or more Branded Restaurants within a designated geographical area.

“Disclosure Exceptions” has the meaning set forth in Section 8.10 of the Base Indenture.

Annex A-15

“Distribution Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Distribution Account” maintained by the Trustee for the benefit of the Secured Parties pursuant to Section 5.5(d) of this Base Indenture or any successor securities account maintained pursuant to Section 5.5(d) of this Base Indenture.

“Distribution Center Expenses” means real estate taxes, lease payments or other expenses with respect to the Brewery or any similar facility owned or leased by any Securitization Entity.

“Distribution Operating Expenses” means all reasonable operating expenses related to the distribution of Products by any Distributor that have not been previously reimbursed or paid.

“Distributor” means any distributor (including the Beer Distributor) of Products to Franchisees, Company Restaurants or any other Persons.

“Distributor Costs of Goods Sold” means, with respect to any Monthly Collection Period, any costs of goods sold actually paid by any Distributor during such Monthly Collection Period.

“Distributor Franchisee Rebates” means, with respect to any Monthly Collection Period, any rebates actually paid by any Distributor to a Franchisee in respect of the purchase of Products during such Monthly Collection Period.

“Dollar” and the symbol “$” or “U.S.$” or “U.S. Dollar” means the lawful currency of the United States.

“DTC” means the Depository Trust Company.

“E-Sign Act” has the meaning set forth in Section 14.11 of this Base Indenture.

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Person meeting the criteria set forth in Section 10.8(a) or (b) a separately identifiable deposit or securities account established at a Qualified Institution.

“Eligible Assets” means any real property or other asset used or useful to the Securitization Entities in the operation of its business or their other assets, including, without limitation, (i) capital assets, capital expenditures, renovations and improvements and (ii) assets intended to generate revenue for the Securitization Entities.

Annex A-16

“Eligible Investments” means (a) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank or trust company that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) whose short-term debt is rated at least “P-1” (or then equivalent grade) by Moody’s and at least “A 1+” (or then equivalent grade) by S&P and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one year from the date of acquisition thereof; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided, that the full faith and credit of the United States of America is pledged in support thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “P-1” (or the then equivalent grade) by Moody’s and at least “A 1+” (or the then equivalent grade) by S&P, with maturities of not more than 180 days from the date of acquisition thereof; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (a) above and (e) investments, classified in accordance with GAAP as current assets of the relevant Person making such investment, in money market investment programs registered under the 1940 Act, which have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are invested primarily in investments of the character, quality and maturity described in clauses (a) though (d) of this definition. Notwithstanding the foregoing, all Eligible Investments must either (A) be at all times available for withdrawal or liquidation at par (or for commercial paper issued at a discount, at the applicable purchase price) or (B) mature on or prior to the Business Day prior to the immediately succeeding Monthly Allocation Date or Quarterly Payment Date, as applicable.

“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement entered into by the Issuer in connection with the issuance of such Series of Notes as provided for in the applicable Series Supplement in accordance with the terms of this Base Indenture.

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Series Supplement.

“Environmental Law” means any and all applicable laws, rules, orders, regulations, statutes, ordinances, binding guidelines, codes, decrees, agreements or other legally enforceable requirements (including common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health (as it relates to exposure to Materials of Environmental Concern), or employee health and safety (as it relates to exposure to Materials of Environmental Concern), as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Equipment Lease” means any equipment lease pursuant to which a Franchisee leases from a Securitization Entity equipment used to operate a Branded Restaurant, together with any residual interest in the related equipment and any security interest in such equipment.

Annex A-17

“Equipment Lease Payments” means all amounts payable to a Guarantor by a Franchisee pursuant to an Equipment Lease.

“Equity Interests” means any (a) membership interest in any limited liability company, (b) general or limited partnership interest in any partnership, (c) common, preferred or other stock interest in any corporation, (d) share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (e) ownership or beneficial interest in any trust, (f) option, warrant or other right to convert any interest into or otherwise receive any of the foregoing or (g) any other interest or participation that confers the right to receive a share of the profits and losses of, or distributions of assets of, the applicable issuer.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Euroclear” means Euroclear Bank, S.A./N.V., or any successor thereto, as operator of the Euroclear System.

“Event of Bankruptcy” means an event that will be deemed to have occurred with respect to a Person if:

(a) a case or other proceeding is commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person is entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person commences a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or makes any general assignment for the benefit of creditors; or

(c) the board of directors or board of managers (or similar body) of such Person votes to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of this Base Indenture.

“Excess Amounts” means, as of any date of determination, so long as no Event of Default has occurred and is continuing, the positive amount, if any, which the Manager has elected to withdraw from the Concentration Account or the Collection Account, equal to or less than the following: (i) the amounts on deposit in the Concentration Account and the Collection Account less (ii) the aggregate amounts necessary, in the reasonable judgment of the Manager, to satisfy clauses (i) through (xxi) of the Priority of Payments on the next applicable Monthly Allocation Date.

Annex A-18

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means (i) Advertising Fees, (ii) fees and expenses paid by or on behalf of any Guarantor in connection with registering, maintaining and enforcing the Securitization IP and paying third party licensing and subscription fees, or any other fees, expenses or costs in connection with indemnification obligations and other obligations under any other license, (iii) account expenses and fees paid to the banks at which the Management Accounts are held, (iv) insurance and condemnation proceeds payable by the Securitization Entities to Franchisees, (v) withholding, sales and other taxes (if any) included in Collections that are due and payable to a Governmental Authority or other unaffiliated third party, (vi) amounts paid by Guarantors for corporate services provided by the Manager, including, without limitation, repairs and maintenance, gift card administration, asset development services and employee training, (vii) proceeds of directors’ and officers’ insurance, (viii) any amounts that cannot be transferred to the Concentration Account or the Collection Account due to applicable law, (ix) the proceeds of any offer and sale of Notes, except to the extent that such proceeds are designated in an applicable Supplement to be used for the refinancing of existing Notes, (x) equity proceeds, (xi) insurance and condemnation proceeds payable by the Securitization Entities to third parties or by Franchisees to the Manager or the Securitization Entities, (xii) rebates, credits and any other amounts paid by or on behalf of the Manager to any Franchisee in connection with any Rebate Agreement or agreements related thereto, (xiii) Distributor Costs of Goods Sold, Distribution Operating Expenses, Distributor Franchisee Rebates and Distribution Center Expenses and (xiv) any other amounts deposited into the Concentration Account or otherwise included in Collections that are not required to be deposited into the Collection Account. Excluded Amounts are not transferred into the Collection Account, will not constitute Collateral regardless of whether such amounts are deposited into Management Accounts, and therefore not available to pay interest on and principal of the Series of Notes.

“Excluded IP” means (a) any Intellectual Property arising under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia, (b) any trademarks owned and used by a Non-Securitization Entity principally for its own corporate purposes that are not otherwise included in Securitization IP and (c) any commercially available Software licensed to or on behalf of any Non-Securitization Entity.

“FAT Brands” means FAT Brands Inc., a Delaware corporation, and its successors and assigns.

“FAT Brands 2021-1 Securitization Entities” means the “Securitization Entities” under and as defined in (a) the Base Indenture, dated as of March 6, 2020, and amended and restated as of April 26, 2021, by and among FAT Brands Royalty I, LLC, a Delaware limited liability company and UMB Bank, N.A., as Trustee and Securities Intermediary and (b) the Base Indenture, dated as of July 22, 2021, by and among FAT Brands GFG Royalty I, LLC, a Delaware limited liability company and UMB Bank, N.A., as Trustee and Securities Intermediary.

Annex A-19

“FAT Brands TP Entities” means FAT Brands and each of its direct and indirect Subsidiaries, now existing or hereafter created, other than the FAT Brands 2021-1 Securitization Entities.

“FAT Brands TP Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Indebtedness of FAT Brands and the Securitization Entities (excluding intercompany Indebtedness between or among any of the FAT Brands TP Entities) as of the end of the most recently ended Quarterly Fiscal Period less (ii) the sum of (v) the obligations of FAT Brands and the Securitization Entities under “operating leases” under GAAP as in effect on December 1, 2018 (irrespective of any change to, or modification of, GAAP (including any future phase-in of changes to GAAP that have been approved as of December 1, 2018) subsequent to December 1, 2018) as of the end of the most recently ended Quarterly Fiscal Period, (w) the cash and cash equivalents of the Securitization Entities credited to the Reserve Account as of the end of the most recently ended Quarterly Fiscal Period, (x) the cash and cash equivalents of the Securitization Entities maintained in the Management Accounts that, pursuant to a Monthly Manager’s Certificate delivered on or prior to such date, will be paid to the Manager or constitute the Residual Amount on the next succeeding Monthly Allocation Date, (y) the unrestricted cash and cash equivalents of FAT Brands as of the end of the most recently ended Quarterly Fiscal Period and (z) any notes or other receivables payable by the holders of Indebtedness referred to in the foregoing clause (a)(i) that are payable to one or more of FAT Brands and the Securitization Entities (but only to the extent of the outstanding principal amount of such notes or other receivables), to (b) Covenant-Adjusted EBITDA of FAT Brands and the Securitization Entities for the four Quarterly Fiscal Periods most recently ended as of such date and for which financial statements are required to be delivered. The FAT Brands TP Leverage Ratio shall be calculated in accordance with Section 14.18(a) of the Base Indenture.

“FAT Brands TP Systems” means the system of Branded restaurants operating under the Brands.

“FAT Brands TP Systemwide Sales” means, with respect to any Quarterly Calculation Date, aggregate Gross Sales (which will be permitted to include a good faith estimate (in accordance with the Managing Standard) of estimated Gross Sales of up to 10% of the total to the extent actual Gross Sales are not available as of such Quarterly Calculation Date) for all Branded Restaurants for the four (4) Quarterly Fiscal Periods ended immediately prior to such Quarterly Calculation Date.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FDIC” means the U.S. Federal Deposit Insurance Corporation.

Annex A-20

“Financial Assets” has the meaning set forth in Section 5.7(b) of this Base Indenture.

“Financing Obligation” means the amount of minimum lease payments for sale-leaseback transactions accounted for as financings.

“Fitch” means Fitch Ratings Inc., or any successor thereto.

“Franchise Agreement” means a franchise agreement whereby a Franchisee agrees to operate a Branded Restaurant.

“Franchise Documents” means all Franchise Agreements, Development Agreements and agreements related thereto, together with any modifications, amendments, extensions or replacements of the foregoing.

“Franchise Entities” means (i) Twin Restaurant Franchise, LLC, (ii) Twin Restaurant International Franchise, LLC and (iii) each Additional Guarantor designated as a “Franchise Entity”.

“Franchised Restaurants” means a Branded Restaurant owned and operated by a Franchisee.

“Franchisee” means any Person that is a franchisee under a Franchise Agreement.

“Franchisee Lease Payments” means all lease payments, taxes and any other amounts payable by Franchisees to a Guarantor in respect of Real Estate Assets and New Real Estate Assets.

“Franchisee Note” means any franchisee note entered into by a Franchise Entity or any franchisee note or other franchisee financing agreement entered into in order to finance the payment of franchisee fees or other amounts owing by a Franchisee.

“Franchisee Note Payments” means all amounts payable to a Guarantor by a Franchisee pursuant to a Franchisee Note.

“Franchisee Payments” means, all amounts payable to a Guarantor by Franchisees pursuant to the Franchise Documents other than Excluded Amounts.

“GAAP” means the generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors in effect from time to time.

“Government Securities” means readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof and as to which obligations the full faith and credit of the United States of America is pledged in support thereof.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

Annex A-21

“Gross Sales” means, with respect to a restaurant, the total amount of revenue received from the sale of all food, products, merchandise and performance of all services (except Manager-approved promotional items) and all other income of every kind and nature (including gift certificates when redeemed but not when purchased), whether for cash or credit and regardless of collection in the case of credit; provided, however, that Gross Sales shall not include (i) refunds and allowances; (ii) any sales taxes or other taxes, in each case collected from customers for transmittal to the appropriate taxing authority or (iii) revenues that are not subject to royalties in accordance with the related Franchise Agreement, Company Restaurant License or other applicable agreement.

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be (i) with respect to a Guarantee pursuant to clause (a) above, an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith or (ii) with respect to a Guarantee pursuant to clause (b) above, the fair market value of the assets subject to (or that could be subject to) the related Lien. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of the Closing Date, by and among the Guarantors and the Trustee, as amended, supplemented or otherwise modified from time to time.

Annex A-22

“Guarantor Assets” means:

(i)	the Franchisee Notes and New Franchisee Notes;

(ii)	the Equipment Leases and New Equipment Leases,

(iii)	the Franchise Agreements and New Franchise Agreements;

(iv)	the Development Agreements and New Development Agreements;

(v)	the Product Sourcing Assets and New Product Sourcing Assets;

(vi)	Real Estate Assets and New Real Estate Assets;

(vii)	Company Restaurants and New Company Restaurants;

(viii)	Company Restaurant Leases and New Company Restaurant Leases;

(ix)	all guarantees of such obligations and the rights evidenced by or reflected in the applicable agreements, in each case together with all payments, proceeds and accrued and future rights to payment thereon; and

(x)	any and all other property of every nature, now or hereafter transferred, mortgaged, pledged, or assigned as security for payment or performance of any obligation of the Franchisees or other Persons, as applicable, to such Guarantor under the Guarantee and Collateral Agreement.

“Guarantor Collections” means, with respect to each Monthly Collection Period, all amounts received by or for the account of (or in the case of ACH transactions, amounts remitted via ACH to or for the account of but net of any Reversed ACH Remittance) the Securitization Entities during such Monthly Collection Period, including (without duplication):

(i) Franchisee Payments;

(ii) all amounts received in connection with the Product Sourcing Assets;

(iii) Franchisee Lease Payments;

(iv) Franchisee Note Payments;

(v) Equipment Lease Payments;

(vi) all net proceeds received upon the disposition of the Collateral including any net proceeds from the sale of any Prospective Company Restaurant Property;

(vii) all Monthly Fiscal Period Estimated Company Restaurant Profits Amounts and, without duplication and Monthly Fiscal Period Company Restaurant Profits True-up Amounts; and

(viii) any other payments or proceeds or other revenue of the Guarantors other than Excluded Amounts.

“Guarantor Product Sourcing Payments” means all amounts payable by any Guarantor to a manufacturer of Products under any Product Sourcing Agreement.

Annex A-23

“Guarantors” means the following entities and any Additional Guarantor:

●	TP Franchise Austin, LLC, a Texas limited liability company
●	TP Franchise Round Rock, LLC, a Texas limited liability company
●	TP Franchise Venture I, LLC, a Delaware limited liability company
●	TP Texas Beverages, LLC, a Texas limited liability company
●	Twin Peaks Buyer, LLC, a Delaware limited liability company
●	Twin Restaurant, LLC, a Delaware limited liability company
●	Twin Restaurant Amarillo, LLC, a Texas limited liability company
●	Twin Restaurant Amarillo Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant Amarillo Management, LLC, a Texas limited liability company
●	Twin Restaurant Beverage - Texas, LLC, a Texas limited liability company
●	Twin Restaurant Beverage Holding, LLC, a Delaware limited liability company
●	Twin Restaurant Broomfield, LLC, a Colorado limited liability company
●	Twin Restaurant Burleson, LLC, a Texas limited liability company
●	Twin Restaurant Burleson Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant Burleson Management, LLC, a Texas limited liability company
●	Twin Restaurant Centennial, LLC, a Colorado limited liability company
●	Twin Restaurant Denver, LLC, a Colorado limited liability company
●	Twin Restaurant Denver, LLC, a Texas limited liability company
●	Twin Restaurant Development, LLC, a Texas limited liability company
●	Twin Restaurant El Paso, LLC, a Texas limited liability company
●	Twin Restaurant EL Paso Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant Franchise, LLC, a Delaware limited liability company
●	Twin Restaurant Frisco, LLC, a Delaware limited liability company
●	Twin Restaurant Grand Prairie, LLC, a Texas limited liability company
●	Twin Restaurant Grand Prairie Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant Grand Prairie Management, LLC, a Texas limited liability company
●	Twin Restaurant Holding, LLC, a Delaware limited liability company
●	Twin Restaurant International Franchise, LLC, a Texas limited liability company
●	Twin Restaurant Investment Company, LLC, a Texas limited liability company
●	Twin Restaurant Investment Company II, LLC, a Texas limited liability company
●	Twin Restaurant IP, LLC, a Delaware limited liability company
●	Twin Restaurant Lewisville, LLC, a Delaware limited liability company
●	Twin Restaurant Little Rock, LLC, an Arkansas limited liability company
●	Twin Restaurant Live Oak, LLC, a Texas limited liability company
●	Twin Restaurant Live Oak Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant Live Oak Management, LLC, a Texas limited liability company
●	Twin Restaurant LV -I LLC, a Nevada limited liability company
●	Twin Restaurant LV -2 LLC, a Nevada limited liability company
●	Twin Restaurant Midland, LLC, a Texas limited liability company
●	Twin Restaurant Midland Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant N Irving, LLC, a Texas limited liability company

Annex A-24

●	Twin Restaurant N Irving Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant New Mexico, LLC, a Delaware limited liability company
●	Twin Restaurant Oakbrook, LLC, an Illinois limited liability company
●	Twin Restaurant Odessa, LLC, a Texas limited liability company
●	Twin Restaurant Odessa Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant Park North, LLC, a Texas limited liability company
●	Twin Restaurant Park North Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant Park North Management, LLC, a Texas limited liability company
●	Twin Restaurant RE, LLC, a Texas limited liability company
●	Twin Restaurant S Fort Worth, LLC, a Texas limited liability company
●	Twin Restaurant S Fort Worth Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant San Angelo, LLC, a Texas limited liability company
●	Twin Restaurant San Angelo Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant San Angelo Management, LLC, a Texas limited liability company
●	Twin Restaurant San Antonio, LLC, a Texas limited liability company
●	Twin Restaurant San Antonio Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant San Marcos, LLC, a Texas limited liability company
●	Twin Restaurant San Marcos Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant San Marcos Management, LLC, a Texas limited liability company
●	Twin Restaurant Sunland Park, LLC, a Texas limited liability company
●	Twin Restaurant Sunland Park Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant Viva Las Vegas, LLC, a Texas limited liability company
●	Twin Restaurant Warrenville, LLC, an Illinois limited liability company
●	Twin Restaurant Western Center, LLC, a Texas limited liability company
●	Twin Restaurant Western Center Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant Westover, LLC, a Texas limited liability company
●	Twin Restaurant Westover Beverage Holding, LLC, a Texas limited liability company
●	Twin Restaurant JV Holding, LLC, a Delaware limited liability company

“Hot Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“Improvements” means any additions, modifications, developments, variations, refinements, enhancements or improvements, including without limitation derivative works as defined by applicable Requirements of Law.

“Indebtedness” means, as to any Person as of any date, without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all Capitalized Lease Obligations of such Person, (c) all Financing Obligations (current and long term) of such Person and (d) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit, in the case of the foregoing clauses (a), (b) and (c), to the extent such item would be classified as a liability on a consolidated balance sheet of such Person as of such date. Notwithstanding anything in this Base Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, (y) the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Base Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness under this Base Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Base Indenture and (z) interest, fees, make-whole amounts, premiums, charges or expenses, if any, relating to the principal amount of Indebtedness.

Annex A-25

“Indemnification Amount” means, with respect to any Guarantor Asset or New Real Estate Asset, an amount equal to the Allocated Note Amount for such asset.

“Indenture” means the Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms.

“Indenture Collateral” has the meaning set forth in Section 3.1 of the Base Indenture.

“Indenture Documents” means, with respect to any Series of Notes, collectively, the Base Indenture, the related Series Supplement, the Notes of such Series, the Guarantee and Collateral Agreement, the Limited Guaranty, the related Account Control Agreements and any other agreements relating to the issuance or the purchase of the Notes of such Series or the pledge of Collateral under any of the foregoing.

“Indenture Trust Accounts” means, the Collection Account, the Collection Account Administrative Accounts, the Distribution Account, the Reserve Account, the Series Distribution Accounts and such other accounts as the Trustee may establish from time to time pursuant to instruction from the Issuer or Control Party, as applicable and as contemplated hereby, to establish additional accounts pursuant to the Indenture.

“Independent” means, as to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person and (ii) is not connected with such Person or an Affiliate of such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Annex A-26

“Independent Auditors” means the firm of Independent accountants appointed pursuant to the Management Agreement or any successor Independent accountant.

“Independent Director” means, with respect to any corporation, an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Corporation Service Company, CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust, National Association, Wilmington Trust SP Services, Inc., Citadel SPV LLC, or, if none of those companies is then providing professional independent managers, another nationally-recognized company reasonably approved by the Control Party, in each case that is not an Affiliate of the corporation and that provides professional independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i) a member (other than a special member), partner, equityholder, manager, director, officer or employee of the corporation (other than any Securitization Entity), the shareholder thereof, or any of their respective equityholders or Affiliates (other than as an Independent Director of the corporation or an Affiliate of the corporation that is not in the direct chain of ownership of the corporation and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a corporation that routinely provides professional independent directors in the ordinary course of its business);

(ii) a creditor, supplier or service provider (including a provider of professional services) to the corporation, or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors and other corporate services to the corporation or any of its equityholders or Affiliates in the ordinary course of its business);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director (or independent director or manager) of a “special purpose entity” which is an Affiliate of the corporation shall be qualified to serve as an Independent Director of the corporation, provided that the fees that such individual earns from serving as Independent Director (or independent director or manager of any Affiliate of the corporation) in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

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“Independent Manager” means, with respect to any limited liability company, an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Corporation Service Company, CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust, National Association, Wilmington Trust SP Services, Inc., Citadel SPV LLC, or, if none of those companies is then providing professional independent managers, another nationally-recognized company reasonably approved by the Control Party, in each case that is not an Affiliate of the company and that provides professional independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(i) a member (other than a special member), partner, equityholder, manager, director, officer or employee of the company, the member thereof, or any of their respective equityholders or Affiliates (other than as an Independent Manager of the company or an Affiliate of the company (other than any Securitization Entity) that is not in the direct chain of ownership of the company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Manager is employed by a company that routinely provides professional independent managers in the ordinary course of its business);

(ii) a creditor, supplier or service provider (including provider of professional services) to the company, or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent managers and other corporate services to the company or any of its equityholders or Affiliates in the ordinary course of its business);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Manager (or independent manager) of a “special purpose entity” which is an Affiliate of the company shall be qualified to serve as an Independent Manager of the company, provided that the fees that such individual earns from serving as Independent Manager (or independent manager) of any Affiliate of the company in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Ineligible Account” has the meaning set forth in Section 5.16 of the Base Indenture.

“Initial Principal Amount” means, with respect to any Series or Class (or Subclass) of Notes, the aggregate initial principal amount of such Series or Class (or Subclass) of Notes specified in the applicable Series Supplement.

“Insolvency” means liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization or conservation, and when used as an adjective “Insolvent.”

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“Insolvency Law” means any applicable federal, state or foreign law relating to liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization, conservation or other similar law now or hereafter in effect.

“Insurance/Condemnation Proceeds” means an amount equal to: (i) any cash payments or proceeds received by the Securitization Entities (a) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Securitization Entities under any policy of insurance (other than liability insurance) in respect of a covered loss thereunder or (b) as a result of any non-temporary condemnation, taking, seizing or similar event with respect to any properties or assets of the Securitization Entities by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking minus (ii)(a) any actual and reasonable documented costs incurred by the Securitization Entities in connection with the adjustment or settlement of any claims of the Securitization Entities in respect thereof and (b) any bona fide direct costs incurred in connection with any disposition of such assets as referred to in clause (i)(b) of this definition, including income taxes reasonably estimated to be actually payable by the Securitization Entities’ consolidated group as a result of any gain recognized in connection therewith. For the avoidance of doubt, “Insurance/Condemnation Proceeds” shall not include any proceeds of policies of insurance not described above, such as business interruption insurance, food safety insurance coverage and other insurance procured in the ordinary course of business, which shall be treated as Collections.

“Intellectual Property” or “IP” means all rights in intellectual property of any type throughout the world, including: (i) Trademarks; (ii) Patents; (iii) rights in computer programs, including in both source code and object code therefor, together with related documentation and explanatory materials and databases, including any Copyrights, Patents and trade secrets thereon or therein (“Software”); (iv) copyrights (whether registered or unregistered) in unpublished and published works (“Copyrights”); (v) trade secrets and other confidential or proprietary information, including with respect to recipes, unpatented inventions, operating procedures, know how, procedures and formulas for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, customer service methods and financial control methods, and training techniques (“Trade Secrets”); (vi) all Improvements of or to any of the foregoing; (vii) all registrations, applications for registration or issuances, recordings, renewals and extensions relating to any of the foregoing; and (viii) for the avoidance of doubt, the sole and exclusive rights to prosecute and maintain any of the foregoing, to enforce any past, present or future infringement, misappropriation or other violation of any of the foregoing, and to defend any pending or future challenges to any of the foregoing.

“Interest Accrual Period” means with respect to any Class of Notes of any Series of Notes, a period commencing on and including the 25th day of the calendar month in which the immediately preceding Quarterly Payment Date occurred to but excluding the 25th day of the calendar month which includes the then-current Quarterly Payment Date; provided, however, that the initial Interest Accrual Period for any Series will commence on and include the Series Closing Date and end on the date specified in the applicable Series Supplement; provided further that the Interest Accrual Period, with respect to each Series of Notes Outstanding, immediately preceding the Quarterly Payment Date on which the last payment on the Notes of such Series is to be made will end on such Quarterly Payment Date.

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“Interest-Only DSCR” means the P&I DSCR calculated as of any Quarterly Calculation Date without giving effect to clause (C) of the definition of “Debt Service”.

“Interim Successor Manager” means, upon the resignation or termination of the Manager pursuant to the terms of the Management Agreement and prior to the appointment of any successor to the Manager by the Control Party (at the direction of the Controlling Class Representative), the Back-Up Manager.

“Investment Income” means the investment income earned on a specified account during a specified period, in each case net of all losses and expenses allocable thereto.

“Investor Request Certification” has the meaning specified in Section 4.4 of this Base Indenture.

“Investments” means, with respect to any Person(s), all investments by such Person(s) in other Persons in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel, moving and other similar advances to officers, directors, employees and consultants of such Person(s) (including Affiliates) made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person.

“IP License Agreements” means any license to or for the use of intellectual property to which a Guarantor is a party.

“Legacy Account” means, on or after the date that any Class or Series of Notes issued pursuant to the Base Indenture is no longer Outstanding, any account maintained by the Trustee to which funds have been allocated in accordance with the Priority of Payments for the payment of interest, fees or other amounts in respect of such Class or Series of Notes.

“Licensees” means, collectively, the Franchisees and the Company Restaurant Guarantors.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and will include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment for security purposes, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise, but excluding any of the foregoing with respect to leases characterized as operating leases in accordance with GAAP as in effect on December 1, 2018 (disregarding any future phase-in of changes to GAAP that have been approved as of December 1, 2018).

“Limited Guaranty” means the Limited Guaranty, dated as of the Closing Date, made by FAT Brands, Inc. (in such capacity, the “Limited Guarantor”) in favor of the Trustee, on behalf of the Secured Parties, as amended, supplemented or otherwise modified from time to time.

Annex A-30

“Majority of Controlling Class Members” means (x) except as set forth in clause (y), with respect to the Controlling Class Members (or, if specified, any subset thereof) and as of any day of determination, Controlling Class Members that hold in excess of 50% of the sum of the Outstanding Principal Amount of each Series of Notes of the Controlling Class or any beneficial interest therein as of such day of determination (excluding any Notes or beneficial interests in Notes held by any Securitization Entity or any Affiliate of any Securitization Entity) and (y) with respect to the election of a Controlling Class Representative, Controlling Class Members that hold beneficial interests in excess of 50% of the sum of the Outstanding Principal Amount of each Series of Notes of the Controlling Class or any beneficial interest therein, in each case, that are Outstanding as of the CCR Voting Record Date and with respect to which votes were submitted (which may be less than the Outstanding Principal Amount of Notes of the Controlling Class as of the CCR Voting Record Date).

“Majority of Senior Noteholders” means Senior Noteholders holding in excess of 50% of the sum of the Outstanding Principal Amount of each Series of Senior Notes (excluding any Senior Notes or beneficial interests in Senior Notes held by any Securitization Entity or any Affiliate of any Securitization Entity).

“Management Accounts” means, collectively, the Concentration Account and any Additional Management Account as may be established by the Manager from time to time pursuant to the Management Agreement that the Manager designates as a “Management Account” for purposes of the Management Agreement; provided each such other account is established with the Trustee or otherwise controlled by the Trustee under the New York UCC, or subject to an Account Control Agreement.

“Management Agreement” means the Management Agreement, dated October 1, 2021, by and among the Manager, the Issuer, the other Securitization Entities party thereto and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Manager” means FAT Brands, as the Manager, under the Management Agreement, and any successor thereto.

“Manager Advances” has the meaning set forth in the Management Agreement.

“Manager Termination Event” means the occurrence of an event specified in Section 6.1 of the Management Agreement.

“Managing Standard” has the meaning set forth in the Management Agreement.

“Material Adverse Effect” means:

(a) with respect to the Manager, a material adverse effect on (i) its results of operations, business, properties or financial condition, taken as a whole, (ii) its ability to conduct its business or to perform in any material respect its obligations under the Management Agreement or any other Transaction Document, (iii) the Collateral, taken as a whole, or (iv) the ability of the Securitization Entities to perform in any material respect their obligations under the Transaction Documents;

Annex A-31

(b) with respect to the Collateral, a material adverse effect with respect to the Collateral taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, the ownership thereof by the Securitization Entities (as applicable) or the Lien of the Trustee thereon;

(c) with respect to any Securitization Entity, a materially adverse effect on the results of operations, business, properties or financial condition of each such Securitization Entity, taken as a whole, or the ability of each such Securitization Entity, taken as a whole, to conduct its business or to perform in any material respect its obligations under any of the Transaction Documents; or

(d) with respect to any Person or matter, a material impairment to the rights of or benefits available to, taken as a whole, the Securitization Entities, the Trustee, or the Noteholders under any Transaction Document or the enforceability of any material provision of any Transaction Document; provided, that where “Material Adverse Effect” is used in any Transaction Document without specific reference, such term will have the meaning specified in clauses (a) through (d), as the context may require.

“Material Contract” means all vendor, supplier, distribution and other third-party agreements relating to the Collateral contributed to or entered into by a Company Restaurant Guarantor or the Manager on its behalf.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials or substances of any kind, whether or not any such material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

“McIlhenny Agreement” means the unwritten understanding with McIlhenny Co. to provide a rebate of two dollars per case of Tabasco sold.

“Monthly Allocation Date” means each of the dates set forth in the schedule of Monthly Manager’s Certificates delivery dates and Monthly Allocation Dates in the applicable Series Supplement.

“Monthly Collection Period” means each monthly period commencing at 12:00 a.m. (Pacific time) on the first day of each Monthly Fiscal Period and ending immediately prior to 12:00 a.m. (Pacific time) on the last day of such Monthly Fiscal Period.

“Monthly Fiscal Period” means the following monthly fiscal periods of the Securitization Entities: (a) eight 4-week fiscal periods and four 5-week fiscal periods of the Securitization Entities in connection with their 52-week fiscal years and (b) eight 4-week fiscal periods, three 5-week fiscal periods and one 6-week fiscal period of the Securitization Entities in connection with their 53-week fiscal years, whereby the 6-week period is the last fiscal period in such fiscal year.

Annex A-32

“Monthly Fiscal Period Company Restaurant Accrual Profits Amount” means, with respect to each Monthly Fiscal Period of the Securitization Entities, the amount (not less than zero) equal to (a) all revenue accrued in respect of all Company Restaurants; minus (b) all Restaurant Operating Expenses accrued over such period in connection with the operation of the Company Restaurants over such period.

“Monthly Fiscal Period Company Restaurant Cash Profits Amount” means, with respect to each Monthly Fiscal Period of the Securitization Entities, the amount (not less than zero) equal to (a) Company Restaurant Collections over such period; minus (b) all Restaurant Operating Expenses paid in cash out of funds on deposit in the Company Restaurant Accounts in connection with the operation of the Company Restaurants over such period.

“Monthly Fiscal Period Company Restaurant Profits True-up Amount” means, with respect to each Monthly Fiscal Period of the Securitization Entities, the sum of (a) the amount (whether positive or negative) equal to (i) the Monthly Fiscal Period Company Restaurant Accrual Profits Amount for such Monthly Fiscal Period minus (ii) the Monthly Fiscal Period Estimated Company Restaurant Profits Amount for such Monthly Fiscal Period plus (b) the unpaid amount of all Monthly Fiscal Period Company Restaurant Profits True- up Amounts for all prior Monthly Fiscal Periods.

“Monthly Fiscal Period Estimated Company Restaurant Profits Amount” means, with respect to each Monthly Fiscal Period of the Securitization Entities, the lesser of (or, at the option of the Issuer, the greater of) (x) an estimate of the Monthly Fiscal Period Company Restaurant Accrual Profits Amount for such period and (y) an estimate of the Monthly Fiscal Period Company Restaurant Cash Profits Amount for such period, in each case, as set forth in the relevant Monthly Manager’s Certificate.

“Monthly Management Fee” has the meaning set forth in the Management Agreement.

“Monthly Manager’s Certificate” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Mortgages” means the mortgages or deeds of trust, in form reasonably acceptable to the Issuer, the Control Party and the Trustee, required, pursuant to Section 8.38 of the Base Indenture, to be prepared, executed and delivered by the applicable Guarantor to the Control Party (with a copy to the Trustee) (for the benefit of the Secured Parties) to hold in escrow with respect to each New Owned Real Property.

“Mortgage Preparation Event” means the occurrence following any Rapid Amortization Event (for which the Trustee receives notice) or following any date of measurement upon which a Cash Flow Sweeping Event has occurred and is continuing.

“Mortgage Recordation Event” means, in the event that any Rapid Amortization Event occurs (or is continuing) on or following the 120th day following the occurrence of a Mortgage Preparation Event, the Control Party’s delivery of the Mortgages to the applicable recording office for recordation within five (5) Business Days of receiving direction of the Controlling Class Representative (unless such recordation requirement is waived by the Controlling Class Representative).

Annex A-33

“Mortgage Recordation Fees” means any fees, taxes or other amounts required to be paid to any applicable Governmental Authority, or any expenses incurred by the Trustee or the Control Party, as applicable, in connection with the recording of any Mortgages as required by the Base Indenture.

“Multiemployer Plan” means any Pension Plan that is a “multiemployer plan” as defined in Section 4001 of ERISA.

“Net Cash Flow” means, with respect to any Quarterly Payment Date and the immediately preceding Quarterly Collection Period, the amount (not less than zero) equal to:

(a) the Retained Collections with respect to such Quarterly Collection Period; minus

(b) the amount (without duplication) equal to the sum of payments pursuant to priorities (i), (ii), (iii), (iv) and (v) of the Priority of Payments.

“New Company Restaurant Asset” means all Company Restaurant Assets acquired by a Securitization Entity following the Closing Date.

“New Company Restaurant Leases” means all Company Restaurant Leases entered into by a Securitization Entity following the Series 2021-1 Closing Date.

“New Company Restaurants” means all Company Restaurants acquired by a Securitization Entity following the Closing Date.

“New Development Agreements” means all Development Agreements and related guaranty agreements entered into by a Securitization Entity following the Closing Date.

“New Equipment Leases” means all Equipment Leases and related guaranty agreements entered into by a Securitization Entity following the Closing Date.

“New Franchise Agreements” means all Franchise Agreements and related guaranty agreements entered into by a Securitization Entity following the Closing Date, in its capacity as franchisor for Branded Restaurants.

“New Franchised Restaurant Leases” means all Franchised Restaurant Leases and related documents acquired by a Securitization Entity following the Closing Date.

“New Franchisee Notes” means all Franchisee Notes and related guaranty and collateral agreements entered into by a Securitization Entity following the Closing Date.

“New Owned Real Property” means all Owned Real Property and related agreements acquired by a Securitization Entity following the Closing Date.

Annex A-34

“New Product Sourcing Agreement” means all Product Sourcing Agreements entered into by a Securitization Entity following the Closing Date.

“New Product Sourcing Assets” means all Product Sourcing Assets and related agreements entered into by a Securitization Entity following the Closing Date.

“New Real Estate Asset” means collectively, the New Owned Real Property, the New Franchised Restaurant Leases and the New Company Restaurant Leases.

“New Series Pro Forma DSCR” means, at any time of determination and with respect to the issuance of any Additional Notes, the ratio calculated by dividing (i) the Net Cash Flow over the four immediately preceding Quarterly Collection Periods most recently ended over (ii) the Debt Service due during such period, subject in the case of each of the foregoing clauses (i) and (ii) to the proviso to the definition of “P&I DSCR” for purposes of calculating the foregoing ratio as it relates to any of the first four (4) Quarterly Collection Periods; provided that both clauses (i) and (ii) of the definition of “New Series Pro Forma DSCR” shall be calculated on a pro forma basis consistent with Section 14.18(b), as if (a) such Additional Notes had been outstanding and any assets acquired with the proceeds of such Additional Notes had been acquired at the commencement of such period, and (b) any Notes that have been paid, prepaid or repurchased and cancelled during such period, or any Notes that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so paid, prepaid or repurchased and cancelled as of the commencement of such period.

“New York UCC” has the meaning set forth in Section 5.7(b) of the Base Indenture.

“Non-Securitization Entity” means any FAT Brands TP Entity (or any Affiliate of a FAT Brands entity) that is not a Securitization Entity.

“Note Owner” means, with respect to a Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds the Book-Entry Note, or on the books of a Person holding an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Rate” means, with respect to any Series, Class, Subclass or Tranche of Notes, the annual rate at which interest (other than contingent or additional interest) accrues on the Notes of such Series, Class, Subclass or Tranche of Notes (or the formula on the basis of which such rate will be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof, subject to such reasonable regulations as the Issuer may prescribe.

“Note Registrar” has the meaning specified in Section 2.5(a) of this Base Indenture.

“Noteholder” or “Holder” means the Person in whose name a Note is registered in the Note Register.

“Noteholder Certificate” has the meaning specified in Section 11.5 of the Base Indenture.

Annex A-35

“Notes” has the meaning specified in the recitals to the Base Indenture.

“Notes Discharge Date” means, with respect to any Class or Series of Notes, the first date on which such Class or Series of Notes is no longer Outstanding.

“Obligations” means (a) all principal, interest and premium, if any, at any time and from time to time, owing by the Issuer on the Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement or the Limited Guarantor pursuant to the Limited Guaranty, (b) the payment and performance of all other obligations, covenants and liabilities of the Issuer or the Guarantors arising under the Indenture, the Back-Up Management Agreement, the Notes, any other Indenture Document, the Control Party Agreement or of the Guarantors under the Guarantee and Collateral Agreement or the Limited Guarantor under the Limited Guaranty, (c) the obligation of the Issuer to pay to the Trustee all fees, expenses and indemnification amounts payable to the Trustee under the Indenture and the other Transaction Documents to which it is a party and all Mortgage Recordation Fees when due and payable as provided in the Indenture, (d) the obligation of the Issuer to pay to the Control Party all fees, expenses and indemnification amounts payable to the Control Party under the Indenture and the other Transaction Documents to which it is a party and (e) the obligation of the Issuer to pay to the Back-Up Manager all fees, expenses and indemnification amounts payable to the Back-Up Manager under the Indenture, the Back-Up Management Agreement and the other Transaction Documents.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the party delivering such certificate.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the addressees. The counsel may be an employee of, or counsel to, the Securitization Entities, FAT Brands, the Manager or the Back-Up Manager, as the case may be.

“Optional Scheduled Principal Payment” means, each principal payment with respect to any Series of Notes, or Class, Subclass or Tranche thereof identified as an “Optional Scheduled Principal Payment” in the applicable Series Supplement.

“Outstanding” means, with respect to the Notes, as of any time, all of the Notes of any one or more Series, as the case may be, theretofore authenticated and delivered under the Indenture except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation, including any such Notes delivered to the Note Registrar by a FAT Brands TP Entity or an Affiliate;

(ii) Notes, or portions thereof, for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee in trust for the Noteholders of such Notes pursuant to the Indenture; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture;

Annex A-36

(iii) Notes in exchange for, or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Notes are held by a holder in due course or Protected Purchaser;

(iv) Notes that have been defeased in accordance with the Indenture; and

(v) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in the Indenture; provided that, (A) in determining whether the Noteholders of the requisite Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote under the Indenture, the following Notes shall be disregarded and deemed not to be Outstanding: (x) Notes owned by the Securitization Entities or any other obligor upon the Notes or any Affiliate of any of them and (y) Notes held in any accounts with respect to which the Manager or any Affiliate thereof exercises discretionary voting authority; provided, further, that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Notes as described under clause (x) or (y) above that a Trust Officer actually knows to be so owned shall be so disregarded; and (B) Notes owned in the manner indicated in clause (x) or (y) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Securitization Entity or any other obligor or the Manager, an Affiliate thereof, or an account for which the Manager or an Affiliate of the Manager exercises discretionary voting authority.

“Outstanding Principal Amount” means with respect to any one or more Series, Classes, Subclasses or Tranches of Notes, as applicable at any time, the aggregate principal amount Outstanding of such Notes at such time.

“Owned Real Property” means the real property (including the land, buildings and fixtures) owned in fee (as of the Closing Date) by a Securitization Entity.

“P&I DSCR” means an amount calculated as of any Quarterly Calculation Date by dividing (x) the Net Cash Flow over the four (4) immediately preceding Quarterly Collection Periods most recently ended by (y) an amount equal to the sum of (1) the P&I DSCR Deemed Principal Amortization Amount and (2) the Debt Service times four (4); provided that, for purposes of calculating the P&I DSCR as of the first four (4) Quarterly Calculation Dates:

(a) “Net Cash Flow” for the Quarterly Collection Period ended December 27, 2020 shall be deemed to be $4,875,296.43; “Net Cash Flow” for the Quarterly Collection Period ended March 28, 2021 shall be deemed to be $6,563,662.10, “Net Cash Flow” for the Quarterly Collection Period ended June 27, 2021 shall be deemed to be $8,075,570.60; “Net Cash Flow” for the Quarterly Collection Period ended September 26, 2021, shall be deemed to be $8,501,708.76 and “Net Cash Flow” from September 27, 2021 through the Closing Date shall be deemed to be $427,383.38; provided that, for the avoidance of doubt, the foregoing Net Cash Flow amounts shall be subject to pro forma adjustments in accordance with the Indenture with respect to any pro forma events occurring after the date of this Base Indenture; and

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(b) the Debt Service due during such period for purposes of clause (ii) shall be deemed to equal the Debt Service for the most recently ended Quarterly Collection Period times four (and for the first Quarterly Collection Period, the Debt Service measured for such Quarterly Collection Period shall be adjusted as set forth in the definition of such term to account for the irregular number of days in such Quarterly Collection Period).

“P&I DSCR Deemed Principal Amortization Amount” means, on each Quarterly Payment Date from the Closing Date until but excluding the Anticipated Call Date, an amount equal to one percent (1.0%) of the Aggregate Outstanding Principal Amount of the Class A-2 Notes and B-2 Notes.

“Pass-Through Amount” means amounts in respect of sales Taxes and other comparable Taxes, payroll Taxes, wage garnishments and other amounts received by Company Restaurants that are due and payable to a Governmental Authority or other unaffiliated third party.

“Patents” means United States and non-U.S. patents, (including, during the term of the patent, the inventions claimed thereunder), patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice), invention disclosures, and applications, divisions, continuations, continuations-in-part, provisionals, reexaminations and reissues for any of the foregoing.

“Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Pension Plan” means any “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA and to which any company in the same Controlled Group as the Issuer has liability, contingent or otherwise, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding six years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Asset Dispositions” has the meaning set forth in Section 8.16 of the Base Indenture.

Annex A-38

“Permitted Liens” means (a) Liens for (i) Taxes, assessments or other governmental charges not delinquent by more than 30 days or (ii) Taxes, assessments or other charges being contested in good faith and by appropriate action and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) all Liens created or permitted under the Transaction Documents in favor of the Trustee for the benefit of the Secured Parties, (c) restrictions under federal, state or foreign securities laws on the transfer of securities, (d) any Liens arising under law or pursuant to documentation governing permitted accounts in connection with the Securitization Entities’ cash management system, (e) Liens arising from (i) judgment, decrees or attachments in circumstances not constituting an Event of Default or (ii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate action and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (f) Liens arising in connection with any Capitalized Lease Obligations, sale-leaseback transaction or in connection with any Indebtedness, in each case that is permitted under the Indenture, (g) Liens imposed by law, constituting landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, workmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate action and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (h) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Securitization Entity in the ordinary course of its business, (i) pledges and deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case to the extent such deposits and other Liens are incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, (j) Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods, (k) any interest or title of a ground lessor or any other lessor, sublessor or licensor under any ground leases or any other leases, subleases or licenses entered into by any Securitization Entity in the ordinary course of business, and all Liens suffered or created by any such ground lessor or any other lessor, sublessor or licensor (or any predecessor in interest) with respect to any such interest or title in the real property which is subject thereof, (l) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of any Securitization Entity to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of any Securitization Entity, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of any Securitization Entity in the ordinary course of business, (m) leases or subleases, and licenses or sublicenses (including with respect to any real property, fixtures, furnishings, equipment, vehicles or other personal property, or intellectual property) and covenants not to sue of or under intellectual property or software or other technology, granted to others in the ordinary course of business or otherwise not interfering in any material respect with the business of any Securitization Entity, (n) Liens arising from precautionary UCC financing statements (or other similar filings in other applicable jurisdictions) regarding operating leases or other obligations incurred in the ordinary course of business and not constituting Indebtedness, (o) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums, (p) Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale or purchase of goods by any Securitization Entity in the ordinary course of business, (q) Liens relating to any financing in respect of a Prospective Company Restaurant Property and (r) Liens that attach to or otherwise encumber any Collateral or other assets in an aggregate outstanding amount not exceeding $1,000,000 at any time.

“Person” means an individual, corporation (including a business trust), partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), other entity, unincorporated association or government or any agency or political subdivision thereof.

Annex A-39

“Plan” means (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) any “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code and (iii) any entity whose underlying assets are deemed to include assets of a plan described in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Post-Anticipated Call Date Additional Interest” means any Senior Notes Quarterly Post-Anticipated Call Date Additional Interest, Senior Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest and Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest.

“Post-Anticipated Repayment Date Additional Interest” means any Senior Notes Quarterly Post-Anticipated Repayment Date Additional Interest.

“Potential Manager Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event.

“Potential Rapid Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event.

“Prime Rate” means the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by the Manager and the Control Party as its reference rate, base rate or prime rate.

“Principal Payment Account” means each of the Senior Notes Principal Payment Account, the Senior Subordinated Notes Principal Payment Account, and the Subordinated Notes Principal Payment Account.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

“Priority of Payments” means the allocation and payment obligations described in Section 5.10 of the Base Indenture as supplemented by the allocation and payment obligations with respect to each Series of Notes described in each Series Supplement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.

“Product Sourcing Advance” has the meaning specified in the Management Agreement.

“Product Sourcing Agreements” means all agreements for (a) the manufacture and production of Products and (b) the sale of Products to Distributors including the Distribution Agreement for the manufacture and supply of products for re-sale to certain Franchisees, Company Restaurants or any other Persons.

Annex A-40

“Product Sourcing Assets” means, with respect to each Guarantor, (i) the Product Sourcing Agreements and all Product Sourcing Payments thereon; (ii) the New Product Sourcing Agreements and all Product Sourcing Payments thereon; (iii) all rights to enter into New Product Sourcing Agreements and (iv) any and all other property of every nature, now or hereafter transferred, mortgaged, pledged, or assigned as security for payment or performance of any obligation of any Person to such Guarantor under the Product Sourcing Agreements and all guarantees of such obligations and the rights evidenced by or reflected in the Product Sourcing Agreements, in each case together with all payments, proceeds and accrued and future rights to payment thereon.

“Product Sourcing Payments” means all amounts payable to a Guarantor by Distributors with respect to purchases of Products.

“Products” means any good sold by any Distributor to a Licensee or any other Person pursuant to current practices, the Product Sourcing Agreement or otherwise.

“Prospective Company Restaurant Properties” mean (i) the real property currently owned by Twin Restaurant RE, LLC with which the Manager intends to enter into a sale-lease back transaction pursuant to the Counter Letter of Intent, dated January 11, 2021, between Twin Restaurant RE, LLC and R&J Realty through its broker Josh Kanter, (ii) any other real property acquired by a Securitization Entity with which the Manager intends to enter into a sale-lease back transaction with the purpose of opening a Company Restaurant and (iii) any real property leased by a Securitization Entity which the Manager intends to improve to become a Company Restaurant.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“pro forma event” has the meaning set forth in Section 14.18 of the Base Indenture.

“PTO” means the U.S. Patent and Trademark Office and any successor U.S. Federal office.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Quarterly Calculation Date” means the date four (4) Business Days prior to each Quarterly Payment Date. Any reference to a Quarterly Calculation Date relating to a Quarterly Payment Date means the Quarterly Calculation Date occurring in the same calendar month as the Quarterly Payment Date and any reference to a Quarterly Calculation Date relating to a Quarterly Collection Period means the Quarterly Collection Period most recently ended on or prior to the related Quarterly Payment Date.

“Quarterly Collection Period” means each period commencing on and including the first day of a Quarterly Fiscal Period and ending on but excluding the first day of the immediately following Quarterly Fiscal Period, except that the first Quarterly Collection Period will commence on and include the Closing Date, and end on December 25, 2021.

Annex A-41

“Quarterly Compliance Certificate” has the meaning specified in Section 4.1(d) of the Base Indenture.

“Quarterly Fiscal Period” means the following quarterly fiscal periods of the FAT Brands TP Entities: (a) four 13-week quarters of the FAT Brands TP Entities in connection with their 52-week fiscal years and (b) three 13-week quarters and one 14 week quarter of the FAT Brands TP Entities in connection with their 53-week fiscal years. The last day of the fourth Quarterly Fiscal Period of each fiscal year of the FAT Brands TP Entities is the Sunday nearest to December 31, but in no event later than December 31. References to “weeks” mean the FAT Brands TP Entities’ fiscal weeks, which commence on each Monday of a calendar week and end immediately prior to the Monday of the following calendar week.

“Quarterly Noteholders’ Report” means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit to the applicable Series Supplement, including the Manager’s statement specified in such exhibit.

“Quarterly Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the 25th day of each of the following calendar months: January, April, July and October, or if such date is not a Business Day, the next succeeding Business Day, commencing on January 25, 2022. Any reference to a Quarterly Collection Period relating to a Quarterly Payment Date means the Quarterly Collection Period most recently ended prior to such Quarterly Payment Date, and any reference to an Interest Accrual Period relating to a Quarterly Payment Date means the Interest Accrual Period most recently ended prior to such Quarterly Payment Date.

“Rapid Amortization Event” has the meaning specified in Section 9.1 of the Base Indenture.

“Rapid Amortization Period” means the period commencing on the date on which a Rapid Amortization Event occurs and ending on the earlier to occur of the waiver of the occurrence of such Rapid Amortization Event in accordance with Section 9.7 of the Base Indenture and the date on which there are no Notes Outstanding.

“Rating Agencies” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Condition” means, with respect to any Series of Notes then Outstanding and any event or action to be taken or proposed to be taken requiring satisfaction of the Rating Agency Condition in the Indenture or in any other Transaction Document, a condition that is satisfied if the Manager has notified the Issuer, the Control Party and the Trustee in writing that the Manager has provided the Rating Agencies and the Control Party with a written notification setting forth in reasonable detail such event or action and has actively solicited (by written request and by request via e-mail and telephone) a Rating Agency Confirmation from each Rating Agency, and each Rating Agency has either provided the Manager with a Rating Agency Confirmation with respect to such event or action or informed the Manager that it declines to review such event or action.

Annex A-42

“Rating Agency Confirmation” means, with respect to any Series of Notes then Outstanding, a confirmation from a Rating Agency that a proposed event or action will not result in (i) a withdrawal of its credit ratings on such Series of Notes (or Class or Tranche thereof) then Outstanding or (ii) the assignment of credit ratings on such Series of Notes (or Class or Tranche thereof) then Outstanding below the lower of (A) the then-current credit ratings on such Series of Notes (or Class or Tranche thereof) then Outstanding or (B) the initial credit ratings on such Series of Notes (or Class or Tranche thereof) then Outstanding.

“Real Estate Assets” means the Owned Real Property, the Franchised Restaurant Leases and the Company Restaurant Leases.

“Rebate Agreements” means collectively, the (i) Beverage Marketing Agreement, dated December 16, 2013, between The Coca-Cola Company, acting by and through its Coca-Cola North America Group and Twin Restaurant, LLC, (ii) the Fountain Support Agreement, dated March 17, 2017, between Dr Pepper/Seven Up, Inc., a Dr Pepper Snapple Group company and Twin Restaurants, LLC, (iii) the Product and Services Supply Agreement, dated August 1, 2014, between Ecolab, Inc. and Front Burner Restaurants, LP, (iv) the Agreement for Designation as Approved Distributor, dated July 6, 2020, between Front Burner Restaurants, LP and Twin Restaurant Holding, LLC and Sysco Corporation, and (v) the McIlhenny Agreement.

“Record Date” means, with respect to any Quarterly Payment Date the close of business on the 20th day of the calendar month in which such Quarterly Payment Date falls.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” means any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Single Employer Plan (other than an event for which the 30-day notice period is waived).

“Required Rating” means (i) a short-term certificate of deposit rating from Moody’s of “P-1” and (ii) a long-term unsecured debt rating of not less than “Baa1” by Moody’s.

“Required Reserve Amount” means, with respect to any Series, Class, Subclass or Tranche of Notes, the amount specified as the Required Reserve Amount for such Series, Class, Subclass or Tranche of Notes in the applicable Series Supplement.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign (including usury laws, the Federal Truth in Lending Act, state franchise laws and retail installment sales acts).

Annex A-43

“Reserve Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Reserve Account”, maintained by the Trustee pursuant to Section 5.2(a) of the Base Indenture or any successor securities account maintained pursuant to Section 5.2(a) of the Base Indenture.

“Reserve Account Deficit Amount” means as of any date of determination, the excess, if any, of the Required Reserve Amount over the amount on deposit in the Reserve Account.

“Reserve Account Withdrawal Amount” means, with respect to any Monthly Allocation Date, the lesser of (x) any shortfall in the amount of Retained Collections available to pay the amounts pursuant to priorities (i) through (ix) of the Priority of Payments (taking into account application of Retained Collections pursuant to the Priority of Payments and ignoring any provision which otherwise limits the amounts described in such priorities to the amount of funds available) and (y) the amount on deposit in the Reserve Account on such Monthly Allocation Date prior to application of amounts on deposit therein.

“Residual Amount” means for any Monthly Allocation Date with respect to any Quarterly Collection Period the amount, if any, by which the amount allocated to the Collection Account on such Monthly Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Monthly Allocation Date pursuant to priorities (i) through (xxi) of the Priority of Payments; provided, if, as of any date of determination, the P&I DSCR calculation is maintained or improved as a result of an equity contribution to the Issuer, the Residual Amount shall be reduced to the Residual Amount that would have been paid absent such equity contribution; provided further, the amount of such reduction shall be deposited into the Reserve Account and released to the Collection Account only upon the P&I DSCR calculation being satisfied without giving any effect to any equity contributions by the Manager.

“Restaurant Operating Expenses” means (a) operating expenses that are incurred by or allocated, in accordance with the Managing Standard, to Company Restaurants in the ordinary course of business relating to the operation of the Company Restaurants, such as the cost of goods sold, labor (including wages, workers’ compensation-related expenses and other labor-related expenses for employees in respect of Company Restaurants), repair and maintenance expenses, insurance (including self-insurance), (b) local advertising expenses and Advertising Fees allocable to the Company Restaurants, (c) lease payments to third party landlords with respect to the Company Restaurants, (d) Pass-Through Amounts with respect to the Company Restaurants, (e) debt service and other amounts required to be paid in respect of Prospective Company Restaurant Properties and (f) amounts required to be paid with respect to the Company Restaurants in connection with the Company Restaurant Royalty Payments, if any.

“Retained Collections” means, with respect to any specified period of time, the amount equal to (i) Collections received over such period minus without duplication (ii) the Excluded Amounts and Excess Amounts over such period.

“Reversed ACH Remittance” means, with respect to any Monthly Collection Period, an ACH remittance, check, wire transfer, credit, payment order or other deposit relating to any Monthly Collection Period that is reversed, returned, adjusted or subject to chargeback, or any item subject to a claim for breach of transfer or presentment warranty under the Uniform Commercial Code, clearing house operating rules or the National Automated Clearing House Association, during such Monthly Collection Period.

Annex A-44

“S&P” means S&P Global Ratings, or any successor thereto.

“Scheduled Principal Payments” means, with respect to any Series, Class of any Series of Notes, or Subclass or Tranche thereof, any payments scheduled to be made pursuant to the applicable Series Supplement that reduce the amount of principal Outstanding with respect to such Series, Class, Subclass or Tranche on a periodic basis that are identified as “Scheduled Principal Payments” in the applicable Series Supplement.

“Scheduled Principal Payments Deficiency Event” means, with respect to any Quarterly Collection Period, as of the last Monthly Allocation Date with respect to such Quarterly Collection Period, the occurrence of the following event: the amount of funds on deposit in the Senior Notes Principal Payment Account after the last Monthly Allocation Date with respect to such Quarterly Collection Period is less than the Senior Notes Aggregate Scheduled Principal Payments for the next succeeding Quarterly Payment Date.

“Scheduled Principal Payments Deficiency Notice” has the meaning specified in Section 4.1(e) of the Base Indenture.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means the (i) Trustee, (ii) the Noteholders, (iii) the Control Party, (iv) the Manager, and (v) the Back-Up Manager, together with their respective successors and assigns.

“Securities Intermediary” has the meaning set forth in Section 5.7(a) of the Base Indenture.

“Securitization Entities” means, collectively, the Issuer and the Guarantors. For the avoidance of doubt, FAT Brands does not and shall not at any time constitute a “Securitization Entity”.

“Securitization IP” means all Intellectual Property (including After-Acquired Securitization IP but excluding the Excluded IP) created, developed, authored, acquired or owned by or on behalf of or licensed to or on behalf of FAT Brands or its direct or indirect Subsidiaries reading on or embodied in (i) any of the Brands, (ii) products or services sold or distributed under any of the Brands, (iii) the Branded Restaurants, and (iv) the FAT Brands TP Systems.

“Securitization Operating Expense Account” has the meaning set forth in Section 5.5 of the Base Indenture.

Annex A-45

“Securitization Operating Expenses” means all expenses incurred by the Securitization Entities and payable to third parties in connection with the maintenance and operation of the Securitization Entities and the transactions contemplated by the Transaction Documents to which it is a party (other than those paid for from the Concentration Account as described in the Indenture or otherwise payable under any other step in the Priority of Payments or Company Restaurant Account), including, without limitation, (i) accrued and unpaid taxes (other than federal, state and local income taxes), filing fees and registration fees payable by the Securitization Entities to any federal, state or local governmental authority; (ii) fees and expenses payable to (A) the Back-Up Manager as Back-Up Manager Fees, (B) independent certified public accountants (including, for the avoidance of doubt, any incremental auditor costs) or external legal counsel and (C) any stock exchange on which the Notes may be listed; (iii) the indemnification obligations of the Securitization Entities under the Transaction Documents to which it is a party (including any interest thereon at a rate equal to the Prime Rate plus 3.0% per annum, if applicable); and (iv) independent director and manager fees.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) the aggregate principal amount of each Series of Senior Notes Outstanding as of the end of the most recently ended Quarterly Fiscal Period less (ii) the sum of (x) the cash and cash equivalents of the Securitization Entities credited to the Reserve Account as of the end of the most recently ended Quarterly Fiscal Period and (y) the cash and cash equivalents of the Securitization Entities maintained in the Management Accounts as of the end of the most recently ended Quarterly Fiscal Period that, pursuant to a Monthly Manager’s Certificate delivered on or prior to such date, will constitute the Residual Amount on the next succeeding Monthly Allocation Date to (b) Net Cash Flow for the preceding four Quarterly Collection Periods most recently ended as of such date and for which financial statements are required to be delivered. The Senior Leverage Ratio shall be calculated in accordance with Section 14.18(b) of the Base Indenture.

“Senior Noteholder” means any Holder of Senior Notes of any Series.

“Senior Notes” or “Class A Notes” means any Series or Class of any Series of Notes issued that are designated as “Class A” and identified as “Senior Notes” in the applicable Series Supplement.

“Senior Notes Accrued Quarterly Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the lesser of (a) the sum of (i) one-third of the Senior Notes Aggregate Quarterly Interest for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period and (ii) the Carryover Senior Notes Accrued Quarterly Interest Amount for such Monthly Allocation Date and (b) the amount, if any, by which (i) Senior Notes Aggregate Quarterly Interest for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Interest Payment Account with respect to the Senior Notes Quarterly Interest Amount on each preceding Monthly Allocation Date (or prefunded on the Closing Date) with respect to such Quarterly Collection Period.

Annex A-46

“Senior Notes Accrued Quarterly Post-Anticipated Call Date Additional Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period an amount equal to the lesser of (a) the sum of (i) one-third of the Senior Notes Aggregate Quarterly Post-Anticipated Call Date Additional Interest for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period and (ii) the Carryover Senior Notes Accrued Quarterly Post-Anticipated Call Date Additional Interest Amount for such Monthly Allocation Date and (b) the amount, if any, by which (i) Senior Notes Aggregate Quarterly Post-Anticipated Call Date Additional Interest for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Post-Anticipated Call Date Additional Interest Account with respect to Senior Notes Quarterly Post-Anticipated Call Date Additional Interest on each preceding Monthly Allocation Date with respect to the Quarterly Collection Period.

“Senior Notes Accrued Quarterly Post-Anticipated Repayment Date Additional Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period an amount equal to the lesser of (a) the sum of (i) one-third of the Senior Notes Aggregate Quarterly Post-Anticipated Repayment Date Additional Interest for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period and (ii) the Carryover Senior Notes Accrued Quarterly Post-Anticipated Repayment Date Additional Interest Amount for such Monthly Allocation Date and (b) the amount, if any, by which (i) Senior Notes Aggregate Quarterly Post-Anticipated Repayment Date Additional Interest for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Post-Anticipated Repayment Date Additional Interest Account with respect to Senior Notes Quarterly Post-Anticipated Repayment Date Additional Interest on each preceding Monthly Allocation Date with respect to the Quarterly Collection Period.

“Senior Notes Accrued Scheduled Principal Payments Amount” means, for each Monthly Allocation Date with respect to any Quarterly Collection Period an amount equal to the lesser of (a) the sum of (i) one third of the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Collection Period and (ii) the Carryover Senior Notes Accrued Scheduled Principal Payments Amount for such Monthly Allocation Date and (b) the amount, if any, by which (i) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Principal Payment Account with respect to Senior Notes Aggregate Scheduled Principal Payments on each preceding Monthly Allocation Date (or prefunded on the Closing Date) with respect to such Quarterly Collection Period.

“Senior Notes Aggregate Quarterly Interest” means, for any Interest Accrual Period, with respect to all Senior Notes Outstanding, the aggregate Senior Notes Quarterly Interest Amount due and payable on all such Senior Notes with respect to such Interest Accrual Period.

“Senior Notes Aggregate Quarterly Post-Anticipated Call Date Additional Interest” means, for any Interest Accrual Period, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Quarterly Post-Anticipated Call Date Additional Interest accrued on all such Senior Notes with respect to such Interest Accrual Period.

“Senior Notes Aggregate Quarterly Post-Anticipated Repayment Date Additional Interest” means, for any Interest Accrual Period, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Quarterly Post-Anticipated Repayment Date Additional Interest accrued on all such Senior Notes with respect to such Interest Accrual Period.

Annex A-47

“Senior Notes Aggregate Scheduled Principal Payments” means, for any Quarterly Payment Date, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Scheduled Principal Payments Amounts due and payable on all such Senior Notes on such Quarterly Payment Date.

“Senior Notes Interest Payment Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Senior Notes Interest Payment Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Senior Notes Post-Anticipated Call Date Additional Interest Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Senior Notes Post-Anticipated Call Date Additional Interest Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Senior Notes Post-Anticipated Repayment Date Additional Interest Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Senior Notes Post-Anticipated Repayment Date Additional Interest Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Senior Notes Principal Payment Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Senior Notes Principal Payment Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Senior Notes Quarterly Interest Amount” means with respect to each Quarterly Payment Date, the aggregate amount of interest due and payable, with respect to the related Interest Accrual Period, on the Senior Notes that is identified as a “Senior Notes Quarterly Interest Amount” in the applicable Series Supplement (other than any Post-Anticipated Call Date Additional Interest or any Post-Anticipated Repayment Date Additional Interest); provided, that if, on any Quarterly Payment Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Notes Quarterly Interest Amount for such Quarterly Payment Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as “Post-Anticipated Call Date Additional Interest” or “Post-Anticipated Repayment Date Additional Interest” in any Series Supplement shall under no circumstances be deemed to constitute part of the “Senior Notes Quarterly Interest Amount.”

“Senior Notes Quarterly Post-Anticipated Call Date Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Senior Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Notes that is identified as “Senior Notes Quarterly Post-Anticipated Call Date Additional Interest” in the applicable Series Supplement; provided that if, on any Monthly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Notes Quarterly Post-Anticipated Call Date Additional Interest for such Monthly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Senior Notes Quarterly Post-Anticipated Call Date Additional Interest.”

Annex A-48

“Senior Notes Quarterly Post-Anticipated Repayment Date Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Senior Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Notes that is identified as “Senior Notes Quarterly Post-Anticipated Repayment Date Additional Interest” in the applicable Series Supplement; provided that if, on any Monthly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Notes Quarterly Post-Anticipated Repayment Date Additional Interest for such Monthly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Senior Notes Quarterly Post-Anticipated Repayment Date Additional Interest.”

“Senior Notes Scheduled Principal Payments Amounts” means, with respect to any Class of Senior Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Notes.

“Senior Notes Scheduled Principal Payment Deficiency Amount” means, with respect to any Senior Notes Outstanding as calculated in connection with any Quarterly Payment Date (1) the amount, if any, by which (a) the Senior Notes Aggregate Scheduled Principal Payments for such Class of Notes exceeds (b) the sum of (i) the amount of funds on deposit with respect to such Class of Notes in the Senior Notes Principal Payment Account plus (ii) any other funds on deposit in the Indenture Trust Accounts that are available to pay the Senior Notes Aggregate Scheduled Principal Payments for such Class of Notes on such Quarterly Payment Date in accordance with the Indenture, plus (2) any Senior Notes Aggregate Scheduled Principal Payments due but unpaid from any previous Quarterly Payment Dates.

“Senior Subordinated Notes” means any issuance of Notes under the Indenture by the Issuer that are part of a Class with an alphanumerical designation that contains any letter from “B” through “L” of the alphabet.

“Senior Subordinated Noteholders” means, collectively, all holders of Senior Subordinated Notes.

“Senior Subordinated Notes Accrued Quarterly Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

Annex A-49

“Senior Subordinated Notes Accrued Quarterly Post-Anticipated Call Date Additional Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Monthly Allocation Date with respect to any Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Interest Payment Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Senior Subordinated Notes Interest Payment Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Senior Subordinated Notes Interest Shortfall Amount” has the meaning set forth in Section 5.11(b)(ii)(B) of the Base Indenture.

“Senior Subordinated Notes Post-Anticipated Call Date Additional Interest Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Senior Subordinated Notes Post-Anticipated Call Date Additional Interest Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Senior Subordinated Notes Principal Payment Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Senior Subordinated Notes Principal Payment Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Senior Subordinated Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, the aggregate amount of interest due and payable, with respect to the related Interest Accrual Period, on any Class of Senior Subordinated Notes Outstanding that is identified as “Senior Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement (other than any Post-Anticipated Call Date Additional Interest); provided that any amount identified as “Post-Anticipated Call Date Additional Interest” in any Series Supplement shall under no circumstances be deemed to constitute part of the “Senior Subordinated Notes Quarterly Interest Amount.”

“Senior Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Senior Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Subordinated Notes that is identified as “Senior Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest” in the applicable Series Supplement; provided that if, on any Monthly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest for such Monthly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as a “Senior Subordinated Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Senior Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest.”

Annex A-50

“Senior Subordinated Notes Scheduled Principal Payment Amounts” means, with respect to any Class of Senior Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Subordinated Notes.

“Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount” has the meaning specified in the related Series Supplement, with respect to any Series of Senior Subordinated Notes.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes (or any Class thereof).

“Series Anticipated Repayment Date” means, with respect to each Series of Notes, or Class or Tranche thereof, the anticipated repayment date provided for in the Series Supplement for such Series of Notes, or Class or Tranche thereof.

“Series Closing Date” means, with respect to any Series, Class, Subclass or Tranche of Notes, the date of issuance of such Series, Class, Subclass or Tranche of Notes, as specified in the applicable Series Supplement.

“Series Defeasance Date” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Series Distribution Account” means, with respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Class or such Series of Notes pursuant to the applicable Series Supplement, if any.

“Series Legal Final Maturity Date” means, with respect to any Series, the “Series Legal Final Maturity Date” set forth in the related Series Supplement.

“Series Obligations” means, with respect to a Series of Notes, (a) all principal, interest, premiums and make-whole payments, at any time and from time to time, owing by the Issuer on such Series of Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement on such Series of Notes and (b) the payment and performance of all other obligations, covenants and liabilities of the Issuer or the Guarantors arising under the Indenture, the Back-Up Management Agreement, the Notes or any other Indenture Document, in each case, solely with respect to such Series of Notes.

“Series of Notes” or “Series” means each series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

Annex A-51

“Series Refinancing Event” has the meaning set forth in Section 13.1(a) of the Base Indenture.

“Series Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 and Article XIII of the Base Indenture regarding the issuance of a new Series of Notes.

“Services” has the meaning set forth in the Management Agreement.

“Single Employer Plan” means any Pension Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Software” has the meaning set forth in the definition of “Intellectual Property.”

“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinion(s) delivered in connection with the issuance of each Series of Notes relating to the non-substantive consolidation of the Securitization Entities with FAT Brands.

“Specified Payment Amendment Provisions” has the meaning set forth in Section 13.2(a)(iii).

“Subclass” means, with respect to any Class of any Series of Notes, any one of the subclasses of Notes of such Class as specified in the applicable Series Supplement.

“Subordinated Notes” means any issuance of Notes under the Indenture by the Issuer that are part of a Class with an alphanumerical designation that contains any letter from “M” through “Z” of the alphabet.

“Subordinated Noteholders” means, collectively, the holders of any Subordinated Notes.

“Subordinated Notes Accrued Quarterly Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Quarterly Post-Anticipated Call Date Additional Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Monthly Allocation Date with respect to any Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Interest Payment Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Subordinated Notes Interest Payment Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

Annex A-52

“Subordinated Notes Interest Shortfall Amount” has the meaning set forth in Section 5.11(b)(v)(B) of the Base Indenture.

“Subordinated Notes Post-Anticipated Call Date Additional Interest Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Subordinated Notes Post-Anticipated Call Date Additional Interest Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Subordinated Notes Principal Payment Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Subordinated Notes Principal Payment Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Subordinated Notes Quarterly Interest Amount” means, for any Interest Accrual Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Accrual Period, on such Class of Subordinated Notes that is identified as a “Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement; provided that if, on any Monthly Allocation Date or other date of determination, the actual amount of any such interest, fees or expenses cannot be ascertained, an estimate of such interest, fees or expenses will be used to calculate the Subordinated Notes Quarterly Interest Amount for such Monthly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest” in any Series Supplement will under no circumstances be deemed to constitute a “Subordinated Notes Quarterly Interest Amount”.

“Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Subordinated Notes that is identified as “Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest” in the applicable Series Supplement; provided that if, on any Monthly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest for such Monthly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as “Subordinated Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Subordinated Notes Quarterly Post-Anticipated Call Date Additional Interest.”

“Subordinated Notes Scheduled Principal Payment Amounts” means, with respect to any Class of Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Subordinated Notes.

Annex A-53

“Subordinated Notes Scheduled Principal Payment Deficiency Amount” has the meaning specified in the related Series Supplement, with respect to any Series of Subordinated Notes.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Successor Manager” means any successor to the Manager appointed by the Control Party (acting at the direction of the Controlling Class Representative) upon the resignation or removal of the Manager pursuant to the terms of the Management Agreement.

“Successor Manager Transition Expenses” means all costs and expenses incurred by a Successor Manager or the Interim Successor Manager in connection with the resignation, termination, removal or replacement of the Manager under the Management Agreement.

“Successor Control Party Transition Expenses” means all costs and expenses incurred by a successor Control Party in connection with the termination, removal and replacement of the Control Party under the Control Party Agreement.

“Supplement” means a Series Supplement or such other supplement to the Base Indenture or to any Series Supplement complying with the terms of Article XIII hereof and, if a supplement to a Series Supplement, the applicable terms of such Series Supplement.

“Supplemental Management Fee” means for each Monthly Allocation Date with respect to any Quarterly Collection Period the amount, approved in writing by the Control Party acting at the direction of the Controlling Class Representative, by which, with respect to any Quarterly Collection Period, (i) the expenses incurred or other amounts charged by the Manager since the beginning of such Quarterly Collection Period in connection with the performance of the Manager’s obligations under the Management Agreement and the amount of any current or projected Tax Payment Deficiency, if applicable, exceed (ii) the Monthly Management Fees received and to be received by the Manager on such Monthly Allocation Date and each preceding Monthly Allocation Date with respect to such Quarterly Collection Period.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Annex A-54

“Tax” means (i) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto and (ii) any transferee liability in respect of any items described in clause (i) above.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including backup withholding and withholding required pursuant to FATCA.

“Tax Lien Reserve Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FAT Brands Twin Peaks I LLC Tax Lien Reserve Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Tax Lien Reserve Amount” means any funds contributed by FAT Brands or a Subsidiary thereof to satisfy Liens filed by the IRS pursuant to Section 6323 of the Code against any Securitization Entity.

“Tax Opinion” means an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to be delivered in connection with the issuance of each new Series of Notes to the effect that, for United States federal income tax purposes, (a) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) treated as debt at the time of their issuance, (b) except with respect to any Additional Guarantor (including Additional Guarantors organized with the consent of the Control Party (acting at the direction of the Controlling Class Representative) pursuant to Section 8.34(b) of the Base Indenture) in existence as of the date of delivery of such opinion that will be treated as a corporation for United States federal income tax purposes, the Issuer organized in the United States, each other Securitization Entity organized in the United States in existence as of the date of the delivery of such opinion, and each other direct or indirect Subsidiary of the Issuer organized in the United States in existence as of the date of delivery of such opinion will not as of the date of issuance be classified as a corporation or as an association or a publicly traded partnership taxable as a corporation and (c) such new Series of Notes (other than any such Notes that are owned for United States federal income tax purposes by the Manager or an affiliate of the Manager) should be characterized as indebtedness as of the date of issuance.

Annex A-55

“Tax Payment Deficiency” means any Tax liability of FAT Brands (or, if FAT Brands is not the taxable parent entity of any Securitization Entity, such other taxable parent entity) (including Taxes imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law)) attributable to the operations of the Securitization Entities or their direct or indirect Subsidiaries that the Manager determines cannot be satisfied by FAT Brands (or such other taxable parent entity) from its available funds.

“Title Policy” means an ALTA mortgagee title insurance policy issued by a title insurance company reasonably acceptable to the Control Party (it being understood that Old Republic Title Insurance Company shall be deemed acceptable to the Control Party) in an insured amount reasonably acceptable to Control Party, not to exceed 110% of the estimated value of the property, insuring the related Mortgage as a first priority mortgage lien, free and clear of all defects and encumbrances except Permitted Liens, and otherwise in form and substance reasonably satisfactory to the Control Party, and shall include such endorsements as are (i) reasonably requested by the Control Party and (ii) available at commercially reasonable rates.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property”.

“Trademarks” means all United States, state and non-U.S. trademarks, service marks, trade names, trade dress, designs, logos, slogans and other indicia of source or origin, whether registered or unregistered, registrations and pending applications to register the foregoing, internet domain names, and all goodwill of any business connected with the use thereof or symbolized thereby.

“Tranche” means with respect to any Class or Subclass of any Series of Notes, any one of the tranches of Notes of such Class or Subclass as specified in the applicable Series Supplement.

“Transaction Documents” means the Indenture Documents, the Notes, the Guarantee and Collateral Agreement, each Account Control Agreement, the Management Agreement, the Control Party Agreement, the Back-Up Management Agreement, the Contribution Agreement, the Product Sourcing Agreement, any note purchase agreement pursuant to which Notes are purchased, the IP License Agreements, any Enhancement Agreement, the Charter Documents and any additional document identified as a “Transaction Document” in the Series Supplement for any Series of Notes Outstanding and any other material agreements entered into, or certificates delivered, pursuant to the foregoing documents.

“Transaction Expenses” means all expenses and fees incurred in connection with the consummation of the transactions contemplated by the Indenture and application of the proceeds of the Notes, including, without limitation, professional, financing and accounting fees, costs and expenses, transfer taxes and any premiums, fees, discounts, expenses and losses (and any amortization thereof) payable in connection with a tender offer for and redemption or prepayment of Indebtedness (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties).

Annex A-56

“Transition Plan” means a comprehensive plan created by the Back-Up Manager with the assistance and oversight of the Control Party to prepare for a transition to a Successor Manager if the Manager is terminated following the occurrence of a Manager Termination Event.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Senior Vice President, Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office or any officer customarily performing functions similar to those performed by the person who at the time will be such officers, in each case having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

“Trustee” means the party named as such in the Indenture acting in its capacity as trustee until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder. On the Closing Date, the Trustee shall be UMB Bank, N.A., a national banking association.

“Trustee Accounts” has the meaning set forth in Section 5.7(a) of the Base Indenture.

“U.S. Dollars” or “$” refers to lawful money of the United States of America.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

“UETA” has the meaning set forth in Section 14.11 of this Base Indenture.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Warm Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“Welfare Plan” means any “employee welfare benefit plan” as such term is defined in Section 3(1) of ERISA.

Annex A-57

Exhibits and Schedules to Base Indenture

Exhibit A

Form of Monthly Manager’s Certificate

(Attached.)

Exhibit A-1

FAT BRANDS TWIN PEAKS I, LLC

MONTHLY MANAGER’S CERTIFICATE

Monthly Collection Period:	______________, 20____ TO ______________, 20____
Monthly Allocation Date:	______________, 20____

Quarterly Collection Period:	______________, 20____ TO ______________, 20____
Next Quarterly Payment Date:	______________, 20____

Collections and Retained Collections during Monthly Collection Period:
Collections
Distributions from Guarantors	$
Proceeds from disposition of Collateral required to be deposited	$
Investment Income earned from funds on deposit in the following accounts, if applicable:
Senior Notes Interest Payment Account	$
Senior Subordinated Notes Interest Payment Account	$
Subordinated Notes Interest Payment Account	$
Senior Notes Principal Payment Account	$
Senior Subordinated Notes Principal Payment Account	$
Subordinated Notes Principal Payment Account	$
Securitization Operating Expenses Account	$
Reserve Account	$
Senior Notes Post-Anticipated Call Date Additional Interest Account	$
Senior Notes Post-Anticipated Repayment Date Additional Interest Account	$
Senior Subordinated Notes Post-Anticipated Call Date Additional Interest Account	$
Subordinated Notes Post-Anticipated Call Date Additional Interest Account	$
Tax Lien Reserve Account	$
Concentration Account	$
Other accounts subject to an Account Control Agreement	$
Equity Contributions made to Issuer	$
Excluded Amounts	$
Amounts released from Reserve Account	$
Any Insurance/Condemnation proceeds required to be deposited	$
Other payments or proceeds received with respect to the Collateral	$
Other amounts	$
Total Collections during Monthly Collection Period	$
Excluded Amounts
Advertising Fees	$
Fees and expenses paid by or on behalf of any Guarantor in connection with Securitization IP	$
Account expenses and fees paid to banks pursuant to Management Accounts	$
Insurance and condemnation proceeds payable to Franchisees	$
Withholding, sales, or other taxes	$
Amounts paid by Guarantors for corporate services provided by the Manager	$
Proceeds of directors’ and officers’ insurance	$
Transfers to Concentration Account or Collection Account not permitted by law	$
Proceeds of any offer and sale of Notes except if refinancing existing Notes	$
Equity proceeds	$
Insurance and condemnation proceeds payable to third-parties, the Manager or the Securitization Entities	$
Rebates, credits and any other amounts paid by or on behalf of the Manager to any Guarantor in connection with any Rebate Agreement or agreements related thereto	$
Distributor Costs of Goods Sold, Distribution Operating Expenses, Distributor Franchisee Rebates and Distribution Center Expenses	$
Other Amounts	$
Total Excluded Amounts during Monthly Collection Period	$
Total Collections during Monthly Collection Period	$
Less: Total Excluded Amounts during Monthly Collection Period	$
Total Retained Collections during Monthly Collection Period (To be deposited to the Collection Account)	$

Exhibit A-2

FAT BRANDS TWIN PEAKS I, LLC

MONTHLY MANAGER’S CERTIFICATE

Monthly Collection Period:	______________, 20____ TO ______________, 20____
Monthly Allocation Date:	______________, 20____

Quarterly Collection Period:	______________, 20____ TO ______________, 20____
Next Quarterly Payment Date:	______________, 20____

Fees, Expenses and Annual Cap Accruals:

Fees and Expenses payable on Monthly Allocation Date:
Trustee fees, expenses, and indemnities	$
Control Party fees, expenses, and indemnities	$
Control Party expenses and indemnities incurred without direction from Controlling Class Representative	$
Manager Advances	$
Successor Manager Transition Expenses	$
Monthly Management Fee	$
Securitization Operating Expenses
Accrued and unpaid taxes, filings fees, and registration fees	$
Fees and expenses to the Back-Up Manager	$
Fees and expenses to Rating Agency	$
Fees and expenses to independent accountants, auditors and external legal counsel	$
Stock exchange fees related to exchanges where Notes may be listed	$
Indemnification obligations of the Securitization Entities	$
Independent Director and Independent Manager Fees	$
Other Securitization Operating Expenses	$
Total Fees and Expenses payable on Monthly Allocation Date:	$

Exhibit A-3

FAT BRANDS TWIN PEAKS I, LLC

MONTHLY MANAGER’S CERTIFICATE

Monthly Collection Period:	______________, 20____ TO ______________, 20____
Monthly Allocation Date:	______________, 20____

Quarterly Collection Period:	______________, 20____ TO ______________, 20____
Next Quarterly Payment Date:	______________, 20____

Accruals towards Annual Caps on Fees and Expenses:
Trustee and Control Party Fees, Expenses, and Indemnities
Cumulative Annual Balance as of Prior Monthly Collection Period	$
Additions during current Monthly Collection Period	$
Cumulative Annual Balance as of end of Current Monthly Collection Period	$
Annual Calendar Year Cap		$250,000

Control Party Expenses and Indemnities incurred without direction from Controlling Class Representative
Cumulative Annual Balance as of Prior Monthly Collection Period	$
Additions during current Monthly Collection Period	$
Cumulative Annual Balance as of end of Current Monthly Collection Period	$
Annual Calendar Year Cap		$200,000

Securitization Operating Expenses
Cumulative Annual Balance as of Prior Monthly Collection Period	$
Additions during current Monthly Collection Period	$
Cumulative Annual Balance as of end of Current Monthly Collection Period	$
Annual Rolling Cap Beginning on Closing Date		$125,000

Monthly Allocation of Funds:

Deposits to the Collection Account of Investment Income from Eligible Investments of funds in the following accounts:

Senior Notes Interest Payment Account	$
Senior Subordinated Notes Interest Payment Account	$
Subordinated Notes Interest Payment Account	$
Senior Notes Principal Payment Account	$
Senior Subordinated Notes Principal Payment Account	$
Subordinated Notes Principal Payment Account	$
Securitization Operating Expense Account	$
Reserve Account	$
Senior Notes Post-Anticipated Call Date Additional Interest Account	$
Senior Notes Post-Anticipated Repayment Date Additional Interest Account	$
Senior Subordinated Notes Post-Anticipated Call Date Additional Interest Account	$
Subordinated Notes Post-Anticipated Call Date Additional Interest Account	$
Tax Lien Reserve Account	$
Other accounts subject to an Account Control Agreement	$
Total Investment Income on deposit to be transferred by Trustee to the Collection Account	$

Exhibit A-4

FAT BRANDS TWIN PEAKS I, LLC

MONTHLY MANAGER’S CERTIFICATE

Monthly Collection Period:	______________, 20____ TO ______________, 20____
Monthly Allocation Date:	______________, 20____

Quarterly Collection Period:	______________, 20____ TO ______________, 20____
Next Quarterly Payment Date:	______________, 20____

Triggers:

Cash Sweeping Period	Yes / No

Cash Flow Sweeping Percentage, if applicable	[ ]%

Rapid Amortization Period	Yes / No

Event of Default	Yes / No

Monthly Priority of Payment Allocation:

Retained Collections plus Reserve Account Withdrawal Amount, less	$
First,

●	Reimbursement of Trustee fees, expenses, Mortgage Recordation Fees and indemnities to Trustee;	$
●	Reimbursement of Control Party fees, expenses, and indemnities to Control Party;	$
●	Reimbursement of Control Party expenses and indemnities incurred without direction from Controlling Class Representative to Control Party;	$

Second,

●	Payment of Successor Manager Transition Expenses, if any, to Successor Manager;	$

Third,

●	Reimbursement of Manager Advances to Manager;	$

Fourth,

●	Payment of Monthly Management Fee to Manager;	$

Fifth,

●	pro rata, (A) Deposit of Capped Securitization Operating Expenses to Securitization Operating Expense Account and (B) after a Mortgage Recordation Event, all Mortgage Recordation Fees due and owing to the Control Party	$

Sixth,

●	Deposit of Senior Notes Accrued Quarterly Interest Amount to Senior Notes Interest Payment Account;	$

Seventh,

●	Deposit of Senior Notes Accrued Scheduled Principal Payment to Senior Notes Principal Payment Account;	$
●	Deposit of Senior Notes Scheduled Principal Payment Deficiency Amount to Senior Notes Principal Payment Account;	$
●	Deposit of Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceed to Senior Notes Principal Payment Account;	$

Eighth,

●	Deposit of Senior Subordinated Notes Accrued Quarterly Interest Amount to Senior Subordinated Interest Payment Account	$

Exhibit A-5

FAT BRANDS TWIN PEAKS I, LLC

MONTHLY MANAGER’S CERTIFICATE

Monthly Collection Period:	______________, 20____ TO ______________, 20____
Monthly Allocation Date:	______________, 20____

Quarterly Collection Period:	______________, 20____ TO ______________, 20____
Next Quarterly Payment Date:	______________, 20____

Ninth,

●	Deposit of Senior Subordinated Notes Accrued Scheduled Principal Payment Amount to Senior Subordinated Notes Principal Payment Account;	$
●	Deposit of Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount to Senior Subordinated Notes Principal Payment Account;	$
●	Deposit of Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceed to Senior Subordinated Notes Principal Payment Account;	$

Tenth,

●	Deposit of Reserve Account Deficient Amount to Reserve Account;	$

Eleventh,

●	If a Cash Flow Sweeping Period is continuing, deposit the lesser of (a) the product of the Cash Flow Sweeping percentage and the funds available in the Collection Account after application of priorities (i) - (x) or (b) the aggregate Outstanding Principal Amount of each Class of Senior Notes that are not Planned Amortization Notes to Senior Notes Principal Payment Account;	$

Twelfth,

●	If a Cash Flow Sweeping Period is continuing, deposit the lesser of (a) the product of the Cash Flow Sweeping percentage and the funds available in the Collection Account after application of priorities (i) - (x) subtracted by the amounts paid in priority (xi), if any, or (b) the aggregate Outstanding Principal Amount of the Senior Subordinated Notes that are not Planned Amortization Notes to Senior Subordinated Notes Principal Payment Account;	$

Thirteenth,

●	If a Rapid Amortization Period is continuing, deposit 100% of amounts remaining in Collection Account 1st to each Class of Senior Notes to Senior Notes Principal Payment Account; and	$

●	2nd to each Class of Senior Subordinated Notes to Senior Subordinated Notes Principal Payment Account;	$

Fourteenth,

●	Deposit of Subordinated Notes Accrued Quarterly Interest Amount to Subordinated Notes Interest Payment Account;	$

Fifteenth,

●	Deposit of Subordinated Notes Accrued Scheduled Principal Payment Amount to Subordinated Notes Principal Payment Account;	$
●	Deposit of Subordinated Notes Scheduled Principal Payment Deficiency Amount to Subordinated Notes Principal Payment Account;	$
●	Deposit of Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceed to Subordinated Notes Principal Payment Account;	$

Sixteenth,

●	to pay the Supplemental Management Fee to the Manager;	$

Seventeenth,

●	If a Rapid Amortization Period is continuing, deposit 100% of amounts remaining in Collection Account to each Class of Subordinated Notes to Subordinated Notes Principal Payment Account;	$

Exhibit A-6

FAT BRANDS TWIN PEAKS I, LLC

MONTHLY MANAGER’S CERTIFICATE

Monthly Collection Period:	______________, 20____ TO ______________, 20____
Monthly Allocation Date:	______________, 20____

Quarterly Collection Period:	______________, 20____ TO ______________, 20____
Next Quarterly Payment Date:	______________, 20____

Eighteenth,

●	Payment of pro rata, any Trustee expenses due not previously paid in priority (i) to Trustee; and		$
	○	any Control Party Expenses due not previously paid in priority (i) to Control Party; and	$
	○	Deposit of any Securitization Operating Expenses accrued but unpaid in priority (v) to Securitization Operating Expense Account;	$

Nineteenth,

●

Allocate to the Senior Notes Post-Anticipated Call Date Additional Interest Account any

Senior Notes Accrued Quarterly Post-Anticipated Call Date Additional Interest Amount

for any Class of Senior Notes for such Monthly Allocation Date;

$
●

Allocate to the Senior Notes Post-Anticipated Repayment Date Additional Interest

Account any Senior Notes Accrued Quarterly Post-Anticipated Repayment Date

Additional Interest Amount for any Class of Senior Notes for such Monthly Allocation

Date;

$

Twentieth,

●

Allocate to the Senior Subordinated Notes Post-Anticipated Call Date Additional Interest

Account any Senior Subordinated Notes Accrued Quarterly Post-Anticipated Call Date

Additional Interest Amount for any Class of Senior Subordinated Notes for such

Monthly Allocation Date;

$

Twenty-first,

●

Allocate to the Subordinated Notes Post-Anticipated Call Date Additional Interest

Account any Subordinated Notes Accrued Quarterly Post-Anticipated Call Date

Additional Interest Amount for any Class of Subordinated Notes for such Monthly

Allocation Date; and

$

Twenty-second,

●	Payment of 100% of Residual Amount at the direction of Issuer.	$

Payments from the Collection Account to the following parties:

Trustee	$
Control Party	$
Manager	$
Successor Manager, if any	$
Other	$
Total payments to be made by Trustee from the Collection Account	$

Exhibit A-7

FAT BRANDS TWIN PEAKS I, LLC

MONTHLY MANAGER’S CERTIFICATE

Monthly Collection Period:	______________, 20____ TO ______________, 20____
Monthly Allocation Date:	______________, 20____

Quarterly Collection Period:	______________, 20____ TO ______________, 20____
Next Quarterly Payment Date:	______________, 20____

Deposits from the Collection Account to the following accounts and allocations:

Accrual of interest related to Series 2021-1 Class A-2 Notes	$
Senior Notes Interest Payment Account	$

Accrual of interest related to Series 2021-1 Class B-2 Notes	$
Senior Subordinated Notes Interest Payment Account	$

Accrual of interest related to Series 2021-1 Class M-2 Notes	$
Subordinated Notes Interest Payment Account	$

Principal payments to Series 2021-1 Class A-2 Notes	$
Senior Notes Principal Payment Account	$

Principal payments to Series 2021-1 Class B-2 Notes	$
Senior Subordinated Notes Principal Payment Account	$

Principal payments to Series 2021-1 Class M-2 Notes	$
Subordinated Notes Principal Payment Account	$

Additional interest payments to Series 2021-1 Class A-2 Notes	$
Senior Notes Post-Anticipated Call Date Additional Interest Account	$

Additional interest payments to Series 2021-1 Class A-2 Notes	$
Senior Notes Post-Anticipated Repayment Date Additional Interest Account	$

Additional interest payments to Series 2021-1 Class B-2 Notes	$
Senior Subordinated Notes Post-Anticipated Call Date Additional Interest Account	$

Additional interest payments to Series 2021-1 Class M-2 Notes	$
Subordinated Notes Post-Anticipated Call Date Additional Interest Account	$

Securitization Operating Expense Account	$

Payments from the Securitization Operating Expense Account to the following parties:
Back-up Manager	$
Rating Agency	$
Independent accountants, auditors and external legal counsel	$
Independent Director and Independent Manager	$
Other	$
Total payments to be made by Trustee from the Securitization Operating Expense Account	$

Exhibit A-8

FAT BRANDS TWIN PEAKS I, LLC

MONTHLY MANAGER’S CERTIFICATE

Monthly Collection Period:	______________, 20____ TO ______________, 20____
Monthly Allocation Date:	______________, 20____

Quarterly Collection Period:	______________, 20____ TO ______________, 20____
Next Quarterly Payment Date:	______________, 20____

Reserve Account Amounts:
Available Required Reserve Amount as of Prior Monthly Allocation Date	$
Deposits into Reserve Account during Monthly Collection Period	$
Less releases from Required Reserve Amount	$
Available Required Reserve Amount as of Current Monthly Allocation Date	$

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Manager’s Certificate this _______________________________________

FAT Brands Inc. as Manager on behalf of Issuer, FAT Brands Twin Peaks I, LLC, and certain subsidiaries thereto,

by: _______________________________________

Exhibit A-9

Exhibits and Schedules to Base Indenture

Exhibit B

Form of Investor Request Certification

UMB Bank, N.A.
100 William Street, Suite 1850

New York, NY 10038

Attention: Michele Voon

Email: michele.voon@umb.com

Pursuant to Section 4.4 of the Base Indenture, dated as of October 1, 2021, by and among FAT Brands Twin Peaks I, LLC, as Issuer, and UMB Bank, N.A., as Trustee and Securities Intermediary (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), the undersigned hereby certifies and agrees to the following conditions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

1. The undersigned is a [Noteholder][Note Owner][prospective purchaser] of Series [  ] [  ]% Fixed Rate Senior [Subordinate] Secured Notes, Class _-_. In the case that the undersigned is a Note Owner, the undersigned is a beneficial owner of Notes. In the case that the undersigned is a prospective purchaser, the undersigned has been designated by a Noteholder or Note Owner as a prospective transferee of Notes.

2. The undersigned is requesting all information and copies of all documents that the Trustee is required to deliver to such Noteholder, Note Owner or prospective purchaser, as the case may be, pursuant to Section 4.4 of the Base Indenture. In the case that the undersigned is a Noteholder, Note Owner or a prospective purchaser, pursuant to Section 4.4 of the Base Indenture, the undersigned is also requesting access for the undersigned to the password-protected area of the Trustee’s website at www.debtx.com (or such other address as the Trustee may specify from time to time) relating to the Notes.

3. The undersigned is requesting such information solely for use in evaluating the undersigned’s investment, or possible investment in the case of a prospective purchaser, in the Notes.

4. The undersigned is not a Competitor.

5. The undersigned understands that [the documents it has requested][and][the Trustee’s website] contains confidential information.

6. In consideration of the Trustee’s disclosure to the undersigned, the undersigned will keep the information strictly confidential, and such information will not be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, without the prior written consent of the Manager or used for any purpose other than evaluating the undersigned’s investment or possible investment in the Notes; provided, however, that the undersigned shall be permitted to disclose such information: (A) to (1) those personnel employed by it who need to know such information which have agreed to keep such information confidential and to treat the information as confidential information, (2) its attorneys and outside auditors which have agreed to keep such information confidential and to treat the information as confidential information, or (3) a regulatory or self-regulatory authority pursuant to applicable law or regulation or (B) by judicial process; provided, that it may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011-4(b)(3).

Exhibit B-1

7. The undersigned will not use or disclose the information in any manner which could result in a violation of any provision of the 1933 Act or the Exchange Act or would require registration of any non-registered security pursuant to the 1933 Act.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer.

Name of [Noteholder][Note Owner][prospective purchaser]

By:	Date:
Name:
Title:

Exhibit B-2

Exhibits and Schedules to Base Indenture

Exhibit C

FORM OF CCR ELECTION NOTICE

FAT BRANDS TWIN PEAKS I, LLC

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL OWNERS OF THE SUBJECT NOTES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE NOTES IN A TIMELY MANNER.

Notice Date:	_________, 20__
Notice Record Date:	_________, 20__
Responses due by:	_________, 20__

_______________

Re: Election for Controlling Class Representative

To: the Controlling Class Members described below:

CLASS	CUSIP	ISIN	Common Code

Dear Noteholder:

Reference is hereby made to the Base Indenture, dated as of October 1, 2021 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), by and among FAT Brands Twin Peaks I, LLC, as Issuer, and UMB Bank, N.A., as trustee (in such capacity, the “Trustee”), and as securities intermediary. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture.

Pursuant to Section 11.1(b) of the Base Indenture, you are hereby notified that:

1.	There will be an election for a Controlling Class Representative.

2. If you wish to make a nomination, please do so by submitting a completed nomination form in the form of Exhibit D to the Base Indenture by [insert 30 days] to the below address:

UMB Bank, N.A.

100 William Street, Suite 1850

New York, NY 10038

Attention: Michele Voon

This Notice shall be construed in accordance with, and this Notice and any matters arising out of or relating in any way whatsoever to this Notice (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York

[Signature Page Follows]

Exhibit C-1

Very truly yours,

UMB Bank, N.A., as Trustee

By:
Name:
Title:

cc:	FAT Brands Twin Peaks I, LLC
FAT Brands Inc., as Manager

Exhibit C-2

Exhibits and Schedules to Base Indenture

Exhibit D

FORM OF NOMINATION FOR
CONTROLLING CLASS REPRESENTATIVE

I hereby submit the following nomination for election as the Controlling Class Representative:

Nominee:

By my signature below, I, (please print name) ____________ hereby certify that:

(1) As of [insert date not more than 10 Business Days prior to the date of the CCR Election Notice] (the “Nomination Record Date”), I was the Noteholder or Note Owner of the [Outstanding Principal Amount of Notes] of the Controlling Class set forth below.

$

(2) I hereby nominate myself for election as Controlling Class Representative.

(3) I am a Controlling Class Member and I am not a Competitor.

[Signature Page Follows]

Exhibit D-1

By:
Name:

Date submitted:

Exhibit D-2

Exhibits and Schedules to Base Indenture

Exhibit E

FORM OF CCR BALLOT FOR
CONTROLLING CLASS REPRESENTATIVE

FAT BRANDS TWIN PEAKS I, LLC

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL OWNERS OF THE SUBJECT NOTES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE NOTES IN A TIMELY MANNER.

Notice Date:	_________, 20__
Notice Record Date:	_________, 20__
Responses due by:	_________, 20__

_______________

Re: Election for Controlling Class Representative

To: the Holders of the Controlling Class described below:

CLASS	CUSIP	ISIN	Common Code

Dear Noteholder:

Reference is hereby made to the Base Indenture, dated as of October 1, 2021 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), by and among FAT Brands Twin Peaks I, LLC, as Issuer, and UMB Bank, N.A., as Trustee (in such capacity, the “Trustee”), and as securities intermediary. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture.

Pursuant to Section 11.1(b) of the Base Indenture please indicate your vote by submitting the attached Exhibit A with respect to your vote for Controlling Class Representative within [insert thirty (30) calendar days of the date of this ballot] (the “CCR Election Period”) to my attention by email to_______________________.

This Notice shall be construed in accordance with, and this Notice and any matters arising out of or relating in any way whatsoever to this Notice (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York

Exhibit E-1

UMB Bank, N.A., as Trustee

By:
Name:
Title:

Exhibit E-2

Exhibits and Schedules to Base Indenture

EXHIBIT A

BALLOT FOR
CONTROLLING CLASS REPRESENTATIVE

FAT BRANDS TWIN PEAKS I, LLC

Notice Date:	_________, 20__
Notice Record Date:	_________, 20__
Responses due by:	_________, 20__

Please indicate your vote by checking the “Yes” or “No” box next to each candidate. You may only select “Yes” below for a single candidate.

The election outcome will be determined by reference to the number of votes actually submitted and received by the Trustee by the end of the CCR Election Period. Abstentions shall not be considered in the determination of the election outcome.

Yes	No	Nominee	CUSIP	Outstanding Principal Amount
☐	☐	[Nominee 1]
☐	☐	[Nominee 2]
☐	☐	[Nominee 3]

By my signature below, I, (please print name) __________________*, hereby certify that as of the date hereof I am the [Holder][Note Owner] of the [Outstanding Principal Amount of Notes] of the Controlling Class set forth below:

$

*If the beneficial owner of a book-entry position is completing this, please indicate your DTC custodian’s information below. (To avoid duplication of your vote, please do not respond additionally via your custodian.)

Bank:____________________________

[Signature Page Follows]

Exhibit E-3

By:
Name:

Date submitted:

Exhibit E-4

Exhibits and Schedules to Base Indenture

Exhibit F

FORM OF CCR ACCEPTANCE LETTER

________ ___, _____

______________

______________

______________

Re: Acceptance Letter for Controlling Class Representative

Dear Mr./Ms. __________:

Reference is hereby made to the Base Indenture, dated as of October 1, 2021 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), by and among FAT Brands Twin Peaks I, LLC, as Issuer, and UMB Bank, N.A., as Trustee (in such capacity, the “Trustee”) and as securities intermediary. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplements, as applicable.

Pursuant to Section 11.1(e) of the Base Indenture, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby agrees to (i) act as the Controlling Class Representative and (ii) provide its name and contact information in the space provided below and permit such information to be shared with the Manager, the Securitization Entities, the Control Party, the Back-Up Manager and the Controlling Class Members. In addition, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby represents and warrants that it is a Controlling Class Member and not a Competitor.

[Signature Page Follows]

Exhibit F-1

Very truly yours,

By:

Name:
Title:	Controlling Class Representative

Contact Information:

Address:

Telephone:
E-mail:

Exhibit F-2

Exhibits and Schedules to Base Indenture

Exhibit G

Form of Noteholder Certification

Sent to:

Re: Request to Communicate with Noteholders

Reference is made to Section 11.5(b) of the Base Indenture, dated as of October 1, 2021, by and among FAT Brands Twin Peaks I, LLC, as Issuer, and UMB Bank, N.A., as Trustee and Securities Intermediary (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

The undersigned hereby certify that they are Noteholders who collectively hold beneficial interests of not less than $_______________ in aggregate principal amount of Notes.

The undersigned wish to communicate with other Noteholders with respect to their rights under the Indenture or under the Notes and hereby request that the Trustee deliver the enclosed notice or communication to all other Noteholders.

The undersigned agree to indemnify the Trustee for its costs and expenses in connection with the delivery of the enclosed notice or communication.

Dated:
Signed:
Printed Name:
Dated:
Signed:
Printed Name:

Enclosure(s): [  ]

Exhibit G-3

Exhibits and Schedules to Base Indenture

Exhibit H

Form of Transferee Certification

Sent to:	UMB Bank, N.A., as Trustee

FAT Brands Twin Peaks I, LLC, as Issuer

Re: Transfer of [Insert Series and Class] Notes of FAT Brands Twin Peaks I, LLC

Reference is made to Section 2.8(g) of the Base Indenture, dated as of October 1, 2021, by and among FAT Brands Twin Peaks I, LLC, as Issuer, and UMB Bank, N.A., as Trustee and Securities Intermediary (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

In connection with the transfer of [Insert Series and Class] Notes, the undersigned hereby certifies as follows:

(i) It is not a member of an “expanded group” (within the meaning of Section 385 of the Code and the regulations thereunder) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts) owns membership interests of the Issuer; provided that it may acquire Notes in violation of this restriction if it provides the Issuer (a copy of which the Issuer shall provide to the Trustee) with an opinion of nationally recognized tax counsel experienced in such matters reasonably acceptable to the Issuer to the effect that the acquisition or transfer of such Notes will not cause such Notes to be treated as equity pursuant to Section 385 of the Code and the regulations thereunder.

(ii) If it is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust then (A) none of the direct or indirect beneficial owners of any interest in such person have or ever will have more than 50% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Notes (and/or any equity interests in the Issuer for U.S. federal income tax purposes), and (B) it is not and will not be a principal purpose of the arrangement involving the investment of such person in any Note and/or equity interests of the Issuer to permit the Issuer to satisfy the “private placement” safe harbor of Treasury Regulation Section 1.7704-1(h).

(iii) It will not directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange or otherwise dispose of, suffer the creation of a lien on, or transfer or convey (each, a “Transfer”) the Notes (or any interest therein described in Treasury Regulation Section 1.7704-1(a)(2)(i)(B)) in any manner or cause the Notes (or any interest therein) to be marketed, in each case, (i) on or through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b) of the Code and Treasury Regulation Sections 1.7704-1(b) and 1.7704-1(c), including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations, or (ii) if such Transfer would cause the combined number of holders of the Notes and any other equity interests in the Issuer for U.S. federal income tax purposes to be held by more than 100 persons in accordance with Treasury Regulation Section 1.7704-1(h).

Exhibit H-1

(iv) It will not enter into any financial instrument the payments on which are, or the value of which is, determined in whole or in part by reference to the Notes or the Issuer (including the amount of distributions on the Notes or any equity interests in the Issuer for U.S. federal income tax purposes, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulation Section 1.7704-1(a)(2)(i)(B).

(v) Its beneficial interest in the Note is not and will not be in an amount that is less than the applicable Minimum Denomination, and it does not and will not hold any beneficial interest in the Note on behalf of any person whose beneficial interest in the Note is in an amount that is less than the applicable Minimum Denomination. It will not acquire or Transfer any beneficial interest in the Note or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Note, in each case, if the effect of doing so would be that the beneficial interest of any person in a Note would be in an amount that is less than the applicable Minimum Denomination. For this purpose, the “Minimum Denomination” is $1,000,000 in the case of the Class A-2 Notes, $1,500,000 in the case of the Class B-2 Notes and $2,000,000 in the case of the Class M-2 Notes.

(vi) It will not take any action that could cause, and will not omit to take any action, which omission would cause, the Issuer to become taxable as a corporation for U.S. federal income tax purposes.

The undersigned agrees to indemnify the Trustee for its costs and expenses in connection with the delivery of the enclosed notice or communication.

Dated:
Signed:
Printed Name:

Dated:
Signed:
Printed Name:

*If transferee is unable to provide any of the representations set forth in paragraphs (ii) through (iv) above, the transfer may still be registered if transferee provides to the Issuer written advice of Katten Muchin Rosenman LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, to the effect that the acquisition or transfer of Notes will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Exhibit H-2

Exhibits and Schedules to Base Indenture

Exhibit I-1

FORM OF NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS

This NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS (the “Notice”) is made and entered into as of [_______________], by and between [FRANCHISE ENTITY], a _________ located at _______________ (“Grantor”), in favor of UMB BANK, N.A., a national banking association (“UMB”), as trustee located at _______________ (“Trustee”).

WHEREAS, Grantor is the owner of the United States trademarks and service marks set forth in Schedule 1 attached hereto, including the associated registrations and applications for registration set forth in Schedule 1 attached hereto (collectively, the “Trademarks”) and the goodwill connected with the use of or symbolized by such Trademarks; and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of October 1, 2021, by and among the Grantor and certain other “Guarantors” from time to time a party thereto, each as a Guarantor, and the Trustee (the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Trademarks and the goodwill connected with the use of or symbolized by the Trademarks, and the right to bring an action at law or in equity for any infringement, misappropriation, dilution or other violation thereof, and to collect all damages, settlements and proceeds derived from or related thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively the “Trademark Collateral”); and

WHEREAS, pursuant to Section 4.6 of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the PTO to confirm, evidence and perfect the security interest in the Trademark Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Trademark Collateral, to the extent now owned or at any time hereafter acquired by Grantor; provided that the grant of security interest hereunder shall not include any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of such security interest, including intent-to-use applications filed with the PTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 U.S.C. Section 1051(c) or (d), provided that at such time that the grant and/or enforcement of the security interest will not cause such Trademark to be invalidated, cancelled, voided or abandoned such Trademark application will not be excluded from this Notice.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Base Indenture, dated as of October 1, 2021, by and among FAT Brands Twin Peaks I, LLC, a Delaware limited liability company, (the “Issuer”), and UMB Bank, N.A., as Trustee and Securities Intermediary (the “Indenture”).

I-1-1

1. The parties intend that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Trademark Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Trademark Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the PTO to file and record this Notice together with the annexed Schedule 1.

2. Grantor and Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Trademark Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3. THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4. This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

I-1-2

IN WITNESS WHEREOF, the undersigned has caused this NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS to be duly executed by its duly authorized officer as of the date and year first written above.

[FRANCHISE ENTITY]

By:
Name:
Title:

Notice of Grant of Security Interest in Trademarks

I-1-3

Schedule 1
Trademarks

I-1-4

Exhibits and Schedules to Base Indenture

Exhibit I-2

FORM OF NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS

This NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS (the “Notice”) is made and entered into as of [_______________], by and between [FRANCHISE ENTITY], a _________ located at _______________ (“Grantor”), in favor of UMB BANK, N.A., a national banking association (“UMB”), as trustee located at _______________ (“Trustee”).

WHEREAS, Grantor is the owner of the United States patents and patent applications set forth in Schedule 1 attached hereto (collectively, the “Patents”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of October 1, 2021, by and among the Grantor and certain other “Guarantors” from time to time a party thereto, each as a Guarantor, and the Trustee (“Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Patents and the right to bring an action at law or in equity for any infringement, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds derived from or related thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Patent Collateral”); and

WHEREAS, pursuant to Section 4.6 of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the PTO to confirm, evidence and perfect the security interest in the Patent Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Patent Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Base Indenture, dated as of October 1, 2021, by and among FAT Brands Twin Peaks I, LLC, a Delaware limited liability company, (the “Issuer”), and UMB Bank, N.A., as Trustee and Securities Intermediary (the “Indenture”).

1. The parties intend that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Patent Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Patent Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the PTO to file this Notice together with the annexed Schedule 1.

2. Grantor and Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Patent Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

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3. THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4. This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has caused this NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS to be duly executed by its duly authorized officer as of the date and year first written above.

[FRANCHISE ENTITY]

By:
Name:
Title:

Notice of Grant of Security Interest in Patents

I-2-3

Schedule 1
Patents and Patent Applications

I-2-4

Exhibits and Schedules to Base Indenture

Exhibit I-3

FORM OF NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS

This NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS (the “Notice”) is made and entered into as of [_______________], by and between [FRANCHISE ENTITY], a _________ located at _______________ (“Grantor”), in favor of UMB BANK, N.A., a national banking association (“UMB”), as trustee located at _______________ (“Trustee”).

WHEREAS, Grantor is the owner of the United States copyright registrations set forth in Schedule 1 attached hereto (collectively, the “Copyrights”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of October 1, 2021, by and among the Grantor and certain other “Guarantors” from time to time a party thereto, each as a Guarantor, and the Trustee (the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Copyrights and the right to bring an action at law or in equity for any infringement, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds derived from or related thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations, and accrued and future rights to payment with respect to the foregoing (collectively, the “Copyright Collateral”); and

WHEREAS, pursuant to Section 4.6 of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the United States Copyright Office to confirm, evidence and perfect the security interest in the Copyright Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Copyright Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Base Indenture, dated as of October 1, 2021, by and among FAT Brands Twin Peaks I, LLC, a Delaware limited liability company, (the “Issuer”), and UMB Bank, N.A., as Trustee and Securities Intermediary (the “Indenture”).

1. The parties intend that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Copyright Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Copyright Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the Copyright Office to file and record this Notice together with the annexed Schedule 1.

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2. Grantor and Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Copyright Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3. THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4. This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has caused this NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS to be duly executed by its duly authorized officer as of the date and year first written above.

[FRANCHISE ENTITY]

By:
Name:
Title:

Notice of Grant of Security Interest in Patents

I-3-3

Schedule 1
Copyrights

I-3-4

Exhibits and Schedules to Base Indenture

Exhibit J-1

FORM OF SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS

This SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS (the “Notice”) is made and entered into as of [_______________], by and between [FRANCHISE ENTITY], a _________ located at _______________ (“Grantor”), in favor of UMB BANK, N.A., a national banking association (“UMB”), as trustee located at _______________ (“Trustee”).

WHEREAS, Grantor is the owner of the United States trademarks and service marks set forth in Schedule 1 attached hereto, including the associated registrations and applications for registration set forth in Schedule 1 attached hereto (collectively, the “Trademarks”) and goodwill connected with the use of or symbolized by such Trademarks; and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of October 1, 2021, by and among the Grantor and certain other “Guarantors” from time to time a party thereto, each as a Guarantor, and the Trustee (the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Trademarks and the goodwill connected with the use of or symbolized by the Trademarks and the right to bring an action at law or in equity for any infringement, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds derived from or related thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations, and accrued and future rights to payment with respect to the foregoing (collectively the “Trademark Collateral”); and

WHEREAS, pursuant to Section 8.25(e) of the Base Indenture, dated as of October 1, 2021, by and among FAT Brands Twin Peaks I, LLC, a Delaware limited liability company, (the “Issuer”), and UMB Bank, N.A., as Trustee and Securities Intermediary (the “Indenture”), and Section 3.5 of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the PTO to confirm, evidence and perfect the security interest in the Trademark Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in the Trademark Collateral, to the extent now owned or at any time hereafter acquired by Grantor; provided that the grant of security interest hereunder shall not include any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of such security interest, including, intent-to-use applications filed with the PTO pursuant to 15 U.S.C. Section 1051 (b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 U.S.C. Section 1051 (c) or (d), provided that, at such time as the grant and/or enforcement of the security interest will not cause such Trademark to be invalidated, cancelled, voided or abandoned such Trademark will not be excluded from this Notice.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Indenture (as defined above).

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1. The parties intend that the Trademark Collateral subject to this Notice is to be considered as After-Acquired Securitization IP under the Indenture and the Guarantee and Collateral Agreement and that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Trademark Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Trademark Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the PTO to file and record this Notice together with the annexed Schedule 1.

2. Grantor and the Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Trademark Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3. THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4. This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS to be duly executed by its duly authorized officer as of the date and year first written above.

[FRANCHISE ENTITY]

By:
Name:
Title:

Supplemental Notice of Grant of Security Interest in Trademarks

J-1-3

Schedule 1
Trademarks

J-1-4

Exhibits and Schedules to Base Indenture

Exhibit J-2

FORM OF SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS

This SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS (the “Notice”) is made and entered into as of [_______________], by and between [FRANCHISE ENTITY], a _________ located at _______________ (“Grantor”), in favor of UMB BANK, N.A., a national banking association (“UMB”), as trustee located at _______________ (“Trustee”).

WHEREAS, Grantor is the owner of the United States patents and patent applications set forth in Schedule 1 attached hereto (collectively, the “Patents”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of October 1, 2021, by and among Grantor and certain other “Guarantors” from time to time a party thereto, each as a Guarantor, and the Trustee (the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Patents and the right to bring an action at law or in equity for any infringement, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds derived from or related thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Patent Collateral”); and

WHEREAS, pursuant to Section 8.25(e) of the Base Indenture, dated as of October 1, 2021, by and among FAT Brands Twin Peaks I, LLC, a Delaware limited liability company, (the “Issuer”), and UMB Bank, N.A., as Trustee and Securities Intermediary (the “Indenture”), and Section 3.5 of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of recording the same with the PTO to confirm, evidence and perfect the security interest in the Patent Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest under the Patent Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice shall have the meanings assigned to such terms in Annex A attached to the Indenture (as defined above).

1. The parties intend that the Patent Collateral subject to this Notice is to be considered as After-Acquired Securitization IP under the Indenture and the Guarantee and Collateral Agreement and that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Patent Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Patent Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the PTO to file and record this Notice together with the annexed Schedule 1.

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2. Grantor and the Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Patent Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3. THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4. This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS to be duly executed by its duly authorized officer as of the date and year first written above.

[FRANCHISE ENTITY]

By:
Name:
Title:

Supplemental Notice of Grant of Security Interest in Patents

J-2-3

Schedule 1

Patents and Patent Applications

J-2-4

Exhibits and Schedules to Base Indenture

Exhibit J-3

FORM OF SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS

This SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS (the “Notice”) is made and entered into as of [_______________], by and between [FRANCHISE ENTITY], a _________ located at _______________ (“Grantor”), in favor of UMB BANK, N.A., a national banking association (“UMB”), as trustee located at _______________ (“Trustee”).

WHEREAS, Grantor is the owner of the United States copyrights (including the associated registrations and applications for registration) set forth in Schedule 1 attached hereto (collectively, the “Copyrights”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of October 1, 2021, by and among the Grantor and certain other “Guarantors” from time to time a party thereto, each as a Guarantor, and the Trustee (the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Copyrights and the right to bring an action at law or in equity for any infringement, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds derived from or related thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations, and accrued and future rights to payment with respect to the foregoing (collectively, the “Copyright Collateral”); and

WHEREAS, pursuant to Section 8.25(e) of the Base Indenture, dated as of October 1, 2021, by and among FAT Brands Twin Peaks I, LLC, a Delaware limited liability company, (the “Issuer”), and UMB Bank, N.A., as Trustee and Securities Intermediary (the “Indenture”), and Section 3.5 of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the United States Copyright Office (the “Copyright Office”) to confirm, evidence and perfect the security interest in the Copyright Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest under the Copyright Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Indenture (as defined above).

1. The parties intend that the Copyright Collateral subject to this Notice is to be considered as After-Acquired Securitization IP under the Indenture and the Guarantee and Collateral Agreement and that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Copyright Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Copyright Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the Copyright Office to file and record this Notice together with the annexed Schedule 1.

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3. Grantor and the Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Copyright Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

2. THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

3. This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS to be duly executed by its duly authorized officer as of the date and year first written above.

[FRANCHISE ENTITY]

By:
Name:
Title:

Supplemental Notice of Grant of Security Interest in Copyrights

J-3-3

Schedule 1
Copyrights

J-3-4